     As filed with the Securities and Exchange Commission on April 8, 1996
                            Registration No. 33-_____
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

- --------------------------------------------------------------------------------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           C.M. LIFE INSURANCE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                   CONNECTICUT
         (State or Other Jurisdiction of Incorporation or Organization)

          63                                             06-101383
          --                                             ---------
(Primary Standard Industrial                  IRS Employer identification Number
Classification Code Number)

              140 Garden Street, Hartford, CT 06154 (860) 987-5047
          (Address, including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                        Thomas J. Finnegan, Jr., Esquire
                     Secretary and Associate General Counsel
                   Massachusetts Mutual Life Insurance Company
            1295 State Street, Springfield, MA 01111 - (413) 744-8441
            ---------------------------------------------------------
             (Name, Address, including Zip Code and Telephone Number,
                     including Area Code, of Agent for Service)

                  Approximate date of proposed public offering:
    As soon as practicable after effectiveness of the Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
    of 1933, check the following.                                           /X/

 Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statements Nos. 33-45123 and 33-85988.

        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum         Proposed Maximum
Title of Securities      Amount Being             Offering Price           Aggregate Offering       Amount of
Being Registered         Registered               Per Unit                 Price                    Registration Fee
- --------------------------------------------------------------------------------------------------------------------
Flexible Premium Deferred
Annuity Contracts             *                           *                $33,000,000              $11,379.31**
(General Account Option)
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

* The proposed maximum aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.


** Amount previously registered in connection with File No. 33-45123 and 33-85988 were $320,000 and $33,000,000, respectively.

                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) SHALL DETERMINE.

                           C.M. LIFE INSURANCE COMPANY
                              CROSS REFERENCE SHEET
                     Pursuant to Regulation S-K, Item 501(b)



Form S-1
Item No.  Form S-1 Caption                                                      Location in Prospectus
- --------  ----------------                                                      ----------------------
1.        Forepart of the Registration Statement and
          Outside Front Cover Page of Prospectus                                Outside Front Cover

2.        Inside Front and Outside Back Cover
          Pages of Prospectus                                                   Summary; Table of Contents

3.        Summary Information, Risk Factors and                                 Outside Front Cover Page;
          Ratio of Earnings to Fixed Charges                                    Summary; Definitions

4.        Use of Proceeds                                                       Investments

5.        Determination of Offering Price                                       Not Applicable

6.        Dilution                                                              Not Applicable

7.        Selling Security Holders                                              Not Applicable

8.        Plan of Distribution                                                  Distributor of the Contracts

9.        Description of Securities to be                                       Summary; The Panorama Plus
          Registered                                                            Annuity Contract; Panorama
                                                                                Plus Investment Accounts;
                                                                                Distributions Under the
                                                                                Contract; Charges and
                                                                                Deductions; Appendix I;
                                                                                Appendix II

10.       Interest of Named Experts and Counsel                                 Not Applicable

11.       Information with Respect to the                                       C.M. Life Insurance Company;
          Registrant                                                            Panorama Plus Investment
                                                                                Accounts; Additional Information
                                                                                About C.M. Life; C.M.
                                                                                Life's Directors and
                                                                                Executive Officers;
                                                                                Regulation; Legal Proceedings

12.       Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities                                                           Part II, Item 17

                  PART I: INFORMATION REQUIRED IN A PROSPECTUS

                           THE PANORAMA PLUS ANNUITY
                                   ISSUED BY
                          C.M. LIFE INSURANCE COMPANY
                     140 Garden Street, Hartford, CT 06154

   This Prospectus describes the Panorama Plus Annuity (the "Contract"), a group and individual flexible premium deferred annuity offered by C.M. Life Insurance Company ("C.M. Life"). The Contract is designed to aid in long-term financial planning, and provides for the accumulation of capital by individuals on a tax-deferred basis for retirement or other long-term purposes. The Contract may be purchased with a minimum initial Purchase Payment of $500. From time to time, this minimum initial Purchase Payment may be reduced. The Contract Owner generally may make additional Purchase Payments of at least $50 each at any time before the Annuity Income Date. Additional limitations on Purchase Payments apply.

   The Contract Owner may allocate Purchase Payments to one or more Sub-Accounts of the Panorama Plus Separate Account (the "Separate Account"), in which Contract Balances accumulate on a variable basis, or to the General Account, in which Contract Balances accumulate on a fixed basis, subject to an Interest Rate Factor Adjustment, or to a combination of these Investment Accounts. The Separate Account currently has five (5) different Sub-Accounts (the "Sub-Accounts"). Assets of each Sub-Account are invested in a corresponding investment portfolio ("Portfolio") of an underlying mutual fund ("Fund") available for use with variable annuity and variable life insurance products. Currently, the Portfolios available under the Contract are: the Oppenheimer Money Fund ("Money Portfolio") and the Oppenheimer Bond Fund ("Bond Portfolio") of the Oppenheimer Variable Account Funds ("OVAF") and the Total Return Portfolio, the Growth Portfolio, and the International Equity Portfolio of the Panorama Series Fund, Inc. ("Panorama Fund"). Each Portfolio is described in a separate prospectus for each Fund that accompanies this Prospectus.

   The Contract Balance allocated to the Separate Account will vary in accordance with the investment performance of the Portfolio selected by the Contract Owner. Therefore, the Contract Owner bears the entire investment risk for all amounts allocated to the Separate Account. The Contract Owner may also bear investment risk with respect to Surrenders (and the election of payments of Annuity Income) from the General Account. There is no guaranteed or minimum Surrender Value for either the Separate Account or the General Account; the Surrender Value could be less than the Purchase Payments invested in the Contract.

   The Contracts provide for monthly annuity payments to be made by C.M. Life on a fixed or a variable basis for the life of the Annuitant, or for some other period, beginning on the Annuity Income Date selected by the Contract Owner. Prior to the Annuity Income Date, the Contract Owner may transfer amounts among the Investment Accounts, that is, between the General Account and Sub-Accounts of the Separate Account. After the Annuity Income Date, some transfers are permitted among the Sub-Accounts. Some prohibitions and restrictions apply, especially on transfers out of and into the General Account and on transfers after the Annuity Income Date. The Contract Owner can also elect to surrender all or a portion of the Contract Balance in exchange for a cash payment from C.M. Life. Surrenders, however, may be taxable, subject to a Surrender Charge, an Interest Rate Factor Adjustment, a Contract Maintenance Fee, and a tax penalty. Payment of Surrenders from the General Account may be delayed.

   This Prospectus sets forth your rights under the Contract, and information regarding the Separate Account and the General Account that investors should know before investing. A Statement of Additional Information, dated May 1, 1996, has been filed with the Securities and Exchange Commission ("SEC"), and is available without charge, upon written request, or by calling the Annuity Service Center. The Table of Contents of the Statement of Additional Information may be found on page 53 of this Prospectus. The Statement of Additional Information, as supplemented from time to time, is incorporated herein by reference.
                               ------------------
          THIS PROSPECTUS MUST BE ACCOMPANIED OR PRECEDED BY A CURRENT
                  PROSPECTUS FOR EACH PORTFOLIO OF EACH FUND.
                               ------------------

 THE CONTRACTS DESCRIBED IN THIS PROSPECTUS ARE NOT DEPOSITS OR OBLIGATIONS OF,
  OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE
           FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
                           BOARD OR ANY OTHER AGENCY.
                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                  The date of this Prospectus is May 1, 1996.

                                  DEFINITIONS

ACCUMULATION PERIOD: The period from the Contract Issue Date through the day preceding the Annuity Income Date.

ACCUMULATION UNIT:   A  unit  of measure  used to  determine  the value  of  the
Separate Account Balance during the Accumulation Period.

ANNUITANT:   The person  upon whose life  the Annuity Income  payments are to be made. On or after the Annuity Income Date, the Annuitant shall also include any Joint Annuitant selected in accordance with Annuity Income Options.

ANNUITY INCOME DATE: The date on which the Annuity Income payments begin. The earliest Annuity Income Date that may be elected is the fifth anniversary of the Contract Issue Date. The latest Annuity Income Date that may be elected is the Annuitant's 85th birthday.

ANNUITY INCOME: The payments that will begin on the Annuity Income Date. The amount of Annuity Income payments will be based on the Contract Balance and the age(s) and sex(es) of the Annuitant (and Joint Annuitant, if Annuity Option C or D is elected), as well as on the Annuity Option selected.

ANNUITY OPTIONS:  Options available for payment of Annuity Income.

ANNUITY PERIOD: The period which begins on the Annuity Income Date and ends with the last Annuity Income payment.

ANNUITY SERVICE CENTER: Notices, Written Requests, and Purchase Payments under the Contract must be sent to the Annuity Service Center, the address of which is 140 Garden Street, Mail Station 305, Hartford, CT 06123, telephone number 1-800-234-5606. All sums payable by C.M. Life under the Contract are payable only at the Annuity Service Center.

ANNUITY UNIT: A unit of measure used to determine the amount of each Variable Annuity Income payment.

APPLICATION:   The document  signed by  the Contract  Owner that  evidences  the
Contract Owner's application for the Contract.

BENEFICIARY:   The  person(s) designated to  receive the  Death Benefit provided under the Contract.

CODE:  The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT: The person designated to receive all of the benefits otherwise due the Annuitant if the Annuitant dies before the Annuity Income Date, provided such person is less than 85 years of age on the Annuitant's date of death.

CONTRACT BALANCE(S): The sum of the General Account Balance and the Separate Account Balance.

CONTRACT: The Panorama Plus individual flexible premium deferred annuity contract, or the individual certificate issued under a Panorama Plus group flexible premium deferred annuity contract, that is described in this Prospectus.

CONTRACT ISSUE DATE:  The date on which the Contract becomes effective.

CONTRACT OWNER: The person or entity entitled to the ownership rights stated in the Contract.

CONTRACT YEAR: The first Contract Year is the annual period which begins on the Contract Issue Date. Subsequent Contract Years begin on each anniversary of the Contract Issue Date.

FIVE-YEAR PERIOD: Any of the successive five-year periods which begin on the date of the initial Purchase Payment to the General Account.

FIXED ANNUITY:  An annuity with payments that do not vary as to dollar amount.

FUNDS: The Separate Account invests in shares of various investment Portfolios of two mutual funds ("Funds"): the Panorama Series Fund, Inc. ("Panorama Fund") and the Oppenheimer Variable Account Funds ("OVAF"). Both Funds are diversified, open-end management investment companies. The following five (5) Portfolios are available under the Contract: the Oppenheimer Money Fund ("Money Portfolio") and the Oppenheimer Bond Fund ("Bond Portfolio") of OVAF, and the Total Return Portfolio, the Growth Portfolio, and the International Equity Portfolio of the Panorama Fund. Each Portfolio is managed for investment purposes as if it were a separate investment company issuing its own shares.

GENERAL ACCOUNT: The portion of the Contract, if any, which is credited with a specified interest rate, and which is held as part of the general assets of C.M. Life and not as part of the Separate Account.

GENERAL  ACCOUNT  BALANCE:    The  value  of  the  General  Account  during  the
Accumulation Period.

GUARANTEED INTEREST RATE: The effective annual interest rate which C.M. Life will credit on the General Account Balance. The Guaranteed Interest Rate will be reset quarterly in the sole discretion of C.M. Life, and will never be less than 3%. Although this minimum interest rate is guaranteed, there is no guaranteed Surrender Value.

INVESTMENT ACCOUNTS:   The General  Account and Separate  Account available  for
Purchase Payments under the Contract.

NET PURCHASE PAYMENT:  A Purchase Payment less any Premium Tax.

PREMIUM TAX: A tax imposed by certain states when a Purchase Payment is made, when Annuity Income begins, or when the Contract is Surrendered.

PURCHASE PAYMENT:  A deposit made to the Contract.

REVISION DATE: The date of any revised Contract schedule. A revised Contract schedule bearing the latest Revision Date will supersede all previous Contract schedules.

SEPARATE ACCOUNT: C.M. Life's Panorama Plus Separate Account, which consists of assets set aside by C.M. Life, the investment performance of which is kept separate from that of the general assets and all other separate account assets of C.M. Life.

SEPARATE ACCOUNT  BALANCE:    The  value of  the  Separate  Account  during  the
Accumulation Period.

SUB-ACCOUNT: Separate Account assets are divided into Sub-Accounts which are listed in the Contract Schedule. Assets of each Sub-Account will be invested in shares of a corresponding Portfolio of a Fund. C.M. Life reserves the right to eliminate or add Sub-Accounts and to change investment companies, or to substitute other investments for Fund shares, in accordance with the applicable provisions of the Investment Company Act of 1940, as amended.

SURRENDER: An election in the form of a Written Request by the Contract Owner made prior to the Annuity Income Date and before a Death Benefit has become payable, to withdraw all or a portion of the Contract Balance in exchange for a cash payment.

SURRENDER VALUE: The proceeds payable upon a Surrender of the Contract, equal to the Contract Balance (a) minus any applicable Surrender Charge, (b) minus the Contract Maintenance Fee, (c) minus any applicable Premium Tax, and (d) plus or minus any applicable interest Rate Factor Adjustment. There is no guaranteed or minimum Surrender Value.

TREASURY INDEX RATES: The annual interest rates payable on U.S. Treasury securities with l-year, 2-year, 3-year, and 5-year maturities, published weekly by the Federal Reserve. Index Rates for intermediate periods shall be interpolated from the applicable interest rates.

VALUATION DATE: Every day on which C.M. Life and the New York Stock Exchange ("NYSE") are open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the Securities and Exchange Commission ("SEC"), or respective governing bodies of the NYSE so that valuation or disposal of securities is not practicable.

VALUATION PERIOD:    The period  of  time beginning  on  the day  following  any
Valuation Date and ending on the next Valuation Date. A Valuation Period may be more than one day.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Separate Account.

WINDOW PERIOD: The last thirty (30) days of each Five-Year Period. During a Window Period, part or all of the General Account Balance may be transferred to any Sub-Account of the Separate Account or surrendered without incurring a Surrender Charge or an Interest Rate Factor Adjustment. Also, part or all of the Separate Account Balance may be surrendered without incurring a Surrender Charge during the Window Period.

WRITTEN REQUEST: A request in writing, in a form satisfactory to C.M. Life, which is received by the Annuity Service Center.

                               TABLE OF CONTENTS

                                                                                         PAGE

DEFINITIONS..........................................................................          2

SUMMARY..............................................................................          8

PANORAMA PLUS SEPARATE ACCOUNT OF C.M. LIFE INSURANCE COMPANY........................         13

C.M. LIFE INSURANCE COMPANY..........................................................         14

THE PANORAMA PLUS ANNUITY CONTRACT...................................................         15
   Contract Application and Issuance of Contracts....................................         15
       Electronic Data Transmission of Application
       Information...................................................................         15
   Purchase Payments.................................................................         16
       Initial Purchase Payment......................................................         16
       Additional Purchase Payments..................................................         16
       Allocation of Purchase Payment................................................         16
       Payment Not Honored by Bank...................................................         16
   Contract Balance..................................................................         16
       The Separate Account Balance..................................................         17
       The General Account Balance...................................................         17
       Minimum Contract Balance......................................................         17

PANORAMA PLUS INVESTMENT ACCOUNTS....................................................         17
   The Separate Account..............................................................         17
   The General Account...............................................................         19
   Transfers.........................................................................         21
   Dollar Cost Averaging.............................................................         22

DISTRIBUTIONS UNDER THE CONTRACT.....................................................         23
   Surrenders........................................................................         23
   Systematic Withdrawals............................................................         24
   Annuity Income Payments...........................................................         25
       Annuity Income Date...........................................................         25
       Election of Annuity Option....................................................         25
       Premium Tax...................................................................         26
   Annuity Options...................................................................         26
   Terminal Illness Benefit..........................................................         28
   Death Benefit.....................................................................         28
       Death of Contract Owner.......................................................         29
       Death of Contract Owner/Annuitant.............................................         29
       Death of Annuitant............................................................         29
       Death Benefit Options.........................................................         30
       Death of Annuitant On or After Annuity Income Date............................         30
       Beneficiary...................................................................         31
   IRS Required Distribution.........................................................         31
   Restrictions Under the Texas Optional Retirement Program..........................         31
   Restrictions Under Section 403(b) Plans...........................................         31

CHARGES AND DEDUCTIONS...............................................................         31
   Surrender Charge..................................................................         31
   Interest Rate Factor Adjustment...................................................         33
   Mortality and Expense Risk Charge.................................................         33
   Administrative Charges............................................................         34
       Contract Maintenance Fee......................................................         34
       Administrative Expense Charge.................................................         34
   Premium Taxes.....................................................................         34
   Federal, State and Local Taxes....................................................         35
   Other Expenses Including Investment Advisory Fees.................................         35

DISTRIBUTOR OF THE CONTRACTS.........................................................         35

GENERAL PROVISIONS...................................................................         35
   Assignment of the Contract........................................................         35
   Contract Changes by C.M. Life.....................................................         36
   Contract Termination..............................................................         36
   Incontestability..................................................................         36
   Misstatement of Age or Sex........................................................         36
   Nonparticipating..................................................................         36
   Non-Business Days.................................................................         36
   Regulatory Requirements...........................................................         36
   Right to Examine Contract.........................................................         37

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................................         37
   Taxation of Annuities.............................................................         37
       In General....................................................................         37
       Surrenders....................................................................         38
       Annuity Income Payments.......................................................         38
       Penalty Tax...................................................................         38
       Transfers, Assignments, or Exchanges of the Policy............................         38
       Multiple Contracts............................................................         39
       Withholding...................................................................         39
       Possibe Changes in Taxation...................................................         39
       Other Tax Consequences........................................................         39
   Qualified Plans...................................................................         39
       Qualified Pension and Profit Sharing Plans....................................         40
       Individual Retirement Annuities and Individual Retirement Accounts............         40
       Tax-Sheltered Annuities.......................................................         40
       Section 457 Deferred Compensation ("Section 457") Plans.......................         40
       Restrictions under Qualified Contracts........................................         41
   General...........................................................................         41

ADDITIONAL INFORMATION ABOUT C.M. LIFE...............................................         41
   The Business of C.M. Life.........................................................         41
   Selected Financial Data...........................................................         42
   Management's Discussion and Analysis of Financial Condition and Results of
   Operations........................................................................         43
   Liquidity and Capital Resources...................................................         44
   Segment Information...............................................................         44
   Reserves..........................................................................         45
   Investments.......................................................................         45
   Fixed Maturities..................................................................         45
   Equity Securities.................................................................         45
   Mortgage Loans On Real Estate.....................................................         45
   Policy Loans......................................................................         46
   Competition.......................................................................         46
   Transactions with Connecticut Mutual..............................................         46
   Regulation........................................................................         46
   New Accounting Pronouncements.....................................................         46
   Financial Statements and Supplementary Data.......................................         47
   C.M. Life's Directors and Executive Officers......................................         47
   Compensation of C.M. Life's Directors and Executive Officers......................         48

ADDITIONAL INFORMATION ABOUT THE SEPARATE ACCOUNT....................................         48
   Addition, Deletion or Substitution of Investments.................................         48
   Performance Data..................................................................         49
   Voting Rights.....................................................................         50

REGULATION...........................................................................         51

LEGAL PROCEEDINGS....................................................................         52

AVAILABLE INFORMATION................................................................         52

STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS................................         53

FINANCIAL STATEMENTS.................................................................         54

APPENDIX I -- SURRENDER CHARGE CALCULATION...........................................         73

APPENDIX II -- INTEREST RATE FACTOR ADJUSTMENT CALCULATION...........................         74

APPENDIX III -- EXAMPLES.............................................................         78

APPENDIX IV -- INDIVIDUAL RETIREMENT ANNUITY DISCLOSURE..............................         79

                     PLEASE READ THIS PROSPECTUS CAREFULLY
                      AND RETAIN IT FOR FUTURE REFERENCE.
THIS  PROSPECTUS DOES NOT CONSTITUTE AN  OFFERING IN ANY JURISDICTION IN WHICH
  SUCH OFFERING MAY NOT  LAWFULLY BE MADE. NO  DEALER, SALESPERSON OR  OTHER
    PERSON   IS   AUTHORIZED  TO   GIVE  ANY   INFORMATION  OR   MAKE  ANY
      REPRESENTATIONS IN CONNECTION WITH  THIS OFFERING OTHER THAN  THOSE
       CONTAINED  IN  THIS PROSPECTUS,  AND, IF  GIVEN OR  MADE, SUCH
           OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE  RELIED
                                     UPON.
                               ------------------

                             ANNUITY SERVICE CENTER
                               140 Garden Street
                                Mail Station 305
                               Hartford, CT 06154
                                 1-800-234-5606

                           THE PANORAMA PLUS ANNUITY
                                    SUMMARY

THE CONTRACT

       The Panorama Plus Annuity is an individual and group flexible premium deferred annuity which can be purchased on a non-tax-qualified basis ("Non-qualified Contract") or with the proceeds from certain plans qualifying for favorable federal income tax treatment ("Qualified Contract"). The Contract Owner allocates Purchase Payments among two Investment Accounts of C.M. Life: the Panorama Plus Separate Account (the "Separate Account") and the General Account.

PURCHASE PAYMENTS

       A Contract may be purchased with a minimum initial Purchase Payment of at least $500. From time to time, this minimum initial Purchase Payment may be changed. The Contract Owner may make additional Purchase Payments of at least $50 each at any time before the Annuity Income Date. Subsequent Purchase Payments allocated to the General Account are limited in amount, based in part on prior Purchase Payment allocations to that Account. (See "Purchase Payments,"
page   ).

THE PANORAMA PLUS INVESTMENT ACCOUNTS

       On the Contract Issue Date, the initial Net Purchase Payment is allocated among the Investment Accounts (that is, among the General Account and/or the Sub-Accounts of the Separate Account) in accordance with the allocation percentages specified by the Contract Owner in the Application. Allocation changes for subsequent Purchase Payments may be made by sending a Written Request to the Annuity Service Center. Allocation changes will be effective when the Annuity Service Center receives a Written Request.

       THE SEPARATE ACCOUNT. The Separate Account, a separate account of C.M. Life, invests in shares of various investment Portfolios of two mutual funds ("Funds"): the Panorama Series Fund, Inc. ("the Panorama Fund") and the Oppenheimer Variable Account Funds ("OVAF"). In addition to the Money Portfolio and the Bond Portfolio of OVAF, three (3) Portfolios of the Panorama Fund are currently available under the Contract: the Total Return Portfolio, the Growth Portfolio, and the International Equity Portfolio. Each of the five Sub-Accounts of the Separate Account invests solely in a corresponding Portfolio of a Fund. Because the Separate Account Balance will increase or decrease depending on the investment experience of the selected Sub-Accounts, the Contract Owner bears the entire investment risk with respect to Purchase Payments allocated to, and amounts transferred to, the Separate Account. (See "The Separate Account," page
  ).

       THE GENERAL ACCOUNT. The General Account provides for fixed accumulations and a specified interest rate on Purchase Payments allocated to, and amounts transferred to, the General Account. The interest rate will be reset periodically, currently quarterly, at the sole discretion of C.M. Life. The General Account Balance may be subject to an Interest Rate Factor Adjustment upon Surrender and on the Annuity Income Date. (See "Interest Rate Adjustment Factor," page ). The Interest Rate Factor Adjustment does not apply to Contracts issued to Pennsylvania residents. Because of this adjustment and for other reasons, the amount payable upon Surrender, or applied to Annuity Income payments, may be more or less than the General Account Balance at that time, and more or less than the total Purchase Payments allocated to and amounts transferred to the General Account. Thus, the Contract Owner bears certain investment risk with respect to the General Account Balance. (See "The General
Account," page   ).

TRANSFERS

       The Contract Owner may transfer amounts from one Investment Account or Sub-Account to another Investment Account or Sub-Account, with certain limitations, during the Accumulation Period (I.E., prior to the Annuity Income
Date). The Beneficiary may exercise this right if a Death Benefit has become payable. The minimum transfer amount is $100. In addition, the total of all transfers to or from the General Account during any Contract Year is limited to the greater of (a) 30% of the General Account Balance as of the end of the immediately preceding Contract Year, or (b) $25,000. Additional limitations apply to transfers to or from the General Account and the Money Sub-Account.
(See "Transfers," page   ).

       During the Annuity Period (I.E., after the Annuity Income Date), a portion of the Separate Account Balance may be transferred from one Sub-Account to any other Sub-Account once during any Contract Year. Transfers to or from the General Account are not permitted during the Annuity Period. (See "Transfers,"
page   ).

DOLLAR COST AVERAGING

       There are three Dollar Cost Averaging options available to the Contract Owner. First, the Contract Owner may elect to transfer fixed dollar amounts at regular intervals from one Sub-Account to another Sub-Account, and to change the fixed dollar amount and the Sub-Accounts selected. As a second option, the Contract Owner may elect to transfer fixed dollar amounts from the General Account to Sub-Accounts (other than the Money Sub-Account). Total transfers from the General Account are limited in the Contract Year of the initial Purchase Payment to the greater of: (i) 30% of the initial Purchase Payment; or (ii) $25,000. In subsequent Contract Years, total transfers from the General Account are limited to the greater of: (i) 30% of the General Account Balance as of the end of the immediately preceding Contract Year; or (ii) $25,000. The timing of the election of this option is restricted. As a third option, the Contract Owner may elect to transfer the credited interest of the General Account at specified intervals to one or more of the Sub-Accounts (other than the Money Sub-Account). A General Account Balance of at least $5,000 must be available at the time of each transfer. Only one Dollar Cost Averaging option may be in effect at any one time.

       There currently is no charge for Dollar Cost Averaging. However, the Company reserves the right to charge for Dollar Cost Averaging in the future. The Contract Owner may not simultaneously participate in both Dollar Cost Averaging and Systematic Withdrawals. Changes in the Dollar Cost Averaging option may only be made by Written Request from the Contract Owner to terminate the existing Dollar Cost Averaging option, accompanied by a Written Request identifying the new Dollar Cost Averaging option selected. For more details on
"Dollar Cost Averaging," see page   .

SURRENDERS

       The Contract Owner may elect to Surrender all or a portion ($100 minimum per partial surrender) of the Contract Balance in exchange for a cash payment from C.M. Life at any time during the Accumulation Period and prior to payment of the Death Benefit. Following any partial Surrender, the Contract Balance must be at least $250. Partial Surrenders may be withdrawn from both the General Account Balance and the Separate Account Balance. Partial and full Surrenders are subject to any applicable Surrender Charge, Interest Rate Factor Adjustment, and Contract Maintenance Fee. There is currently no limit on the frequency or timing of Surrenders. (See "Surrenders," page .). Please note, federal income taxes and a tax penalty may be applicable. (See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES," page   .)

       THERE IS NO GUARANTEED OR MINIMUM SURRENDER VALUE, SO REGARDLESS OF THE EXTENT TO WHICH PURCHASE PAYMENTS ARE ALLOCATED TO THE SEPARATE ACCOUNT OR TO THE GENERAL ACCOUNT, THE PROCEEDS OF A FULL SURRENDER (THAT IS, THE SURRENDER VALUE) COULD BE LESS THAN THE TOTAL PURCHASE PAYMENTS.

SYSTEMATIC WITHDRAWALS

       Upon Written Request, the Contract Owner may elect Systematic Withdrawals ($100 minimum per withdrawal) to begin on or after the first anniversary of the Contract Issue Date during the Accumulation Period. There is currently no charge for Systematic Withdrawals. However, the Company reserves the right to charge for Systematic Withdrawals in the future. The Contract Owner may not simultaneously participate in both Systematic Withdrawals and Dollar Cost Averaging.

       Systematic Withdrawals changes may only be made by Written Request from the Contract Owner to terminate the existing Systematic Withdrawals program accompanied by a Written Request identifying the new Systematic Withdrawals
election. (See page   .)

       Systematic Withdrawals  may  result  in  tax  liabilities.  See  "Certain
Federal Income Tax Consequences," page   .

TERMINAL ILLNESS BENEFIT

       In the event that a Contract Owner becomes terminally ill during the Accumulation Period and prior to age 75, the Contract Owner may elect, unless prohibited by law, by submission of a Written Request, a Terminal Illness Benefit equal to the greater of (a) the Purchase Payments less any prior withdrawals and charges; or (b) the Contract Balance. (See "Terminal Illness
Benefit," page   .)

DEATH BENEFIT

       In the event that the Contract Owner or Annuitant dies prior to the Annuity Income Date, a Death Benefit is payable upon receipt of satisfactory proof of death of the Contract Owner or the Annuitant, an election of the Death Benefit Option and return of the Contract. The Death Benefit will at least equal the Contract Balance at the time of payment. No Surrender Charge, Interest Rate Factor Adjustment, or Contract Maintenance Fee is imposed upon amounts received as a Death Benefit. (If the Annuitant dies before the Contract Owner and there is a Contingent Annuitant who is less than 85 years of age on the Annuitant's date of death, and such Contract Owner is a natural person, no Death Benefit is payable, and the Contract continues in force, with the Contingent Annuitant
becoming the Annuitant.) (See "Death Benefit," page   .)

CHARGES AND DEDUCTIONS

       SURRENDER CHARGE. To help defray sales expenses a 5% Surrender Charge will be deducted from the Contract Balance in the event of any partial or full Surrender during the first five (5) Contract Years. However, beginning in the second Contract Year, a Free Surrender Amount, equal to 10% of the Contract Balance as of the end of the immediately preceding Contract Year, will be exempt from any Surrender Charge (and any Interest Rate Factor Adjustment see below). In addition, no Surrender Charge or Interest Rate Factor Adjustment is imposed on partial or full Surrenders during the Window Period, which is the last thirty
(30) days of each Five-Year Period. C.M. LIFE GUARANTEES THAT THE AGGREGATE SURRENDER CHARGE WILL NEVER EXCEED 8.5% OF THE TOTAL PURCHASE PAYMENTS MADE
UNDER THE CONTRACT. (See "Surrender Charge," page   .)

       INTEREST RATE FACTOR ADJUSTMENT. An Interest Rate Factor Adjustment may be applied in the event of any partial or full Surrender of the General Account Balance during the Accumulation Period, and on the Annuity Income Date (if the General Account Balance is applied to a Variable Annuity Option). The Interest Rate Factor Adjustment does not apply to amounts invested in the Separate Account or to Contracts issued to Pennsylvania residents.

       The Interest Rate Factor Adjustment may be positive or negative. It is based on interest rates payable on U.S. Treasury securities. In general, if rates on U.S. Treasury securities are higher when you Surrender than when you made the applicable Purchase Payments (or up to .30% lower), a negative Interest Rate Factor Adjustment may be applied, and on a full Surrender of your General Account Balance, you could receive an amount lower than the amount of Purchase Payments made (even for Purchase Payments allocated to the General Account). However, if rates on U.S. Treasury securities are more than .30% lower when you Surrender than when you made the applicable Purchase Payments, a positive Interest Rate Factor Adjustment may be applied, and on a full Surrender of your General Account Balance, you could receive an amount higher than the amount of Purchase Payments made, plus interest. (For partial Surrenders of the General Account Balance, the Interest Rate Factor Adjustment will be added to or subtracted from the remaining General Account Balance.) No Interest Rate Factor Adjustment will be applied during the Window Period; in addition, no Interest Rate Factor Adjustment will be applied to the General Account Free Surrender
Amount. (See "Interest Rate Factor Adjustment," page   .)

       SEPARATE ACCOUNT CHARGES. C.M. Life deducts a daily charge equal to a percentage of the net assets in the Separate Account for the mortality and expense risks assumed by C.M. Life under the Contracts. The effective annual rate of this charge currently is 1.07%. It may increase but it will not exceed an effective annual rate of 1.25% of the average daily value of the Separate
Account's net assets. (See "Mortality and Expense Risk Charge," page   .)

       C.M. Life also deducts a daily Administrative Expense Charge from the net assets of each of the Sub-Accounts of the Separate Account to partially cover expenses incurred by C.M. Life in connection with the administration of the Separate Account and the Contract. This charge is currently at an effective annual rate of 0.07% and it may increase, but the annual charges for mortality and expense risks and administrative expenses are guaranteed not to exceed an effective annual rate of 1.50% of the daily value of the Separate Account's net
assets. (See "Administrative Expense Charge," page   .)

       CONTRACT CHARGES. There is also an annual Contract Maintenance Fee imposed each year for Contract maintenance and related administrative expenses. This charge is currently $30 per Contract. It will be calculated as a pro rata portion of the balance of each Sub-Account and the General Account, and deducted from the Contract Balance on the last day of each Contract Year during the Accumulation Period, and upon Full Surrender of the Contract. For Contracts issued to Pennsylvania residents, the Fee will be calculated as a pro rata portion of the balance of each Sub-Account. The Contract Maintenance Fee may increase but it will not exceed $60 per Contract Year. (See "Contract
Maintenance Fee," page   .)

       TAXES. C.M. Life may incur Premium Taxes relating to the Contracts. Depending upon applicable state law, C.M. Life will deduct any Premium Taxes related to a particular Contract from Purchase Payments, from the Contract Balance upon Surrender, or on the Annuity Income Date. (See "Premium Taxes," page .) No charges are currently made against the Sub-Accounts for federal, state, or local taxes other than Premium Taxes. However, C.M. Life may deduct charges for such taxes in the future. (See "Federal, State and Local Taxes,"
page   .)

       CHARGES  AGAINST  THE  FUNDS.    The  value  of  the  net  assets  of the
Sub-Accounts of the Separate Account will reflect the investment advisory fee and other expenses incurred by the Portfolios of the Funds.

       EXPENSE DATA. The charges and deductions explained above are summarized in the following table. This tabular information regarding expenses assumes that the entire Contract Balance is in the Separate Account.

                                              MONEY                    TOTAL                  INTERNATIONAL
                                            MARKET(2)    INCOME(3)    RETURN      GROWTH         EQUITY
                                           -----------  -----------  ---------  -----------  ---------------
CONTRACT OWNER TRANSACTION EXPENSES(1)
Sales Load On Purchase Payments..........           0            0           0           0              0
Maximum Surrender
  (as a % of Contract Balance
  Surrendered)(4)........................          5%           5%          5%          5%             5%

                                           ------------------------------------------------
Annual Contract Maintenance Fee..........                          $30 Per Contract
Transfer Fee.............................                          Currently No Fee
                                           ------------------------------------------------

SEPARATE ACCOUNT ANNUAL EXPENSES
  (AS A PERCENTAGE OF ACCOUNT VALUE)
Mortgage and Expense Risk Charge.........       1.07%        1.07%       1.07%       1.07%          1.07%
Administrative Expense Charge............       0.07%        0.07%       0.07%       0.07%          0.07%
                                           -----------  -----------  ---------  -----------        ------
Total Separate Account Annual Expenses...       1.14%        1.14%       1.14%       1.14%          1.14%
                                           -----------  -----------  ---------  -----------        ------
PORTFOLIO ANNUAL EXPENSES(5)
  (AS A PERCENTAGE OF AVERAGE NET ASSETS)
Management Fees..........................       0.45%        0.75%      0.553%      0.613%          0.98%
Other Expenses...........................       0.06%        0.05%      0.037%      0.047%          0.28%
                                           -----------  -----------  ---------  -----------        ------
Total Portfolio Annual Expenses..........       0.51%        0.80%       0.59%       0.66%          1.26%
                                           -----------  -----------  ---------  -----------        ------
                                           -----------  -----------  ---------  -----------        ------

   (1) In addition to the Contract Owner transaction expenses reflected in the table, an Interest Rate Factor Adjustment is applied to the amount of General Account Balance under the Contract subject to full or partial Surrender during the Accumulation Period, and on the Annuity Income Date (if the General Account Balance is applied to a Variable Annuity Option), unless the amount surrendered is a Free Surrender Amount, or the Surrender is made during a Window Period (the Adjustment does not apply to Contracts issued to Pennsylvania residents). The Interest Rate Factor Adjustment may increase or decrease the General Account Balance Surrender proceeds.

   (2) Prior to May 1, 1996, the Money Market Sub-Account was invested in the Money Market Portfolio of the Panorama Fund. The management fee, other expenses and total portfolio annual expenses for the Money Market Portfolio for the fiscal year ended December 31, 1995 were 0.50%, 0.07% and .0.57%, respectively. On May 1, 1996, after receiving an order from the SEC approving the transaction C.M. Life redeemed the shares of the Money Market Portfolio of the Panorama Fund and purchased shares of the Money Fund of OVAF with the proceeds.

   (3) Prior to May 1, 1996, the Government Securities and Income Sub-Accounts of the Separate Account were invested in the corresponding Portfolios of the Panorama Fund. The management fee, other expenses and total portfolio annual expenses for the fiscal year ended December 31, 1995 for the Government Securities Portfolio were 0.554%, 0.156% and 0.71%, respectively and for the Income Portfolio were 0.59%, 0.06%, and 0.65%, respectively. On May 1, 1996, after receiving an order from the SEC approving the transaction, C.M. Life redeemed the shares of the
       Government Securities and Income Portfolios of the Panorama Fund and purchased shares of the Bond Portfolio of OVAF with the proceeds. Immediately following the substitution, the assets of the Government Securities Sub-Account were transferred to the Income Sub-Account, thereby consolidating the Government Securities Sub-Account into the Income Sub-Account.

   (4) The Surrender Charge is not applicable after the fifth anniversary of the Contract Issue Date.

   (5) The Portfolio expenses are actual expenses for each Portfolio for the fiscal year ended December 31, 1995.

EXAMPLES

   The Contract Owner would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets (and assuming the entire Contract Balance is allocated to the Separate Account).

   1. If the Contract is surrendered at the end of the applicable time period:

                                               1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                               ------  -------  -------  --------
 Money Market Sub-Account....................  $69.84  $106.03  $ 97.03   $210.49
 Income Sub-Account..........................  $72.73  $114.80  $112.55   $242.24
 Total Return Sub-Account....................  $70.64  $108.46  $101.33   $219.34
 Growth Sub-Account..........................  $71.34  $110.57  $105.08   $227.03
 International Equity Sub-Account............  $77.32  $128.60  $136.78   $290.72

   2. If the Contract is not surrendered or annuitized:

                                               1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                               ------  -------  -------  --------
 Money Market Sub-Account....................  $18.21  $ 56.39  $ 97.03   $210.49
 Income Sub-Account..........................  $21.25  $ 65.61  $112.55   $242.24
 Total Return Sub-Account....................  $19.05  $ 58.94  $101.33   $219.34
 Growth Sub-Account..........................  $19.78  $ 61.16  $105.08   $227.03
 International Equity Sub-Account............  $26.08  $ 80.12  $136.78   $290.72

   The above table and examples are intended to assist the Contract Owner in understanding the costs and expenses that will be borne, directly or indirectly, by Purchase Payments allocated to the Separate Account. The table and examples reflect the charges and expenses anticipated for the Separate Account and reflect the actual expenses for each Portfolio for the 1995 fiscal year. For a more complete description of the various charges and expenses described in the table and examples, see "Charges and Deductions," page , and the prospectus for each Fund. In addition to the expenses listed above, Premium Taxes may be applicable.

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESSER THAN THOSE SHOWN.

                       PANORAMA PLUS SEPARATE ACCOUNT OF
                          C.M. LIFE INSURANCE COMPANY
                        CONDENSED FINANCIAL INFORMATION

   The audited financial statements for the year ended December 31, 1995 and the period from inception (May 13, 1992) to December 31, 1995 are included in the Statement of Additional Information, which is incorporated by reference in this Prospectus.

                            ACCUMULATION UNIT VALUES

                                                        DEC. 31,   DEC. 31,    DEC. 31,    DEC. 31,
                                              1992(A)     1992       1993        1994        1995
                                             ---------  ---------  ---------  ----------  ----------
SUB-ACCOUNT
Money Market                                 $1.000000  $1.012022  $1.027456   $1.054570   $1.100599
Government Securities(b)                     $1.000000  $1.061901  $1.158653   $1.095471   $1.281804
Income                                       $1.000000  $1.060916  $1.174260   $1.114759   $1.306525
Total Return                                 $1.000000  $1.058946  $1.217379   $1.186187   $1.460595
Growth                                       $1.000000  $1.064372  $1.276534   $1.258146   $1.711382
International Equity                         $1.000000  $0.950887  $1.146031   $1.145014   $1.251930

ACCUMULATION UNITS OUTSTANDING
Money Market                                              681,553  3,136,932  13,603,045  16,949,501
Government Securities(b)                                2,152,739  8,444,505  11,994,574  13,726,057
Income                                                  2,564,029  12,281,025 16,488,930  20,617,764
Total Return                                            12,316,597 71,182,538 147,324,713 194,679,349
Growth                                                  2,798,378  19,370,204 49,636,052  83,371,008
International Equity                                      742,623  5,578,969  22,419,639  31,322,974

(a) Commencement of operations for the Sub-Accounts occurred on May 13, 1992.

(b) Prior to May 1, 1996, the Government Securities Sub-Account was offered as part of the Separate Account and, accordingly, is included in the Condensed Financial Information and financial statements. However, the Government Securities Sub-Account is no longer available for investment.

RIGHT TO RETURN THE CONTRACT

   No Surrender Charge will be applied if the Contract Owner returns the Contract to the Annuity Service Center for cancellation during the first fifteen
(15) calendar days following the Contract Issue Date (or a longer period, if required by law). Upon return of the Contract during this period, C.M. Life will refund the Separate Account Balance and any Purchase Payments made to the General Account. If required by state law, C.M. Life will refund all Purchase Payments received upon cancellation of the Contract.

FEDERAL INCOME TAX CONSEQUENCES OF INVESTMENT IN THE CONTRACT

   With respect to Contract Owners who are natural persons, there should be no federal income tax on increases in the Contract Balance (if any) until a distribution under the Contract occurs (E.G., a Surrender or Annuity Income payment) or is deemed to occur (E.G., a pledge or assignment of a Contract). Generally, a portion of any distribution or deemed distribution will be taxable as ordinary income. The taxable portion of certain distributions will be subject to withholding unless the recipient elects otherwise. In addition, a penalty tax may apply to certain distributions or deemed distributions under the Contract.
(See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," page   .)

INQUIRIES AND WRITTEN NOTICES AND REQUESTS

   Any questions about procedures or the Contract, or any Written Request required to be directed to C.M. Life, should be sent to Annuity Service Center, 140 Garden Street, Mail Station 305, Hartford, CT 06154. Telephone requests and inquiries may be made by calling 1-800-234-5606. All inquiries and Written Requests should include the Contract number, the Contract Owner's name and the Annuitant's name.

VARIATIONS IN CONTRACT PROVISIONS

   Certain provisions of the Contracts may vary from the descriptions in this Prospectus in order to comply with different state laws. Any such variations will be included in the Contract itself or in riders or endorsements.

   Note: The foregoing summary is qualified in its entirety by the detailed information in the remainder of this Prospectus, in the Statement of Additional Information, in the prospectus for each Fund, and in the Contract, all of which should be referred to for more detailed information. This Prospectus generally describes only the Contract, the Separate Account and the General Account. A separate prospectus attached hereto describes each Fund.

                          C.M. LIFE INSURANCE COMPANY

   C.M. Life, 140 Garden Street, Hartford, Connecticut 06154, is a stock life insurance company. It was chartered by a special Act of the Connecticut General Assembly on April 25, 1980. It is principally engaged in the sale of life insurance and annuities, and is licensed in all states except New York. C.M. Life is a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is a mutual life insurance company specially chartered by the Commonwealth of Massachusetts on May 14, 1851. It is currently licensed to transact life (including variable life), accident, and health insurance business in all states, the District of Columbia and certain provinces of Canada. As of March 1, 1996, MassMutual had total assets of $50 billion.

   Prior to February 29, 1996, C.M. Life was a wholly-owned subsidiary of Connecticut Mutual Life Insurance Company ("Connecticut Mutual"). On February 29, 1996, Connecticut Mutual merged with and into MassMutual. Connecticut Mutual was a mutual life insurance company originally chartered by a special act of the Connecticut General Assembly in 1846. Upon the merger, Connecticut Mutual's existence ceased and MassMutual became the surviving company under the name Massachusetts Mutual Life Insurance Company. In approving the merger, the boards of directors of MassMutual and Connecticut Mutual determined that the merger would result in a combined company that would be stronger and more efficient and therefore more competitive than either MassMutual or Connecticut Mutual alone. On January 26, 1996, 95.76% of the policyholders of MassMutual and 95.75% of the insured of MassMutual, each voting as a separate class, voted to approve the merger. On January 27, 1996, 94.0% of the policyholders of Connecticut Mutual and 94.27% of the members of Connecticut Mutual, each voting as a separate class, voted to approved the merger. In addition, the Connecticut Insurance Department and the Massachusetts Division of Insurance approved the merger.

   The merger did not affect any provisions of, or rights or obligations under, the Contracts issued by C.M. Life.

   For more information about C.M. Life, see "ADDITIONAL INFORMATION ABOUT  C.M.
LIFE," page   .

                       THE PANORAMA PLUS ANNUITY CONTRACT

   The Panorama Plus Annuity Contract is an individual and group Flexible Premium Deferred Annuity Contract. In certain states the Contract is only available as a group contract. In these states, a Certificate (also referred to herein as a "Contract"), which summarizes the provisions of the group contract under which the Certificate is issued, is issued to individuals. The rights and benefits under the Contract are summarized below. However, the description of the Contract contained in this Prospectus is qualified in its entirety by the Contract itself, a copy of which is available upon request from C.M. Life. The Contract may be purchased on a non-tax-qualified basis ("Non-qualified Contract"). The Contract may also be purchased and used in connection with retirement plans or individual retirement accounts that qualify for favorable federal income tax treatment ("Qualified Contract").

   Group contracts may be issued to any employer, entity, or other group acceptable to C.M. Life. An eligible member of a group to which a group contract has been issued may become a participant by completing an Application and forwarding an initial Purchase Payment to C.M. Life. The rights and benefits of a participant under a group contract are summarized in a certificate issued to the participant. Provisions of the group contract are controlling. All rights and benefits may be exercised by the participant without the consent of the group contract owner. Unless otherwise stated, the rights and benefits of an owner of an Individual Panorama Plus Annuity and an owner of a certificate under a group Panorama Plus Annuity are the same. Accordingly, as used herein, the term "Contract" means either an individual annuity or a certificate under a group annuity, depending on the state where it is issued.

   THERE IS NO GUARANTEED OR MINIMUM SURRENDER VALUE UNDER THE CONTRACT, SO THE AMOUNT RECEIVED ON SURRENDER COULD BE LESS THAN THE AMOUNT OF PURCHASE PAYMENTS.

CONTRACT APPLICATION AND ISSUANCE OF CONTRACTS

   Before it will issue a Contract, C.M. Life must receive a completed Application and an initial Purchase Payment of at least $500. From time to time, this initial Purchase Payment may be reduced. C.M. Life reserves the right to reject any Application or Purchase Payment.

   If the Application is properly completed and can be accepted in the form received, any initial Net Purchase Payment will be credited to the Contract Balance within two (2) business days after the later of receipt of the Application or receipt of the initial Purchase Payment at the Annuity Service Center. (The Net Purchase Payment is the total Purchase Payment less any applicable Premium Tax.) If the initial Net Purchase Payment allocated to the Separate Account cannot be credited because the Application or other issuing requirements are incomplete, the applicant will be contacted within five (5) business days and given an explanation for the delay, and the initial Purchase Payment will be returned at that time unless the applicant consents to C.M. Life's retaining the initial Purchase Payment and crediting it as soon as the necessary requirements are fulfilled.

   The date on which the initial Net Purchase Payment is credited to the Contract Balance is the Contract Issue Date. The Contract Issue Date is the date used to determine Contract Years and Contract anniversaries.

   The Contract Owner may return the Contract for cancellation during the first fifteen (15) calendar days following the Contract Issue Date (or a longer period, if required by law). Upon return of the Contract, C.M. Life will refund the Separate Account Balance (as of the date the returned Contract and cancellation request are received in good order at the Annuity Service Center) and any Purchase Payments allocated to the General Account. For Contracts issued in the States of North Carolina, South Carolina or Washington, C.M. Life will refund all Purchase Payments received upon cancellation of the Contract during this period.

   ELECTRONIC DATA TRANSMISSION OF APPLICATION INFORMATION. C.M. Life will accept, by agreement with certain broker-dealers, electronic data transmissions of Application information, along with wire transmittals of initial Purchase Payments, from these broker-dealers to the Annuity Service Center for purchase of the Contract. Please contact the Annuity Service Center to receive more information about electronic data transmission of Application information.

PURCHASE PAYMENTS

   All Purchase Payment checks or drafts should be made payable to C.M. Life Insurance Company and sent to the Annuity Service Center.

   INITIAL PURCHASE PAYMENT. The minimum initial Purchase Payment that C.M. Life currently will accept under a Contract is $500. C.M. Life reserves the right to increase or decrease this amount for Contracts issued after some future date. The initial Purchase Payment is the only Purchase Payment required to be paid under a Contract. However, this initial Purchase Payment may be waived in the case of certain salary reduction/employer contribution arrangements or Automatic Investment Plans, in which case the minimum contribution will be $40 per month per participant.

   ADDITIONAL PURCHASE PAYMENTS. Before a Death Benefit has become payable and prior to the Annuity Income Date, the Contract Owner may make additional Purchase Payments at any time, and in any frequency. The minimum additional Purchase Payment is $50. If the Annuitant is age 76 or older as of the Contract Issue Date, cumulative Purchase Payments under the Contract may not exceed $500,000. If the Annuitant is younger than age 76 as of the Contract Issue Date, cumulative Purchase Payments may not exceed $1,000,000 without the prior consent of C.M. Life.

   ALLOCATION OF PURCHASE PAYMENTS. The Contract Owner must allocate Purchase Payments to one or more of the Sub-Accounts or to the General Account, or some combination thereof. The Contract Owner must specify the initial allocation in the Application. This allocation will be used for additional Purchase Payments unless the Contract Owner requests a change of allocation. If the Contract Owner fails to specify how Purchase Payments are to be allocated, the Purchase Payment(s) cannot be accepted. Additional Purchase Payments allocated to the Separate Account will be credited to the Contract and added to the Contract Balance as of the Valuation Period when they are received. Purchase Payments allocated to the General Account will be credited with interest from the day after deposit.

   After the first Contract Year, the Purchase Payments allocated to the General Account during any Contract Year may not exceed the greater of: (i) 125% of the average annual Purchase Payments allocated to the General Account during the last five (5) full Contract Years (or all years, if less than five (5)); or (ii) $25,000. This restriction does not apply during the Window Period.

   The Contract Owner may change the allocation instructions for future Purchase Payments by sending a Written Request, signed by such Contract Owner, to the Annuity Service Center. The allocation change will apply to Purchase Payments received with the Written Request and after the Valuation Period in which the Written Request is received.

   PAYMENT NOT HONORED BY BANK. Any payment due under the Contract which is derived, all or in part, from any amount paid to C.M. Life by check or draft may be postponed until such time as C.M. Life determines that such check or draft has been honored.

CONTRACT BALANCE

   On the Contract Issue Date, the accepted Contract Balance equals the initial Net Purchase Payment. Thereafter, the Contract Balance equals the sum of the Separate Account Balance and the General Account Balance. The Contract Balance will increase by (1) any additional Purchase Payments accepted by C.M. Life, and
(2) any increases in the Contract Balance due to investment results of the selected Investment Account or Sub-Account. The Contract Balance will decrease by (1) any Surrenders, including applicable charges,

(2) any decreases in the Contract Balance due to investment results of the selected Sub-Accounts, and (3) charges imposed by C.M. Life. The Interest Rate Factor Adjustment imposed upon partial Surrenders may also increase or decrease the remaining Contract Balance.

   The Contract Balance is expected to change from Valuation Period to Valuation Period, reflecting the investment experience of the selected Sub-Account(s), as well as deductions for charges. A Valuation Period is the period between successive Valuation Dates. It begins at the close of business on each Valuation Date and ends at the close of business on the next succeeding Valuation Date. Holidays are generally not Valuation Dates.

   THE SEPARATE ACCOUNT BALANCE. When a Net Purchase Payment is allocated to, or an amount is transferred to, a Sub-Account of the Separate Account, it is credited to the Contract in the form of Accumulation Units. Each Sub-Account of the Separate Account has a distinct Accumulation Unit value. The number of Accumulation Units credited is determined by dividing the Net Purchase Payment, or amount transferred, by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the allocation is made. When amounts are transferred out of, or Surrendered from, a Sub-Account, Accumulation Units are cancelled or redeemed in a similar manner.

   For each Sub-Account, the Accumulation Unit value for a given Valuation Period is based on the net asset value of a share of the corresponding Portfolio of Series Fund I. Therefore, the Accumulation Units will fluctuate in value from day to day based on the investment experience of the corresponding Portfolio, and the Separate Account Balance will decrease or increase to reflect the investment performance of the corresponding Portfolio. The Separate Account Balance also reflects expenses borne by the Portfolio(s) and the deduction of certain charges. The determination of Sub-Account Accumulation Unit values is described in detail in the Statement of Additional Information.

   THE GENERAL ACCOUNT BALANCE. When a Net Purchase Payment is allocated or an amount is transferred to the General Account, it is credited to the General Account Balance. In addition, interest at a specified interest rate is credited to the General Account Balance. When amounts are transferred out of, or Surrendered from, the General Account, the General Account Balance is reduced accordingly. Unlike the Separate Account, there are no Accumulation Units in the General Account. (See "The General Account," page .)

   MINIMUM CONTRACT BALANCE. A minimum Contract Balance of $250 must be maintained during the Accumulation Period. If the Contract Owner fails to maintain the minimum Contract Balance, then C.M. Life may, upon sixty (60) days notice, terminate the Contract, and return the Contract Balance, minus any applicable fees or charges, to the Contract Owner. If the Contract Owner makes sufficient Purchase Payments to restore the Contract Balance to the minimum Contract Balance within sixty (60) days of the date of notice, the Contract will continue in force.

                       PANORAMA PLUS INVESTMENT ACCOUNTS

   Purchase Payments paid under a Contract may be allocated to one or more of the five Sub-Accounts of the Separate Account, to the General Account, or to a combination of these Investment Accounts. There is no guaranteed or minimum Surrender Value for any Purchase Payments, or with respect to amounts allocated to any Investment Account.

THE SEPARATE ACCOUNT

   PANORAMA PLUS SEPARATE ACCOUNT. The Panorama Plus Separate Account of C.M. Life Insurance Company (the "Separate Account") was established as a separate account under the laws of the State of Connecticut, on September 25, 1991. The Separate Account will receive and invest the Net Purchase Payments under the Contracts that are allocated to it as well as amounts transferred to it in shares of two mutual funds ("Funds"): the Panorama Series Fund, Inc. (the "Panorama Fund") (formerly known as Connecticut Mutual Financial Services Series Fund I, Inc.) and the Oppenheimer Variable Account Funds ("OVAF").

   The Separate Account currently is divided into five (5) Sub-Accounts. Additional Sub-Accounts may be established in the future at the discretion of C.M. Life. Each Sub-Account invests exclusively in shares of a corresponding Portfolio of the Funds. Prior to May 1, 1996, the Money Market Sub-Account, the Government Securities Sub-Account and the Income Sub-Account were invested in shares of the corresponding Portfolios of the Panorama Fund. On May 1, 1996, after receiving an order from the SEC approving the transaction, C.M. Life redeemed the shares of the Money Market Portfolio held by the Money Market Sub-Account and purchased shares of the Money Portfolio with the proceeds. On that date, C.M. Life also redeemed shares of the Government Securities Portfolio and the Income Portfolio held by the Government Securities and Income Sub-Accounts and purchased shares of the Bond Portfolio with the proceeds. Immediately following the substitution of shares, the assets of the Government Securities Sub-Account were transferred to the Income Sub-Account, thereby consolidating the Government Securities Sub-Account into the Income Sub-Account. The portfolio substitutions and sub-account consolidation took place at net asset value with no change in the amount of any Contract Owner's death benefit or dollar value of his or her investment in the Separate Account. C.M. Life and its affiliates did not receive any compensation or remuneration as a result of this transaction.

   Under Connecticut law, the assets of the Separate Account are owned by C.M. Life, but they are held separately from the other assets of C.M. Life, and are not chargeable with liabilities incurred in any other business operation of C.M. Life (except to the extent that assets in the Separate Account exceed the reserves and other liabilities of the Separate Account). Income, gains, and losses incurred on the assets in the Sub-Accounts of the Separate Account, whether or not realized, are credited to or charged against that Sub-Account, without regard to other income, gains or losses of any other Investment Account or Sub-Account of C.M. Life. Therefore, the investment performance of any Sub-Account is entirely independent of the investment performance of C.M. Life's general account assets or any other separate account maintained by C.M. Life. The Contract Owner bears the entire investment risk with respect to the Contract Balance allocated to the Separate Account, and the Separate Account Balance will be more or less than the total of the Net Purchase Payments allocated to, and transfers into, the Separate Account.

   The Separate Account is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, (the "1940 Act") as a unit investment trust. It meets the definition of a "separate account" under the federal securities laws. However, the SEC does not supervise the management or the investment practices or policies of the Separate Account or of C.M. Life.

   THE FUNDS. The Separate Account will invest exclusively in shares of the Panorama Fund and OVAF ("Funds"), each of which is a series-type mutual fund registered with the SEC under the "1940 Act" as an open-end, diversified management investment company. In addition to the Money Portfolio and Bond Portfolio of OVAF, three (3) Portfolios of the Panorama Fund are currently available under the Contract: the Total Return Portfolio, the Growth Portfolio, and the International Equity Portfolio. The assets of each Portfolio are held separately from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the income or losses of one Portfolio have no effect on the investment performance of any other Portfolio.

   The investment objective of each of the available Portfolios is stated as follows:

Money           Seeks  the  maximum  current  income  from  investments  in  "money market"
Portfolio       securities  consistent  with  low  capital  risk  and  the  maintenance  of liquidity. There can be no assurance that the Money Portfolio will maintain a  stable net asset value  per share of $1, and  the Money Portfolio is not insured or guaranteed by the U.S. Government.
Bond            Seeks a  high  level of  current  income from  investments  in  high-yield,
Portfolio       fixed-income securities rated "Baa" or better by Moody's or "BBB" or better by  Standard & Poor's.  As a secondary investment  objective, the Bond Fund seeks capital growth when consistent with its primary objective.
Total Return    Seeks  to  maximize   the  total  investment   return  (including   capital
Portfolio       appreciation  and income) by allocating  its assets among stocks, corporate bonds, securities issued by the U.S. Government and its  instrumentalities, and money market instruments according to changing market conditions.
Growth          Seeks  long-term growth of capital by  investing primarily in common stocks
Portfolio       with low  price-earnings  ratios  and  better  than  anticipated  earnings.
                Realization of income is a secondary consideration.
International   Seeks  to provide  long-term growth of  capital by  investing, under normal
Equity          market conditions, at least 90% of its assets in equity securities (such as
Portfolio       common stocks) of companies whose primary stock market is outside the U.S.

   OppenheimerFunds, Inc. ("OFI"), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, ("Investment Advisers Act") is the investment adviser to the Funds. OFI has operated as an investment adviser since 1959 and, including a subsidiary, manages investment companies with more than $50 billion in assets and nearly 3 million shareholder accounts. OFI is owned by Oppenheimer Acquisition Corp., a holding company that is owned in part by senior officers of OFI and controlled by MassMutual. The address of OFI is Two World Trade Center, New York, NY 10048-0203.

   Babson-Stewart Ivory International ("Babson-Stewart") provides sub-advisory services to the International Equity Portfolio pursuant to a sub-advisory agreement between Babson-Stewart and OFI. Babson-Stewart is located at One Memorial Drive, Cambridge, MA 02142, and is a parntership formed in 1987 between David L. Babson & Co., Inc., a subsidiary of MassMutual, and Stewart Ivory & Co., Ltd., located in Edinburgh, Scotland.

   THERE IS NO ASSURANCE THAT ANY PORTFOLIO WILL ACHIEVE ITS STATED OBJECTIVE. MORE DETAILED INFORMATION, INCLUDING A DESCRIPTION OF EACH PORTFOLIO'S INVESTMENT OBJECTIVE AND POLICIES AND A DESCRIPTION OF RISKS INVOLVED IN INVESTING IN EACH OF THE PORTFOLIOS AND OF EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR THE FUNDS, A CURRENT COPY OF WHICH IS ATTACHED TO THIS PROSPECTUS. INFORMATION CONTAINED IN THE PROSPECTUSES FOR THE FUNDS SHOULD BE READ CAREFULLY BEFORE MAKING ALLOCATIONS TO A SUB-ACCOUNT OF THE SEPARATE ACCOUNT.

THE GENERAL ACCOUNT

   The General Account is made up of all of the assets of C.M. Life other than those allocated to any separate account. Purchase Payments will be allocated to the General Account to the extent elected by the Contract Owner at the time of the initial Purchase Payment or as subsequently elected. In addition, all or part of the Separate Account Balance may be transferred to the General Account as described under "Transfers." Assets supporting amounts allocated to the General Account become part of C.M. Life's general account assets and are available to fund the claims of all classes of customers, policy owners and other creditors of C.M. Life. Interests under the Contract relating to the General Account are registered under the Securities Act of 1933, as amended, ("1933 Act") but the General Account is not registered under the 1940 Act.

   Contract Balances in the General Account will not share in the investment performance of the General Account or any portion thereof. Instead, C.M. Life will pay a specified rate of interest on such balance. The interest rate credited to General Account Balances will vary at the sole discretion of C.M. Life. The Contract Owner should check with his or her agent or the Annuity Service Center for current availability. However, C.M. Life will credit interest at an effective annual rate of not less than 3% per year, compounded annually, to amounts allocated to the General Account under the Contract. C.M. Life is not obligated to credit any interest in excess of 3%. There is no specific formula for the determination of the interest rate. Some of the factors that C.M. Life may consider in determining the interest rate are: general economic trends; rates of return currently available and anticipated on C.M. Life's investments; expected investment yields; regulatory and tax requirements; and competitive factors. C.M. Life may, with respect to investments and average terms of investments, use dedication (cash flow matching), and/or duration matching, or other methods to minimize C.M. Life's risk in volatile interest rate environments of not achieving the rates it is crediting. ANY INTEREST CREDITED TO AMOUNTS ALLOCATED TO THE GENERAL ACCOUNT IN EXCESS OF 3% PER YEAR WILL BE DETERMINED AT THE SOLE DISCRETION OF C.M. LIFE. THE CONTRACT OWNER ASSUMES THE RISK THAT INTEREST CREDITED ON AMOUNTS ALLOCATED TO THE GENERAL ACCOUNT MAY NOT EXCEED 3% PER YEAR. C.M. Life resets this rate periodically. It currently resets the rate quarterly, but in the future the rate may be reset more or less frequently. The Contract Owner also assumes the risk that the Surrender Value of amounts allocated to the General Account will be less than the General Account Balance, and less than the Net Purchase Payments allocated to the General Account.

   C.M. Life is aware of no statutory limitations on the maximum amount of interest it may credit, and the Board of Directors has set no limitations. However, inherent in C.M. Life's exercise of discretion in this regard is the equitable allocation of distributable earnings and surplus among its various policyholders and Contract Owners and to its sole stockholder.

   Surrenders of General Account Balances may be subject to an Interest Rate Factor Adjustment (as well as a Surrender Charge), so Surrender proceeds may be less than Purchase Payments. The Interest Rate Factor Adjustment may also apply to any General Account Balance applied to Variable Annuity Income payments. The Adjustment does not apply to Contracts issued to Pennsylvania residents. For more information, see "Surrender Charge," page , and "Interest Rate Factor
Adjustment," page   .

   C.M. Life will invest the assets of the General Account in those assets chosen by C.M. Life and allowed by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies, and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

   C.M. Life intends to invest assets of the General Account primarily in debt instruments as follows: (1) securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; (2) debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's) (AAA, AA, A or BBB) or any other nationally recognized rating service; and (3) other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by C.M. Life's management to have an investment quality comparable to securities which may be purchased as stated above. General Account assess may also be invested in: (4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate; and (5) private placements (I.E., securities not registered with the SEC, and for which there may not be a liquid market). Notwithstanding the foregoing, C.M. Life may also invest a portion of the General Account assets in (6) below investment grade debt instruments. Instruments rated "Baa" and/or "BBB" or lower normally involve a higher risk of default and are less liquid than higher rated instruments. If the rating of an investment grade debt security held by C.M. Life is subsequently downgraded to below investment grade, the decision to retain or dispose of the security will be made based upon an individual evaluation of the circumstances surrounding the downgrading, and the prospects for continued deterioration, stabilization and/or improvement. C.M. Life is not obligated to invest amounts allocated to the General Account according to any particular strategy, except as may be required by applicable state insurance laws. Investments not indicated herein may also be made.

   C.M. Life may utilize a "segregated account" within its general asset account in connection with the General Account Contract Balances. Nevertheless, Contract Owners who allocate amounts to the General Account do not share in the investment performance of that segregated account or any other portion of the assets of C.M. Life. Accordingly, in contrast to the Panorama Plus Separate Account discussed above, there are no "units" or calculation of "unit values" to measure the investment performance of the General Account. (This type of segregated account is sometimes referred to as a "non-unitized separate account.")

TRANSFERS

   The Contract Owner may transfer Contract Balance amounts to or from the General Account and/or any Sub-Account of the Separate Account, within certain limits, as described below. Although no fee is currently imposed on transfers, C.M. Life reserves the right to charge such a fee in the future, and to otherwise restrict the transfer privilege in any way, or to eliminate it entirely.

       DURING THE ACCUMULATION PERIOD, the Contract Owner (or the Beneficiary, if a Death Benefit has become payable) may transfer Contract Balance amounts, subject to the following provisions.

       - The Contract Owner signs and submits a Written Request for a transfer which is received by the Annuity Service Center.

       -   The minimum transfer amount is $100.

       - The total amount of all transfers to or from the General Account during each Contract Year is limited to the greater of: (i) 30% of the General Account Balance as of the end of the immediately preceding Contract Year; or (ii) $25,000.

       - Transfers between the General Account and the Money Sub-Account (together, the "Competing Accounts") are only permitted during a Window Period. In addition, for a period of ninety (90) days following a transfer out of one Competing Account, no transfers (i.e., from any Account) may be made into the other Competing Account.

       - Similarly, for a period of ninety (90) days following a transfer into either Competing Account, no transfers (i.e., to any Account) may be made out of the other Competing Account.

       DURING THE ANNUITY PERIOD, the Contract Owner (who may or may not be the Annuitant) may transfer Separate Account Balance amounts, subject to the following provisions.

       - The Contract Owner signs and submits a Written Request for a transfer which is received by the Annuity Service Center.

       - Transfers to or from the General Account are not permitted during the Annuity Period.

       - Transfers during the Annuity Period may be made only once during any Contract Year.

       -   Transfers between  Sub-Accounts during  the  Annuity Period  will  be
           processed   based  on  the  formula  outlined  in  the  Statement  of
           Additional Information.

   Contract Owners may elect to make transfers by telephone. To do so, the Contract Owner must submit a completed Written Request electing the telephone transfer privilege. Telephone requests must be received at the Annuity Service Center no later than 3:30 Eastern Standard Time to assure same day pricing. Telephone requests will not be accepted after that time. C.M. Life will use reasonable procedures to confirm that instructions communicated by telephone are genuine. If it does not, C.M. Life may be liable for any losses due to unauthorized or fraudulent instructions. C.M. Life may tape record all telephone instructions.

C.M. Life will not be liable for any loss, liability, cost or expense incurred by the Contract Owner for acting in accordance with such telephone instructions believed to be genuine. The telephone transfer privilege may be discontinued by C.M. Life at any time.

DOLLAR COST AVERAGING

   To the extent provided below, amounts from Sub-Accounts and the General Account may be transferred at regular intervals. This election is called "Dollar Cost Averaging."

   Upon Written Request, a Contract Owner may elect Dollar Cost Averaging ("DCA") to begin at any time during the Accumulation Period, except as otherwise provided in DCA Option 2 -- Fixed Dollar Amount Transfers described below. There is currently no charge for DCA. However, the Company reserves the right to charge for DCA in the future. The Contract Owner may not simultaneously participate in both DCA and Systematic Withdrawals. (See "Systematic
Withdrawals" at page   .)

   DCA will begin when a properly completed Written Request from the Contract Owner is received by the Company at least five (5) business days prior to the transfer start date selected by the Contract Owner. If the DCA start date is less than five (5) days after the date the Written Request is received by the Company, the Company may defer the DCA start date for one (1) month. If no start date has been selected, the Company will automatically start DCA within five (5) business days after the Written Request is received.

   If DCA is elected, the Contract Owner may direct the transfer of amounts at regular intervals under one of the following options:

       DCA OPTION 1 FROM THE SUB-ACCOUNTS -- This option provides for the transfer of fixed dollar amounts at regular intervals from any one Sub-Account to one or more other Sub-Account(s), as elected by the Contract Owner. Transfers must be at least $100 per transferee Sub-Account. Transfers to the General Account are not permitted.

       DCA OPTIONS 2 & 3 FROM THE GENERAL ACCOUNT -- These options provide for the transfer of amounts at regular intervals from the General Account to one or more of the Sub-Accounts (other than the Money Market Sub-Account). Except during the Window Period, additional transfers from the General Account are not permitted while a DCA option 2 or 3 is in effect. DCA Options 2 and 3 are described below.

       DCA OPTION 2 -- FIXED DOLLAR AMOUNT TRANSFERS --This option provides for the transfer of fixed dollar amounts at regular intervals from the General Account to one or more of the Sub-Accounts (other than the Money Market Sub-Account). Transfers must be for at least $100 per transferee Sub-Account. Total transfers from the General Account are limited in the Contract Year of the initial Purchase Payment to the greater of: (i) 30% of the initial Purchase Payment; or (ii) $25,000. In subsequent Contract Years total transfers from the General Account are limited to the greater of: (i) 30% of the General Account Balance as of the end of the immediately preceding Contract Year; or (ii) $25,000. Election into this option may only be made during the Accumulation Period as follows: at the time of the initial Purchase Payment into the General Account; or, in subsequent years, on the Contract Year anniversary, provided that the Company receives the Written Request for this election at least five (5) business days in advance of such anniversary.

       DCA OPTION 3 -- INTEREST-ONLY TRANSFERS -- This option provides for the transfer of the credited interest of the General Account at regular intervals to one or more of the Sub-Accounts (other than the Money Market Sub-Account). The transferred amount is comprised of the credited interest for the selected interval (E.G., monthly, quarterly). The $100 minimum transfer amount does not apply to this option. To participate in this option, there is a $5,000 minimum General Account Balance required at the time of each transfer.

   Changes in the terms of any option elected (such as amount transferred or Sub-Account designation) may be made by Written Request to terminate the existing DCA, along with a Written Request providing new DCA elections.

       DCA will terminate when any of the following occurs:

       (1) the number of designated transfers has been completed;

       (2) the value of the General Account or Sub-Account is insufficient to complete the next transfer;

       (3) a  Written Request from the Contract  Owner is received at least five
           (5) business days prior to the next transfer date;

       (4) for Option 3, where the General Account balance falls below $5,000;

       (5) the Annuity Income Date arrives; or

       (6) the Contract is terminated.

   Except as otherwise provided, Dollar Cost Averaging is subject to the transfer provisions of the Contract. (See "Transfers" page .) Dollar Cost Averaging is not currently available in all states.

                        DISTRIBUTIONS UNDER THE CONTRACT

SURRENDERS

   The Contract Owner may surrender all or a portion of the Contract Balance in exchange for a cash payment from C.M. Life. The proceeds payable upon a full Surrender are the Contract Balance less any applicable Surrender Charge, Contract Maintenance Fee, any applicable premium taxes, and plus or minus any applicable Interest Rate Factor Adjustment. The net proceeds payable upon full Surrender are the "Surrender Value." THERE IS NO MINIMUM OR GUARANTEED SURRENDER VALUE. The proceeds payable upon a partial Surrender are the Surrender amount requested; any applicable Surrender Charge is subtracted from, and any applicable Interest Rate Factor Adjustment is added to, or subtracted from, the remaining Contract Balance. There is no Surrender Charge or Interest Rate Factor Adjustment on Surrenders during a Window Period. Any Surrender Charge or Contract Maintenance Fee imposed on Surrender will be allocated among the General Account and the Sub-Accounts in the same manner (pro rata) as the Contract Balance subject to Surrender is allocated among the General Account and the Sub-Accounts. For Contracts issued to Pennsylvania residents, the Contract Maintenance Fee will be allocated pro rata among the Sub-Accounts. Any applicable Interest Rate Factor Adjustment imposed on a Surrender will be imposed only on the amount of General Account Balance subject to Surrender. For partial Surrenders, the Contract Owner must specify the Investment Account or Sub-Account from which surrendered amounts should be taken.

   The minimum amount that can be withdrawn from any Sub-Account or the General Account is $100. In addition, following any partial Surrender, the remaining Contract Balance must be at least $250. If the processing of a partial Surrender request would result in a remaining Contract Balance of less than $250, C.M. Life will treat the partial Surrender request as a full Surrender of the Contract, and the Surrender Value will be paid. Following payment of the Surrender Value, the Contract will be canceled.

   The Contract Owner may request the Contract Balance at any time during the life of the Annuitant and Contract Owner and prior to the Annuity Income Date, by sending a Written Request to the Annuity Service Center. Surrenders are permitted any time dU ring the Accumulation Period. (See "Annuity Options," page
  .)

   C.M. Life will process all partial Surrender and full Surrender requests within seven (7) calendar days (unless a shorter period is required under applicable law) following receipt by the Annuity Service Center of the Contract Owner's Written Request, except in the following situations for the following Accounts.

           GENERAL ACCOUNT -- C.M. Life reserves the right to defer payment of any Surrender from the General Account for up to six (6) months.

           SEPARATE ACCOUNT -- C.M. Life reserves the right to defer the payment of any Surrender from the Separate Account as permitted by the 1940 Act. Such delay may occur because: (i) the New York Stock Exchange is closed for trading; (ii) the SEC determines that a state of emergency exists; or (iii) an order or pronouncement of the SEC permits a delay for the protection of Contract Owners.

   In addition, a Purchase Payment amount is not available to satisfy a Written Request for Surrender until the check, or other instrument by which such Purchase Payment was made, has been honored.

   Beginning in the second Contract Year, the Contract Owner is entitled to an annual Free Surrender Amount, which is exempt from a Surrender Charge and from any Interest Rate Factor Adjustment. The Free Surrender Amount equals 10% of the Contract Balance as of the end of the immediately preceding Contract Year, and is allocated among the General Account and Sub-Accounts in the same proportion as the partial Surrender or full Surrender requested. The Free Surrender amount may be taken in multiple installments in each Contract Year. Any amount subject to Surrender in excess of the Free Surrender Amount is subject to the Surrender Charge and the Interest Rate Factor Adjustment, as applicable. (See "Interest Rate Factor Adjustment," page and "Surrender Charge," page .) Any unused Free Surrender Amount cannot be accumulated and carried from one year to the next. (Surrenders may result in tax liabilities. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," page .)

   Until April 30, 1997, no sales charges will be imposed upon redemption of a Contract where the proceeds of such redemption are applied to the purchase of a new MassMutual group annuity contract. This waiver does not eliminate applicable charges under the particular group contract, and upon surrender of the group contract, charges may apply.

   Since the Contract Owner assumes the entire investment risk with respect to Purchase Payments and transfers allocated to the Separate Account, and certain risks with respect to amounts allocated to the General Account, and because Surrenders are subject to a Surrender Charge, an Interest Rate Factor Adjustment, a Contract Maintenance Fee, and possibly Premium Taxes, THE TOTAL AMOUNT PAID UPON FULL SURRENDER MAY BE MORE OR LESS THAN THE TOTAL PURCHASE PAYMENTS MADE (taking any prior partial Surrenders into account). Following a Surrender of the total Contract Balance, or at any time the Contract Balance is zero, all rights of the Contract Owner and Annuitant will terminate.

SYSTEMATIC WITHDRAWALS

   Upon Written Request, a Contract Owner may elect Systematic Withdrawals ($100 minimum per withdrawal) to begin on or after the first anniversary of the Contract Issue Date during the Accumulation Period. There is currently no charge for Systematic Withdrawals. However, the Company reserves the right to charge for Systematic Withdrawals in the future. The Contract Owner may not simultaneously participate in both Systematic Withdrawals and Dollar Cost Averaging.

   If Systematic Withdrawals are elected, the Contract Owner may withdraw fixed dollar amounts at regular intervals from the Contract Balance.

   Systematic Withdrawals will begin when a properly completed Written Request from the Contract Owner is received by the Company, at least five (5) business days prior to the Systematic Withdrawals start date selected by the Contract Own. If the Systematic Withdrawals start date is less than five (5) days after the date the Written Request is received by the Company, the Company may defer the Systematic Withdrawals start date for one (1) month. If no start date has been selected, the Company will automatically start Systematic Withdrawals within five (5) business days after the Written Request is received.

   Changes in Systematic Withdrawals may only be made by Written Request from the Contract Owner to terminate the existing Systematic Withdrawals election along with a Written Request designating a new Systematic Withdrawals election. Systematic Withdrawals will terminate when any of the following occurs:

   (1) the number of designated Systematic Withdrawals has been completed;

   (2) the value of the General Account or Sub-Account is insufficient to complete the next withdrawal;

   (3) Written Request from the Contract Owner is received at least five (5) business days prior to the next withdrawal date;

   (4) the Annuity Income Date arrives; or

   (5) the Contract is terminated.

   Withdrawals in excess  of the  Free Surrender Amount  may be  subject to  any
applicable   Surrender  Charge   and  Interest  Rate   Factor  Adjustment.  (See
"Surrenders," page   .)

   Further, withdrawals  may result  in tax  liabilities. See  "CERTAIN  FEDERAL
INCOME TAX CONSEQUENCES," page   .

   The Systematic Withdrawals plan is not currently available in all states.

ANNUITY INCOME PAYMENTS

   C.M. Life will pay an Annuity Income beginning on the Annuity Income Date, provided no Death Benefit has become payable, and the Contract Owner has selected an available Annuity Option and payment schedule by Written Request. The Annuity Option and frequency of Annuity Income payments may not be changed after Annuity Income payments begin. Unless the Contract Owner specifies otherwise, the payee of the Annuity Income is the applicable Annuitant. After the death of the Annuitant, any remaining payments will be made to the Beneficiary. The dollar amount and frequency of the payments will depend on numerous factors, such as the Contract Balance, the type of Annuity and Annuity Option elected, possibly age and sex, and any applicable Interest Rate Factor Adjustment.

   ANNUAL INCOME DATE. Initially, the Annuity Income Date is selected by the Contract Owner at the time the Application is completed. The Annuity Income Date may be changed from time to time by the Contract Owner by Written Request to C.M. Life, provided that notice of each change is received by C.M. Life at its Annuity Service Center at least thirty (30) days prior to the then-current Annuity Income Date. Except as otherwise permitted by C.M. Life, an Annuity Income Date must be a date which is no earlier than the fifth anniversary of the Contract Issue Date. The latest Annuity Income Date which may be elected is the Annuitant's 90th birthday (unless a longer period is required under applicable state law).

   ELECTION OF ANNUITY OPTION. The Contract Owner will choose an Annuity Option in the Application. During the lifetime of the Annuitant and Contract Owner and prior to the Annuity Income Date, the Contract Owner may change the election, but a Written Request specifying a change of election must be received by C.M. Life at its Annuity Service Center at least thirty (30) days prior to the Annuity Income Date. If no election is made at least thirty (30) days prior to the Annuity Income Date, Annuity Income will be paid under Option B, life income
with 120 monthly payments guaranteed. (See "Annuity Options," page   .)

   If the Annuitant or Contract Owner dies prior to the Annuity Income Date, the Beneficiary may receive a Death Benefit. (See "Death Benefit," page .)

   PREMIUM TAX. C.M. Life may be required by state law to pay a Premium Tax on the amount applied to an Annuity Option (or upon Surrender). If so, C.M. Life will deduct the Premium Tax before applying (or paying) the proceeds.

ANNUITY OPTIONS

   The Contract provides six (6) Annuity Options which are described below. Five
(5) of these are offered as EITHER a Fixed Annuity or a Variable Annuity (Option E is only available as a Fixed Annuity). Contract Owners may elect a Fixed Annuity, a Variable Annuity, or a combination of both. If the Contract Owner elects a combination, he must specify what part of the Contract Balance is to be applied to the Fixed and Variable Options. Unless specified otherwise, the General Account Balance will be used to provide a Fixed Annuity, and the Separate Account Balance will be used to provide a Variable Annuity. (If the General Account Balance is used to provide Variable Annuity Income payments, then the Interest Rate Factor Adjustment will be applied at that time.) Variable Annuity income payments will be based on the Sub-Account(s) selected by the Contract Owner, or on the allocation of the Separate Account Balance among the Sub-Accounts.

   If the amount of the Annuity Income will depend on the age or sex of the Annuitant, C.M. Life reserves the right to ask for satisfactory proof of the Annuitant's (and Joint Annuitant's) age and sex. C.M. Life may delay Annuity Income payments until satisfactory proof is received.

   On the Annuity Income Date, the sum of: (i) the General Account Balance (adjusted by the Interest Rate Factor Adjustment to the extent that the General Account Balance is applied to a Variable Annuity Option); and (ii) the Separate Account Balance; minus (iii) any Premium Tax, will be applied to provide for Annuity Income payments under the selected Annuity Option.

   A FIXED ANNUITY provides for Annuity Income payments which will remain constant pursuant to the terms of the Annuity Option elected. The effect of choosing a Fixed Annuity is that the amount of each payment will be set on the Annuity Income Date and will not change. If a Fixed Annuity is selected, the Separate Account Balance used to provide the Fixed Annuity will be transferred to the general assets of C.M. Life, and the Annuity Income payments will be fixed in amount by the Fixed Annuity provisions selected, and, for some options, the age and sex (if consideration of sex is allowed) of the Annuitant. The Fixed Annuity payment amounts are determined by applying the Annuity Purchase Rate specified in the Contract to the portion of the Contract Balance allocated to the Fixed Annuity Option selected by the Contract Owner.

   A VARIABLE ANNUITY provides for payments that fluctuate or vary in dollar amount, based on the investment performance of a Separate Account Sub-Account. The Variable Annuity purchase rate tables in the Contract reflect an assumed interest rate of 4%, so if the actual net investment performance of the Sub-Account is less than this rate, then the dollar amount of the actual Annuity Income payments will decrease. If the actual net investment performance of the Sub-Account is higher than this rate, then the dollar amount of the actual Annuity Income payments will increase. If the net investment performance exactly equals the 4% rate, then the dollar amount of the actual Annuity Income payments will remain constant.

                  ANNUITY UNITS AND PAYMENTS. The dollar amount of each Variable Annuity payment depends on the number of "Annuity Units" credited to that Annuity Option and the value of those units. The number of Annuity Units is determined as follows.

                  1. The number of Annuity Units credited in each Sub-Account will be determined by dividing the product of the portion of the Contract Balance to be applied to the Sub-Account and the Annuity Purchase Rate specified in the Contract by the value of one Annuity Unit in that Sub-Account on the Annuity Income Date.

                  2. The amount of each Annuity Income payment equals the product of the Annuitant's number of Annuity Units and the Annuity Unit Values on the payment date. The amount of each payment may vary from prior Annuity Income payments.

                  ANNUITY UNIT VALUE. The value of an Annuity Unit in a Sub-Account on a ny Valuation Date is determined as follows.

                  1. The Net Investment Factor for the Valuation Period (for the appropriate Annuity Income payment frequency) just ended is multiplied by the value of the Annuity Unit for the Sub-Account on the preceding Valuation Date.

                  2. The result in (1)  is then divided  by an interest  factor.
                     The interest factor equals 1.00 plus the interest rate for the number of days since the preceding Valuation Date. Interest is based on an effective annual rate of 4%. This compensates for the interest assumption built into the Annuity Purchase Rates.

   The Contract Owner may choose to receive Annuity Income payments under any one of the Annuity Options described below. The Company may consent to other plans of payment before the Annuity Income Date.

   NOTE CAREFULLY: UNDER ANNUITY OPTIONS A AND C, IT WOULD BE POSSIBLE FOR ONLY ONE (1) ANNUITY INCOME PAYMENT TO BE MADE IF THE ANNUITANT WERE TO DIE BEFORE THE DUE DATE OF THE SECOND ANNUITY PAYMENT; ONLY TWO (2) ANNUITY INCOME PAYMENTS IF THE ANNUITANT WERE TO DIE BEFORE THE DUE DATE OF THE THIRD ANNUITY PAYMENT; AND SO FORTH.

   The following Annuity Options are available.

   ANNUITY OPTION A -- Life Income -- Periodic payments will be made as long as the Annuitant lives.

   ANNUITY OPTION B -- Life Income with Period Certain -- Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period, which is selected by the Contract Owner, may be five (5), ten (10), or twenty (20) years.

   ANNUITY OPTION C -- Joint and Last Survivor Payments -- Periodic payments will be made during the joint lifetime of two (2) Annuitants, continuing in the same amount during the lifetime of the surviving Annuitant.

   ANNUITY OPTION D -- Joint and 2/3 Survivor Annuity -- Periodic payments will be made during the joint lifetime of two (2) Annuitants. Payments will continue during the lifetime of the surviving Annuitant, and will be computed on the basis of two-thirds of the annuity payment (or units) in effect during the joint lifetime.

   ANNUITY OPTION  E  --  PERIOD  CERTAIN  --  (Available  as  a  Fixed  Annuity
   only)-Periodic payments will be made for a specified period. The specified period must be at least five (5) years and cannot be more than thirty (30) years.

   ANNUITY OPTION F -- Special Income Settlement Agreement -- C.M. Life will pay the proceeds in accordance with terms agreed upon in writing by the Contract Owner and C.M. Life. This option may be elected only at the Annuity Income Date.

                                   * * * * *

   Annuity Income Payments. Except as otherwise agreed to by the Contract Owner and C.M. Life, Annuity Income payments will be payable monthly. The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Income payment allowed, are the most recently published minimums designated by C.M. Life for this purpose. A portion or the entire amount of the Annuity Payments may be taxable as ordinary income. If, at the time the Annuity Payments begin, C.M. Life has not received a proper written election not to have federal income taxes withheld, C.M. Life must by law withhold such taxes from the taxable portion of such annuity payments and remit that amount to the federal government. (See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," page .)

TERMINAL ILLNESS BENEFIT

   In the event that a Contract Owner becomes terminally ill during the Accumulation Period and prior to age 75, the Contract Owner may elect, unless prohibited by law, by submission of a Written Request, a Terminal Illness.

   Benefit equal to the greater of:

   (a) the Purchase Payments less any prior withdrawals and charges; or

   (b) the Contract Balance.

   The Company will require proof that the Contract Owner is terminally ill and not expected to live more than twelve (12) months. This proof will include, but is not limited to, certification by a licensed medical practitioner performing within the scope of his/her license. The licensed medical practitioner must not be the Contract Owner, Annuitant or the Contingent Annuitant, or the parent, spouse or child of the Contract Owner, Annuitant or Contingent Annuitant.

   Payment of the Terminal Illness Benefit is determined on the date the Company receives the Written Request. No Contract Maintenance Fee for the current year, Surrender Charge or Interest Rate Factor Adjustment shall apply with respect to any Terminal Illness Benefit. Payment of the Terminal Illness Benefit will be in full settlement of the Company's liability under the Contract. The Terminal Illness Benefit is not available for Contracts issued in Kansas, Mississippi, Texas, or Pennsylvania.

DEATH BENEFIT

   If the Annuitant or Contract Owner dies prior to the Annuity Income Date, a Death Benefit will be paid to the Beneficiary upon receipt at the Annuity Service Center of proof of death. If, however, the Annuitant dies before such Contract Owner and there is a Contingent Annuitant who is less than 85 years of age on the Annuitant's date of death (and such Contract Owner is a natural person), then no Death Benefit is payable, and the Contract will continue in force, with the Contingent Annuitant as the Annuitant. For purposes of the Death Benefit, the Annuitant is the Annuitant named in the Application.

   The Death Benefit is payable upon receipt of proof of death, as well as proof that the death occurred during the Accumulation Period. Upon receipt of this proof and an election of a Death Benefit Option, and return of the Contract, the Death Benefit generally will be payable after C.M. Life has sufficient information to make the payment(s).

   Payments under a Death Benefit Option are determined at the time of payment, and, if the deceased Annuitant or Contract Owner was a natural person less than age 75 at death, are based on the greater of (a) the Contract Balance or (b) the Purchase Payments less any prior withdrawals and charges. Otherwise, the payments are based on the Contract Balance at the time of payment. No Surrender Charge, Interest Rate Factor Adjustment, or Contract Maintenance Fee shall apply with respect to any Death Benefit Option.

   Payment of the Death Benefit will be in full settlement of the Company's liability under this Contract.

   The available Death Benefit Options depend on whether the Contract Owner and Annuitant are the same person.

   DEATH OF CONTRACT OWNER. If the Contract Owner is not the Annuitant, and the Contract Owner dies before the Annuitant and prior to the Annuity Income Date, one of the following provisions will apply.

   1. If the Contract Owner's spouse is the Beneficiary and survives the Contract Owner, the spouse may select only Death Benefit Option A, B, or
       C within one (1) year after the Contract Owners death. (See page   ).

       If the surviving spouse does not make a selection within one (1) year after the Contract Owner's death, the surviving spouse will become the Contract Owner.

   2. If the Beneficiary is a natural person other than the Contract Owner's spouse, the Beneficiary may select only Death Benefit Option B or C
       within one (1) year after the Contract Owner's death. (See page   ).

       If no selection is made within one (1) year after the Contract Owner's death, the Death Benefit will be paid to the Beneficiary in a single sum at that time.

   3. If the Beneficiary is not a natural person, it may select only Death Benefit Option B or D within one (1) year after the Contract Owner's death.

   4. If no Beneficiary survives the Contract Owner, the Annuitant shall be deemed to be the Beneficiary and provision 1 or 2 above shall apply.

       If no selection is made within one (1) year after the Contract Owner's death, the Death Benefit will be paid in a single sum at that time.

   DEATH OF CONTRACT OWNER/ANNUITANT. If the Contract Owner and Annuitant are the same person, and the Contract Owner/Annuitant dies before the Annuity Income Date, one of the following provisions applies.

   1.  If   the  Contract  Owner/Annuitant's  spouse  is  the  Beneficiary,  the surviving spouse may only select Death  Benefit Option B, C, or G  within
       (1) one year after the Contract Owner/Annuitant's death. (See below.)

       If  no  selection  is  made  within  one  (1)  year  after  the  Contract
       Owner/Annuitant's death, the surviving spouse will become the Contract Owner and Annuitant of the Contract.

   2. If the Beneficiary is a natural person other than the Contract Owner/Annuitant's spouse, the Beneficiary may select only Death Benefit Option B or C within (1) one year of the Contract Owner/ Annuitant's death.

       If no selection is made within one (1) year after the Contract Owner/Annuitant's death, the Death Benefit will be paid in a single sum at that time.

   3.  If the Beneficiary  is not  a natural person,  it may  select only  Death
       Benefit   Option  B  or  D  within   one  (1)  year  after  the  Contract
       Owner/Annuitant's death. See below.

   4. If no Beneficiary survives the Contract Owner/Annuitant, the Death Benefit will be paid in a single sum to the Contract Owner/Annuitant's estate within five (5) years of the date of death.

       If no selection is made within one (1) year after the Contract Owner/Annuitant's death, the Death Benefit will be paid in a single sum at that time.

   DEATH OF ANNUITANT. If the Contract Owner and Annuitant are not the same person, and the Annuitant dies before the Contract Owner and prior to the Annuity Income Date, and there is no Contingent Annuitant younger than age 85 (or if the Contract Owner is not a natural person), one of the following provisions applies.

   1. The Beneficiary, if a natural person, may only select Death Benefit Option E or F within one (1) year after the Annuitant's death. (See page
         .)

      If no selection is made within one (1) year after the Annuitant's death, the Death Benefit will be paid in a single sum to the Beneficiary at that time.

   2. If the Beneficiary is not a natural person, it may only select Death Benefit Option D or E within one (1) year after the Annuitant's death.
       (See page   ).

       If no selection is made within one (1) year after the Annuitant's death, the Death Benefit will be paid in a single sum at that time.

   3. If no Beneficiary survives the Annuitant, the Contract Owner shall be deemed the Beneficiary and provision 1 or 2 immediately above shall apply.

   DEATH BENEFIT OPTIONS. Life expectancy for purposes of these Death Benefit Options will be determined from the tables in the Regulations, under Section 72 of the Code. The following Death Benefit Options are available:

   DEATH BENEFIT OPTION A -- To become the Contract Owner;

   DEATH BENEFIT OPTION B -- To receive the Death Benefit as a single sum within one (1) year after the Contract Owner's death;

   DEATH BENEFIT OPTION C -- To receive  the  Death Benefit  under  any  Annuity
                             Option offered in the Contract, provided the entire Death Benefit is distributed:

              1.  Within five (5) years of the date of death; or

              2.   Over a period not extending beyond the life expectancy of the
                 Beneficiary; or

              3.  Over the life of the Beneficiary.

   If the Death Benefit is to be paid under provision (2) or (3), the first installment payment must be made within one (1) year after the Contract Owner's death.

   DEATH BENEFIT OPTION D -- To receive  the  Death Benefit  under  any  Annuity
                             Option offered in the Contract, provided the entire Death Benefit is distributed within five (5) years of the date of death;

   DEATH BENEFIT OPTION E -- To receive the Death Benefit as a single sum within one (1) year after the Annuitant's death;

   DEATH BENEFIT OPTION F -- To receive  the  Death Benefit  under  any  Annuity
                             Option offered in the Contract, provided the Death Benefit is distributed:

              1.  Over a period not extending beyond the life expectancy of  the
                 Beneficiary; or

              2.  Over the life of the Beneficiary.

   The first installment payment must be made within one (1) year after the Annuitant's death.

   DEATH BENEFIT OPTION G -- To become the Contract  Owner and Annuitant of  the
                             Contract, just as if the Beneficiary had always been the Contract Owner and Annuitant.

   DEATH OF ANNUITANT ON OR AFTER ANNUITY INCOME DATE. The Death Benefit payable if the Annuitant dies on or after the Annuity Income Date, if any, depends on the Annuity Option in effect on the date of death of the Annuitant. Any remaining payments will be distributed at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If a Beneficiary dies while receiving such benefits, the balance of the benefits, if any, will be paid in a single sum to the estate of the Beneficiary. If no Beneficiary survives the Annuitant, the benefits, if any, will be paid in a single sum to the estate of the last Annuitant to die.

   BENEFICIARY. One or more Beneficiaries may be designated to receive benefits concurrently, contingently or successively upon the death of the Contract Owner and/or the Annuitant. The Beneficiary designation in the Application will remain in effect until changed. The Contract Owner may, upon Written Request, change the designated Beneficiary before a Death Benefit has become payable. The Beneficiary's consent to such change is not required unless the Beneficiary was irrevocably designated or consent is required by law. (If an irrevocable Beneficiary dies, the Contract Owner may then designate a new Beneficiary.) The change will take effect as of the date the Contract Owner signs the Written Request. However, the change is subject to any payments made or actions taken by C.M. Life before receipt of the Written Request. On or after receipt of proof of death at the Annuity Service Center, the Beneficiary shall have the exclusive right to (i) appoint a contingent Beneficiary to succeed to the interest of the Beneficiary in the event of the Beneficiary's death; and (ii) make transfers under the Contract. (See "Transfers," page 19.)

IRS REQUIRED DISTRIBUTION

   Federal tax law requires that if the Contract Owner dies before the Annuity Income Date, then the entire value of the Contract must generally be distributed within five (5) years of the date of death of the Contract Owner. Special rules may apply to the spouse of the deceased Contract Owner. (See "Federal Tax Matters," page B-11 of the Statement of Additional Information, for a detailed description of these rules.)

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM

   Section 36.105 of the Texas Educational Code permits participants in the Texas Optional Retirement Program ("ORP") to withdraw their interests in a variable annuity contract issued under the ORP only upon: (1) termination of employment in the Texas public institutions of higher education; (2) retirement; or (3) death. Accordingly, a participant in the ORP (or the participant's estate if the participant has died) will be required to obtain a certificate of termination from the employer, or a certificate of death, before the Contract can be surrendered.

RESTRICTIONS UNDER SECTION 403(B) PLANS

   Section 403(b) of the Code provides for tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. In accordance with the requirements of Section 403(b), any Contract used for a 403(b) plan will prohibit distributions of elective contributions, and earnings on elective contributions, except upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, income attributable to elective contributions may not be distributed in the case of hardship.

                             CHARGES AND DEDUCTIONS

   C.M. Life will make certain charges and deductions under the Contract in order to compensate it for incurring expenses in distributing the Contract, bearing mortality and expense risks under the Contract, and administering the Investment Accounts and the Contract. Charges may also be made for Premium Taxes, and other federal, state or local taxes. Charges and expenses are also deducted from the assets of the Portfolios.

SURRENDER CHARGE

   C.M. Life will incur expenses relating to the sale of Contracts, including commissions to registered representatives and other promotional expenses. In connection with a full Surrender or partial Surrender during the first five (5) Contract Years, C.M. Life may deduct from the Contract Balance a Surrender Charge equal to 5% of any Contract Balance surrendered in order to help cover distribution expenses. The Surrender Charge will be deducted as of the date of the receipt at the Annuity Service Center of the Written Request for the Surrender. Any Surrender Charge assessed will be allocated among the General Account and the Sub-Accounts in the same manner (pro rata) as the Contract Balance subject to Surrender is allocated among the General Account and the Sub-Accounts. The Surrender Charge will not be applied under the following circumstances:

   1. Cancellation of the Contract during the 15-day examination period;

   2. Full Surrender of the Contract on the Annuity Income Date;

   3. Partial Surrenders or full Surrenders during the Window Period or after the first five (5) Contract Years, (the Window Period is the last thirty
      (30) days of each Five-Year Period under the Contract);

   4. Upon payment of the Death Benefit;

   5. On any Free Surrender Amount. Beginning in the second Contract Year, the Contract Owner is entitled to an annual Free Surrender Amount, which is exempt from a Surrender Charge and any applicable Interest Rate Factor Adjustment. See "Interest Rate Factor Adjustment" below. The Free Surrender Amount will be allocated among the General Account and/or Sub-Accounts in the same proportions as the partial Surrender or full Surrender amount. The Free Surrender Amount equals 10% of the Contract Balance as of the end of the immediately preceding Contract Year. Contract Owners may elect to receive 10% of the Contract Balance in multiple installments each contract year. Any amount redeemed during the year in excess of this 10% amount will be subject to a Surrender Charge (and any applicable Interest Rate Factor Adjustment); and

   6. Partial Surrenders or full Surrenders of Contracts issued in exchange for Variable Annuity Contracts issued by Connecticut Mutual through its Panorama Separate Account which are beyond any applicable Surrender Charge period.

   More information about how the Surrender Charge is calculated for partial Surrenders and full Surrenders is contained in Appendices I and III attached hereto.

   In the case of a partial Surrender, the Surrender Charge will be deducted from the Contract Balance remaining after payment of the requested Surrender amount, or from the amount paid if sufficient balances do not remain in the Sub-Account or General Account to which the Surrender is allocated.

   Until April 30, 1997, no sales charges will be imposed upon redemption of a Contract where the proceeds of such redemption are applied to the purchase of a new MassMutual group annuity contract. This waiver does not eliminate applicable charges under the particular group contract, and upon surrender of the group contract, charges may apply.

   C.M. Life anticipates that the Surrender Charge will not generate sufficient funds to pay the cost of distributing the Contracts. If this charge is insufficient to cover distribution expenses, the deficiency will be met from C.M. Life's general funds, which will include amounts derived from the charge for mortality and expense risks.

   C.M. LIFE GUARANTEES THAT THE AGGREGATE SURRENDER CHARGE WILL NEVER EXCEED 8.5% OF THE TOTAL PURCHASE PAYMENTS MADE UNDER THE CONTRACT.

INTEREST RATE FACTOR ADJUSTMENT

   An Interest Rate Factor Adjustment will be applied in the event of any partial Surrender or full Surrender of the General Account Balance during the Accumulation Period, and on the Annuity Income Date (to the extent, if any, that the General Account Balance is applied to a Variable Annuity Option), but not during a Window Period. The Interest Rate Factor Adjustment is not applicable to the Separate Account or to Contracts issued to Pennsylvania residents.

   The Interest Rate Factor Adjustment is based on interest rates payable on U.S. Treasury securities. In general, if rates on U.S. Treasury securities are higher (or up to .30% lower) when you Surrender than when you made the applicable Purchase Payments, a negative Interest Rate Factor Adjustment will be applied, and in the event of a full Surrender, YOU COULD RECEIVE AN AMOUNT LOWER THAN THE GENERAL ACCOUNT BALANCE AT THE TIME OF SURRENDER AND EVEN LOWER THAN THE AMOUNT OF PURCHASE PAYMENTS MADE. If rates on U.S. Treasury secur-ities are more than .30% lower when you Surrender than when you made the applicable Purchase Payments, a positive Interest Rate Factor Adjustment will be applied, and in the event of a full Surrender, you could receive an amount higher than the General Account Balance. No Interest Rate Factor Adjustment will be applied during a Window Period; in addition, no Interest Rate Factor Adjustment will be applied to the General Account Free Surrender Amount. (For partial Surrenders of General Account Balance, the Interest Rate Factor Adjustment will be added to or subtracted from the remaining General Account Balance.) (See "Surrender Charge," page .)

   The  Interest Rate Factor  Adjustment will reflect  the relationship between:
(i) the weighted average of U.S. Treasury Index Rates corresponding to Purchase Payments and Transfers into the General Account during the current Five-Year Period (as adjusted for partial Surrenders or Transfers out of the General Account); (ii) the U.S. Treasury Index Rate which would be applicable during the time remaining in the current Five-Year Period on the date of the surrender; and
(iii) the time remaining in the current Five-Year Period. The Interest Rate Factor Adjustment formula includes a set percentage factor (.30%) designed to compensate C.M. Life for certain expenses and losses that might be incurred as a direct or indirect result or consequence of Surrenders. In general, if the weighted average of U.S. Treasury Index Rates corresponding to Purchase Payments and Transfers during the current Five-Year Period is lower than the U.S. Treasury Index Rate which would be applicable during the time remaining in the current Five-Year Period (or exceeds such rate by less than .30%), then the application of the Interest Rate Factor Adjustment will result in a lower payment upon Surrender. Therefore, in order for there to be a positive Interest Rate Factor Adjustment, the U.S. Treasury Index Rate must have decreased sufficiently to offset this percentage factor; otherwise, the Interest Rate Factor Adjustment will be negative.

   In the event of a partial Surrender, there is no Interest Rate Factor Adjustment if the General Account Free Surrender Amount exceeds the General Account portion of such partial Surrender.

   There is no limit on the Interest Rate Factor Adjustment (except as required by state law with respect to a negative Interest Rate Factor Adjustment and as disclosed in Contracts issued in Oregon and Washington with respect to a positive Interest Rate Factor Adjustment). Additional information regarding the Interest Rate Factor Adjustment is included in Appendices II and III.

MORTALITY AND EXPENSE RISK CHARGE

   C.M. Life imposes a daily charge as compensation for bearing certain mortality and expense risks in connection with the Contracts. This charge currently is 1.07% annually (equal to a daily rate of 0.002932%). It may increase, but it will not exceed an effective annual rate of 1.25% of the average daily value of net assets in the Separate Account. (The approximate portion of this charge estimated to be attributable to mortality risks is 0.42%; the approximate portion of this charge estimated to be attributable to expense risks is 0.65%.) The Mortality and Expense Risk Charge is reflected in the Accumulation Unit value or Annuity Unit value for the Contract for each Sub-Account.

   Contract Balances and Annuity Income payments are not affected by changes in actual mortality experience nor by actual expenses incurred by C.M. Life. The mortality risks assumed by C.M. Life arise from its contractual obligations to make Annuity Income payments (determined in accordance with the annuity tables and other provisions contained in the Contract), and to pay Death Benefits prior to the Annuity Income Date. Thus, Contract Owners are assured that neither the Annuitant's own longevity, nor an unanticipated improvement in general life expectancy, will adversely affect the Annuity Income payments that the Annuitant will receive under the Contract.

   C.M. Life also bears substantial risk in connection with the Death Benefit. During the Accumulation Period C.M. Life will, if the deceased Annuitant or Contract Owner was a natural person less than age 75 at death, pay a Death Benefit equal to the greater of (a) the Contract Balance, or (b) the Purchase Payments less any prior partial surrenders and charges. Otherwise, the Death Benefit is based on the Contract Balance. The Death Benefit is paid without imposition of a Surrender Charge or the Interest Rate Factor Adjustment.

   The expense risk assumed by C.M. Life is the risk that C.M. Life's actual expenses in administering the Contract and the Separate Account will exceed the amount recovered through Administrative Charges.

   If the Mortality and Expense Risk Charge is insufficient to cover C.M. Life's actual costs, C.M. Life will bear the loss. Conversely, if the charge is more than sufficient to cover costs, the excess will be profit to C.M. Life. C.M. Life expects a profit from this charge. To the extent that the Surrender Charge is insufficient to cover the actual cost of Contract distribution, the deficiency will be met from C.M. Life's general corporate assets, which may include amounts derived from the Mortality and Expense Risk Charge.

ADMINISTRATIVE CHARGES

   In order to cover the costs of administering the Contracts and the Separate Account, C.M. Life deducts a Contract Maintenance Fee from the Contract Balance of each Contract, and also deducts a daily Administrative Expense Charge from the assets of each Sub-Account of the Separate Account.

   CONTRACT MAINTENANCE FEE. A Contract Maintenance Fee is deducted from the Contract Balance of each Contract on the last day of each Contract Year during the Accumulation Period, and upon full Surrender of the Contract. The charge is not deducted after the Annuity Income Date. This Contract Maintenance Fee currently is $30 per Contract per Contract Year. It may be increased, but will not exceed $60. C.M. Life does not anticipate realizing any profit from this charge. The Contract Maintenance Fee will be deducted pro rata from the Sub-Accounts in the Separate Account and the General Account, in the same proportion that the amount of Contract Balance in each Sub-Account and the General Account bears to the total Contract Balance. For Contracts issued to Pennsylvania residents, the Fee will be calculated as a pro rata portion of the balance of each Sub-Account.

   ADMINISTRATIVE EXPENSE CHARGE. C.M. Life also deducts a daily Administrative Expense Charge from the assets of each Sub-Account of the Separate Account. This charge is currently at an effective annual rate of 0.07% (equal to a daily rate of 0.000192%). C.M. Life does not anticipate realizing any profit from this charge. The Administrative Expense Charge may be increased in the future, but the combined total of the Administrative Expense Charge and the Mortality and Expense Risk Charge will never exceed an effective annual rate of 1.50% of the average daily value of net assets in the Separate Account.

PREMIUM TAXES

   C.M. Life may pay Premium Taxes in connection with Purchase Payments under the Contracts. Depending upon applicable state law, C.M. Life will deduct the Premium Taxes paid with respect to a particular Contract from the Purchase Payments, from the Contract Balance on the Annuity Income Date (thus reducing the Contract Balance), or upon the full Surrender of a Contract. Premium Taxes currently range from 0% to 4.28% of Purchase Payments.

FEDERAL, STATE AND LOCAL TAXES

   No charges are currently made for federal, state, or local taxes other than Premium Taxes. However, C.M. Life reserves the right to deduct charges in the future for such taxes, or other economic burden resulting from the application of any tax laws that C.M. Life determines to be attributable to the Contracts.

OTHER EXPENSES INCLUDING INVESTMENT ADVISORY FEES

   Each Portfolio of the Funds is responsible for all of its expenses. In addition, charges will be made against each Portfolio of the Funds for investment advisory services provided to the Funds or the Portfolio. The net assets of each Portfolio of the Funds will reflect deductions in connection with investment advisory fees and other expenses.

   For more information concerning investment advisory fees and other charges against the Portfolios, see the prospectuses for the Funds, a current copy of which accompanies this Prospectus.

                          DISTRIBUTOR OF THE CONTRACTS

   Effective May 1, 1996, MML Distributors, LLC ("MML Distributors") (formerly known as Connecticut Mutual Financial Services, LLC), 1414 Main Street, Springfield, MA 01144-1013, an affiliate of C.M. Life, is the principal underwriter of the Contracts pursuant to an Underwriting and Servicing Agreement to which MML Distributors and C.M. Life on behalf of the Separate Account are parties. Since March 1, 1996, MML Investors Services, Inc. ("MMLISI"), also located at 1414 Main Street, Springfield, MA 01144-1013, has served as the co-underwriter of the Contracts. Both MML Distributors and MMLISI are registered with the Securities and Exchange Commission ("SEC") as broker-dealers under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. ("NASD").

   MML Distributors may enter into selling agreements with respect to the Contracts with other broker-dealers that are registered with the SEC and are members of the NASD ("selling brokers"). Contracts are sold through agents who are licensed under applicable insurance law to sell the Contracts. These agents are also registered representatives of selling brokers or of MMLISI.

   MML Distributors does business as MML Distributors, L.L.C. in the states of Illinois, Michigan, Oklahoma, South Dakota and Washington, and as MML Distributors, Limited Liability Company in the states of Maine, Ohio and West Virginia.

   Commissions of up to 6.0% of Purchase Payments are paid on Contract sales.

                               GENERAL PROVISIONS

ASSIGNMENT OF THE CONTRACT

   A Written Request specifying the terms of an assignment of the Contract must be provided to the Annuity Service Center. Until the Written Request is received at the Annuity Service Center, C.M. Life will not be required to take notice of, or be responsible for, any transfer of interest in the Contract by assignment, agreement, or otherwise.

   C.M. Life will not be responsible for the validity of tax consequences of any assignment. Any assignment made after the Death Benefit has become payable will be valid only with C.M. Life's consent.

   If the Contract is assigned, the Contract Owner's rights may only be exercised with the consent of the assignee of record.

CONTRACT CHANGES BY C.M. LIFE

   C.M. Life reserves the right to amend the Contract to meet the requirements of any applicable federal or state laws or regulations, or to make other changes permitted by the Contract. C.M. Life will notify the Contract Owner in writing of any such amendments.

   Any changes to the Contract by C.M. Life must be signed by an authorized officer of C.M. Life. Agents of C.M. Life have no authority to alter or modify any of the terms, conditions, agreements of the Contract, or to waive any of its provisions.

CONTRACT TERMINATION

   The Contract will terminate upon the occurrence of any of the following events:

       1.  The date of the last Annuity Income payment;

       2.  The date payment is made of the Contract Balance;

       3.  The date of the last Death Benefit payment to the last Beneficiary;

       4.    The date  the  Contract is  returned  under the  "Right  to Examine
          Contract" provision, see page   ; or

       5.  Failure to maintain the required Minimum Contract Balance.

INCONTESTABILITY

   The Contract is incontestable.

MISSTATEMENT OF AGE OR SEX

   If the Annuitant's age or sex has been incorrectly stated, the Annuity Income payable will be that which the Contract Balance, reduced by any applicable Premium Tax, would have purchased at the correct age and sex. After correction, the Annuitant will receive the sum of any underpayments made by C.M. Life within thirty (30) calendar days. The amounts of any overpayments made by C.M. Life will be charged against the payment(s) following the correction.

NONPARTICIPATING

   The Contract is nonparticipating and will not share in any surplus earnings of C.M. Life. No dividends are payable on the Contract.

NON-BUSINESS DAYS

   If the due date for any activity required by the Contract falls on a non-business day for C.M. Life, performance will be rendered on the first business day following the due date.

REGULATORY REQUIREMENTS

   All interest guarantees, surrender benefits, and amounts payable at death will not be less than the minimum benefits approved under the laws and regulations of the state in which the Contract is delivered.

   C.M. Life will administer the Contract in accordance with the U.S. tax laws and regulations in order to retain its status as an annuity contract.

RIGHT TO EXAMINE CONTRACT

   No Surrender Charge will be applied if the Contract Owner returns the Contract for cancellation during the first fifteen (15) calendar days following the Contract Issue Date (or a longer period, if required by law). In addition, no Interest Rate Factor Adjustment, or Contract Maintenance Fee or premium tax will be applied upon such a cancellation. C.M. Life will refund the Separate Account Balance and/or any Purchase Payments made to the General Account upon return of the Contract. If required by state law, C.M. Life will refund any Purchase Payment regardless of whether they were allocated to one or more Sub-Account or to the General Account.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   THE FOLLOWING DISCUSSION IS A GENERAL DESCRIPTION OF FEDERAL TAX CONSIDERATIONS RELATING TO THE CONTRACT AND IS NOT INTENDED AS TAX ADVICE. THIS DISCUSSION IS NOT INTENDED TO ADDRESS THE TAX CONSEQUENCES RESULTING FROM ALL OF THE SITUATIONS IN WHICH A PERSON MAY BE ENTITLED TO OR MAY RECEIVE A
DISTRIBUTION UNDER THE CONTRACT. ANY PERSON CONCERNED ABOUT THESE TAX IMPLICATIONS SHOULD CONSULT A COMPETENT TAX ADVISOR BEFORE INITIATING ANY TRANSACTION. THIS DISCUSSION IS BASED UPON C.M. LIFE'S UNDERSTANDING OF THE PRESENT FEDERAL INCOME TAX LAWS AS THEY ARE CURRENTLY INTERPRETED BY THE INTERNAL REVENUE SERVICE. NO REPRESENTATION IS MADE AS TO THE LIKELIHOOD OF THE CONTINUATION OF THE PRESENT FEDERAL INCOME TAX LAWS, OR OF THE CURRENT INTERPRETATION BY THE INTERNAL REVENUE SERVICE. MOREOVER, NO ATTEMPT HAS BEEN MADE TO CONSIDER ANY APPLICABLE STATE OR OTHER TAX LAWS.

   The Contract may be purchased on a non-tax-qualified basis ("Non-qualified Contract"), or purchased and used in connection with plans qualifying for favorable tax treatment ("Qualified Contract"). Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans which are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 457 of the Internal Revenue Code of 1986, as amended (the "Code"). The ultimate effect of federal income taxes on the amounts held under a Contract, Annuity Income payments, the economic benefit to the Contract Owner, the Annuitant, or the Beneficiary depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on the employer's tax status. In addition, certain requirements must be satisfied in purchasing a Qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a Qualified Contract in order to continue receiving favorable tax treatment. Therefore, purchasers of Qualified Contracts should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that a Qualified Contract is purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

   The following discussion is based on the assumption that the Contract qualifies as an annuity contract for federal income tax purposes. The Statement of Additional Information discusses the requirements for qualifying as an annuity.

TAXATION OF ANNUITIES

   IN GENERAL. Section 72 of the Code governs taxation of annuities in general. C.M. Life believes that the Contract Owner who is a natural person generally is not taxed on increases in the value of a Contract until distribution occurs by withdrawing all or part of the Contract Balance (e.g., Surrenders or Annuity Income payments under the Annuity Option elected). For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Contract Balance (and in the case of a Qualified Contract, any portion of an interest in the qualified plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income.

   The Contract Owner of any annuity contract that is not a natural person generally must include in income any increase in the excess of the Contract's Contract Balance over the "investment in the contract" (discussed below) during the taxable year. There are some exceptions to this rule, and a prospective Contract Owner that is not a natural person may wish to discuss these with a competent tax adviser.

   The following discussion generally applies to a Contract owned by a natural person.

   SURRENDERS.  In the  case of  a Surrender  under a  Qualified Contract, under section 72(e) of the Code, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total accrued benefit for balance under the retirement plan. The "investment in the contract" generally equals the amount of any premium payments paid by or on behalf of any individual for a Qualified Contract. (The investment in the Contract does not include amounts contributed by or on behalf of an individual by an employer.). For a Contract issued in connection with Qualified Plans, the "investment in the contract" can be zero. Special tax rules may be available for certain distributions from a Qualified Contract.

   With respect to Non-qualified Contracts, partial Surrenders are generally treated as taxable income to the extent that the Contract Balance immediately before the Surrender exceeds the "investment in the contract" at that time. The Contract Balance immediately before a partial Surrender may have to be increased by any positive Interest Rate Factor Adjustment which results from such a Surrender. There is, however, no definitive guidance on the proper tax treatment of Interest Rate Factor Adjustments, and the Contract Owner should contact a competent tax adviser with respect to the potential tax consequences of an Interest Rate Factor Adjustment. Full Surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the contract."

   ANNUITY INCOME PAYMENTS. Although tax consequences may vary depending on the annuity option elected under the Contract, under Code section 72(b), gross income generally does not include that part of any amount received as an annuity under an annuity contract that bears the same ratio to such amount as the "investment in the contract" bears to the expected return at the Annuity Income Date. In this respect (prior to recovery of the investment in the contract), there is generally no tax on the amount of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each income payment is taxable. In all cases, after the "investment in the contract" is recovered, the full amount of any additional annuity payments is taxable.

   PENALTY TAX. In the case of a distribution pursuant to a Non-qualified Contract, there may be imposed a federal penalty tax equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the Contract Owner attains age 59 1/2; (2) made as a result of death or disability of the Contract Owner;
(3) received in substantially equal periodic payments as a life annuity, or a joint and survivor annuity, for the lives or life expectancies of the Contract Owner and a "designated beneficiary"; (4) from a Qualified Plan where other rules apply; (5) allocable to investment in the Contract before August 14, 1982;
(6) under a qualified funding asset (as defined in Code section 130(d)); (7) under an immediate annuity (as defined in Code section 72(u)(4)); or (8) which are purchased by an employer on termination of certain types of Qualified Plans, and which are held by the employer until the employee separates from service. Other similar tax penalties may apply to certain distributions under a Qualified Contract.

   TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF THE POLICY. A transfer of ownership of a Contract, the designation of the Annuitant or other Beneficiary who is not also the Contract Owner, the designation of certain annuity dates, or the exchange of a Contract, may result in certain tax consequences to the Contract Owner that are not discussed here. The Contract Owner contemplating any such transfer, assignment, designation, or exchange of a Contract, should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

   MULTIPLE CONTRACTS. All Non-qualified Annuity Contracts that are issued by C.M. Life (or its affiliates) to the same Contract Owner during any calendar year are required by law to be are treated as one Annuity Contract for purposes of determining the amount includable in gross income under section 72(e) of the Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and separate deferred annuity contract as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

   WITHHOLDING. The Unemployment Compensation Amendment Act of 1992 made significant changes under the Code for the treatment of distributions of Qualified Plans and Section 403(b) annuities. The Act amended Section 402 of the Code and expanded the types of distributions that can be rolled over tax-free to an Individual Retirement Account, another Qualified Plan, or a Section 403(b) annuity.

   Under the law, all taxable distributions from Qualified Plans and Section 403(b) annuities are eligible for rollover except

   1)  annuities paid over life or life expectancy;

   2)  installments for periods spanning ten (10) years or more; and

   3)  required minimum distributions under Section 401(a)(9).

   The Act also amended Section 3405 to impose mandatory 20% income tax withholding on any eligible rollover distribution that an employee receives personally and does not elect to have paid in a direct rollover. The law is effective for payments made after December 31, 1992. Payments that are not eligible for rollover remain subject to the existing pension annuity distribution rules, which are subject to withholding at the rate of 10% for lump sum distributions. Recipients of these types of distributions are generally provided with an opportunity to elect not to have tax withheld from the distributions.

   POSSIBLE CHANGES IN TAXATION. In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although as of the date of this prospectus Congress is not actively considering any legislation regarding the taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

   OTHER TAX CONSEQUENCES. As noted above, the foregoing discussion of the federal income tax consequences under the Contract is not exhaustive, and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect C.M. Life's understanding of current law and the law may change. Federal estate, and state and local estate, inheritance, and other tax consequences of ownership, or receipt of distributions under the Contract, depend on the individual circumstances of each Contract Owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

QUALIFIED PLANS

   The Contract is designed for use with several types of Qualified Plans. The tax rules applicable to Contract Owners in Qualified Plans, including restrictions on contributions and benefits, taxation of distributions, and any tax penalties, vary according to the type of plan and the terms and conditions of the plan itself. Various tax penalties may apply to contributions in excess of specified limits, aggregate distributions in excess of $150,000 annually, distributions that do not satisfy specified requirements, and certain other transactions with respect to Qualified Plans. Therefore, no attempt is made to provide more than general information about the use of the Contract with the various types of Qualified Plans. Contract Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. Some retirement plans are subject to distribution and other requirements that are not incorporated in the administration of the Contracts. Contract Owners are responsible for determining that contributions, distributions and other transactions with respect to the Contracts satisfy applicable law. Purchasers of Contracts for use with any retirement plan should consult their legal counsel and tax adviser regarding the suitability of the Contract. Following are brief descriptions of the various types of Qualified Plans in connection with which C.M. Life will issue the Contract. Contracts for all types of Qualified Plans may not be available in all states. When issued in connection with a Qualified Plan, the Contract will generally be subject to endorsement.

   QUALIFIED PENSION AND PROFIT SHARING PLANS. Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Adverse tax consequences to the plan, to the participant or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments.

   The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10," permits self-employed individuals to establish Qualified Plans for themselves and their employees. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the proposed plan documents and the Contract to their specific needs.

   INDIVIDUAL RETIREMENT ANNUITIES AND INDIVIDUAL RETIREMENT ACCOUNTS. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity, or Individual
Retirement  Account  (each  hereinafter   referred  to  as  "IRA").   Individual
Retirement Annuities are subject to limitations on the amount that may be contributed and deducted and the time when distributions may commence. Also, distributions from certain other types of Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within seven (7) days of the earlier of the establishment of the IRA, or their purchase. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs. Additional information regarding IRAs is provided in
Appendix IV, beginning on page   .

   TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees, and employees of certain types of religious, charitable, educational, and scientific organizations, specified in Section 501(c)(3) of the Code, to purchase annuity contracts and, subject to certain limitations, exclude the amount of premiums from gross income for tax purposes. However, these payments may be subject to FICA (Social Security) taxes. These annuity contracts are commonly referred to as "Tax-Sheltered Annuities." Subject to certain exceptions, withdrawals under Tax-Sheltered Annuities which are attributable to contributions made pursuant to salary reduction agreements are prohibited unless made after the Contract Owner attains age 59 1/2, upon the Contract Owner's separation from service, upon the Contract Owner's death or disability, or for an amount not greater than the total of such contributions in the case of hardship.

   SECTION 457 DEFERRED COMPENSATION ("SECTION 457") PLANS. Under Section 457 of the Code, employees of (and independent contractors who perform services for) certain state and local governmental units, or certain tax-exempt employers, may participate in a Section 457 plan of their employer, allowing them to defer part of their salary or other compensation. The amount deferred, and any income on such amount, will not be taxable until paid or otherwise made available to the employee. Depending on the terms of the particular plan, the employer may be entitled to draw on deferred amounts for purposes unrelated to its section 457 plan obligations. In general, all amounts received under a section 457 plan are taxable.

   The maximum amount that can be deferred under a Section 457 plan in any tax year is ordinarily one-third of the employee's includable compensation, up to $7,500. Includable compensation means earnings for services rendered to the employer which is includable in the employee's gross income, but excluding any contributions under the Section 457 plan, or a Tax-Sheltered Annuity. During the last three (3) years before an individual attains normal retirement age, additional "catch-up" deferrals are permitted.

   The deferred amounts will be used by the employer to purchase the Contract. The Contract will be issued to the employer, and all Contract Balances will be subject to the claims of the employer's creditors. The employee has no rights or vested interest in the Contract, and is only entitled to payment in accordance with the Section 457 plan provisions. Present federal income tax law does not allow tax-free transfers or rollovers for amounts accumulated in a Section 457 plan, except for transfers to other Section 457 plans in certain limited cases.

   RESTRICTIONS UNDER QUALIFIED CONTRACTS. Other restrictions with respect to the election, commencement, or distribution of benefits may apply under Qualified Contracts or under the terms of the plans in respect of which Qualified Contracts are issued.

GENERAL

   At the time the initial Purchase Payment is paid, a prospective purchaser must specify whether he or she is purchasing a Non-qualified Contract or a Qualified Contract. If the initial Purchase Payment is derived from an exchange or surrender of another annuity contract, C.M. Life may require that the prospective purchaser provide information with regard to the federal income tax status of the previous annuity contract. C.M. Life will require that persons purchase separate Contracts if they desire to invest monies qualifying for different annuity tax treatment under the Code. Each such separate Contract would require the minimum initial Purchase Payment stated above. Additional Purchase Payments under a Contract must qualify for the same federal income tax treatment as the initial Purchase Payment under the Contract. C.M. Life will not accept an additional Purchase Payment under a Contract if the federal income tax treatment of such Purchase Payment would be different from that of the initial Purchase Payment.

                     ADDITIONAL INFORMATION ABOUT C.M. LIFE

THE BUSINESS OF C.M. LIFE

   C.M. Life, 140 Garden Street, Hartford, Connecticut, 06154, is a stock life insurance company. It was chartered by a Special Act of the Connecticut General Assembly on April 25, 1980. It is principally engaged in the sale of life insurance and annuities, and is licensed to sell insurance in all states except New York. As of December 31, 1995, C.M. Life is licensed to sell annuities in a majority of states and is seeking to be licensed in all states except New York. As of December 31, 1995, C.M. Life was a wholly owned subsidiary of Connecticut Mutual Life Insurance Company ("Connecticut Mutual"), the sixth oldest life insurance company in the United States, and the first life insurance company formed in Connecticut. Connecticut Mutual was chartered by a Special Act of the Connecticut General Assembly on 1846 and has continuously engaged in the insurance business since that time.

   On September 8, 1995, the Board of Directors of Connecticut Mutual approved the merger of Connecticut Mutual and Massachusetts Mutual Life Insurance Company ("MassMutual"). Thereafter, a definitive agreement was signed by both companies. On January 27, 1996. Connecticut Mutual and insurance subsidiary policyholders and other insureds and annuitants approved the merger. The merger was reviewed by the insurance regulatory authorities in Massachusetts and Connecticut, and approved. The merger was effective March 1, 1996.

   MassMutual is a mutual life insurance company specially chartered by the Commonwealth of Massachusetts on May 14, 1851. It is currently licensed to transact life (including variable life), and accident and health insurance business in all states, the District of Columbia and certain provinces of Canada.

   The surviving company is the fifth largest mutual life insurance company, and the eighth largest life insurance company, in the United States, in each case based on the combined statutory total assets of MassMutual and Connecticut Mutual at December 31, 1994.

   Further references to Connecticut Mutual contained herein should be read to refer to MassMutual.

                            SELECTED FINANCIAL DATA

   THE FOLLOWING SELECTED FINANCIAL DATA FOR THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS PROSPECTUS AND THE RELATED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                          C.M. LIFE INSURANCE COMPANY
                            SELECTED FINANCIAL DATA
                        FOR THE YEARS ENDED DECEMBER 31,
                                ($ IN THOUSANDS)

RESERVES:                                  1995       1994       1993       1992       1991
- ---------------------------------------  ---------  ---------  ---------  ---------  ---------

Premiums, annuity considerations and
 other income..........................  $ 135,949  $ 112,222  $ 108,460  $ 117,805  $ 125,763
  Less: reinsurance ceded                  (50,732)   (54,032)   (56,905)   (60,830)   (15,846)
                                         ---------  ---------  ---------  ---------  ---------
Net premiums, annuity considerations
 and other income......................     85,217     58,190     51,555     56,975    109,917
Net investment income and realized
 gains and losses......................     67,675     57,354     57,919     56,286     53,187
                                         ---------  ---------  ---------  ---------  ---------
  Total Revenue........................    152,892    115,544    109,474    113,261    163,104
BENEFITS, LOSSES AND EXPENSES:
Benefits, claims and settlement
 expenses..............................    132,067    101,243     98,700    111,843    129,797
Other operating expenses...............     50,837     28,829     28,440     35,369     47,199
  Less: reinsurance benefits and
    expenses ceded.....................    (52,538)   (45,804)   (50,001)   (54,537)   (25,156)
                                         ---------  ---------  ---------  ---------  ---------
  Total Benefits, Losses and
    Expenses...........................    130,366     84,268     77,139     92,675    151,840
                                         ---------  ---------  ---------  ---------  ---------
Income Before Federal Income Tax
 Expense...............................     22,526     31,276     32,335     20,586     11,264
Federal Income Tax Expense.............      8,776     13,488     11,241      9,055      6,429
                                         ---------  ---------  ---------  ---------  ---------
Net Income.............................  $  13,750  $  17,788  $  21,094  $  11,531  $   4,835
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
Total Assets...........................  $1,533,748 $1,208,291 $ 970,010  $ 768,333  $ 664,755
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS)
1995 COMPARED WITH 1994

   For the year ended December 31, 1995, C.M. Life had net income of $13,750, as compared with net income of $17,788 in 1994. The decrease in net income of $4,038 is attributable to increased benefit, claims and settlement expenses and increased acquisition and insurance expenses which exceeded the increase in net premiums and net investment income.

   Premiums before reinsurance ceded increased $23,040 to $134,278 in 1995 from $111,238 in 1994. Premiums for CM Windows, a single premium deferred annuity, increased $9,412 to $18,894 in 1995 from $9,482 in 1994. The increase is attributable to higher interest rates and increased promotional efforts, which increased demand for single premium deferred annuity products. Premiums for life insurance products increased $13,628 to $115,384 in 1995 from $101,756 in 1994 due to higher sales of universal life policies, primarily the Enterprise Plus product, as well as by increased renewal premiums.

   Reinsurance premiums ceded decreased by $3,300 in 1995. The decrease is attributable to the decrease in reinsured business as well as increased retention limits. The Enterprise Plus Universal Life product is not included in the C.M. Life/Connecticut Mutual reinsurance treaty.

   Net investment income increased by $8,928 over 1994. This increase is attributable to increased invested assets and policy loans.

   Net realized capital losses were $1,140 in 1995 as compared to net realized capital losses of $2,533 in 1994. This loss is due to realized net losses of $1,962, with $822 being transferred to the IMR (Interest Maintenance Reserve) in 1995 as compared to realized net losses of $7,332 in 1994, with $4,799 being transferred to the IMR.

   Benefits, claims and settlement expenses, before reinsurance benefit reimbursements, increased by $30,824 from 1994. Surrender benefits before reinsurance increased by $2,443, to $33,494 in 1995 from $31,051 in 1994 and reserves ceded increased $6,173. Contributing to the increase was an increase in death claims of $12,853, increased change in reserves of $8,300, increased reserves ceded of $6,173 and increased surrenders and other benefits of $3,498.

   Acquisition   expenses  increased   $21,190  over  1994.   This  increase  is
attributable to increased sales, especially of the new Enterprise Plus Universal Life product.

   Income tax expense decreased by $4,712 over 1994. This decrease is attributable to lower taxable income in 1995 versus 1994. Taxable income was $27,726, $38,660 and $33,080 in 1995, 1994 and 1993, respectively. C.M. Life's
Federal income tax expense is based on income which is currently taxable. The differences between pre-tax book income and taxable income are primarily for lower tax basis reserves for future policy benefits and other book/tax differences associated with gross investment income.

RESULTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS)
1994 COMPARED WITH 1993

   For the year ended December 31, 1994, C.M. Life had net income of $17,788, as compared with net income of $21,094 in 1993. The decrease in net income of $3,306 is attributable to increased benefit, claims and settlement expenses as well as an increase in net realized capital losses and increased federal tax expense, partially offset by increased net premiums, net investment income and decreased reinsurance ceded and acquisition and insurance expenses.

   Premiums before reinsurance ceded increased $3,141 to $111,238 in 1994 from $108,097 in 1993. Premiums for CM Windows, a single premium deferred annuity, increased $7,343 to $9,482 in 1994 from $2,139 in 1993. The increase is attributable to higher interest rates, which increased demand for single premium deferred annuity products. Premiums for life insurance products decreased $4,202 to $101,756 in 1994 from $105,958 in 1993 due to lower sales of new universal life policies and Executive Benefit Life policies offset by higher term policy sales.

   Reinsurance premiums ceded decreased by $2,873 in 1994. The decrease is attributable to the decrease in reinsured business as well as increased retention limits.

   Net investment income increased by $2,427 over 1993; this increase is attributable to increased invested assets.

   Net realized capital losses were $2,533 in 1994 as compared to a net realized gain of $459 in 1993. This loss is due to realized net losses of $7,332, with $4,799 being transferred to the IMR in 1994 as compared to realized net gains of $4,906 in 1993, with $4,447 of those being transferred to the IMR. The $7,332 loss included realized losses of $2,093 related to the bulk sale of a number of mortgages during 1994 and losses of $2,158 resulted from the sale of two real estate properties. There were no real estate sales in 1993.

   Benefits, claims and settlement expenses, before reinsurance benefit reimbursements increased by $2,543 from 1993. Surrender benefits before reinsurance increased by $2,116, to $31,051 in 1994 from $28,935 in 1993 and reserves ceded increased $4,928. This increase was partially offset by decreased death claims of $3,217 and decreased change in reserves of $1,580.

   Income tax expense increased by $2,247 over 1993. This increase is attributable to higher taxable income in 1994 versus 1993. Taxable income was $38,660, $33,080 and $27,414 in 1994, 1993 and 1992, respectively. C.M. Life's
Federal income tax expense is based on income which is currently taxable. The differences between pre-tax book income and taxable income are primarily lower tax basis reserves for future policy benefits and other book/tax differences associated with gross investment income.

LIQUIDITY AND CAPITAL RESOURCES

   C.M. Life's operations have historically provided substantial cash flow. The majority of the Company's cash is invested in investment-grade securities to provide ample protection for policyholders. The liabilities of the Company are predominantly long-term in nature and, therefore, the Company invests in long-term fixed maturity investments such as bonds.

   C.M. Life's liquidity requirements were met by funds provided from operations and investment activity. The primary uses of funds were to purchase investments and to pay commissions, insurance operating expenses and policy benefits.

   There is not expected to be any material change to C.M. Life's liquidity as a result of the merger of Connecticut Mutual and MassMutual.

SEGMENT INFORMATION

   During 1995, 1994 and 1993, C.M. Life's operations consisted of one business segment which was principally the sale of universal life insurance and annuity products. C.M. Life is not dependent upon any single customer and no single customer accounted for more than 10% of revenues in 1995, 1994 or 1993.

RESERVES

   In accordance with the life insurance laws and regulations under which C.M. Life operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet C.M. Life's policy obligations at their maturities or in the event of an insured's death. In the accompanying financial statements, these reserves are determined in accordance with statutory regulations which is a generally accepted accounting principle for wholly owned stock life insurance subsidiaries of mutual life insurance companies.

INVESTMENTS

   At December 31, 1995, the composition of C.M. Life's $976,511 of invested assets was 75.5% fixed maturities, 7.4% equity securities, 2.7% mortgage loans, 12.9% policy loans, and 1.5% cash and cash equivalents.

FIXED MATURITIES

   C.M. Life invests in fixed maturities with the objective of balancing reasonable returns with liquidity, interest rate and credit risks. As a result, C.M. Life's fixed maturity portfolio consists primarily of government securities and high-quality marketable corporate securities. At December 31, 1995, the fixed maturity securities portfolio consisted of $675,850 of investment grade bonds, which represented 91.8% of the fixed maturity portfolio. Below investment grade bonds (those rated below "Baa") were $60,249, which represented 8.2% of the fixed maturity portfolio. Ratings are obtained from external rating agencies, and if not externally rated, are rated by C.M. Life internally using similar methods. The interest rates available on below-investment-grade securities are generally significantly higher than available on other corporate debt securities. Also the risk of loss due to default by the borrower is significantly greater with respect to such below-investment-grade securities for any of a number of reasons including: those securities are unsecured or subordinated to other creditors of the issuer, or are issued by companies that usually have high levels of indebtedness. C.M. Life attempts to minimize the exposure to any one issuer and by closely monitoring the credit worthiness of such issuers.

   C.M. Life's fixed maturity securities portfolio included $150,694 and $167,641 of mortgage-backed securities at December 31, 1995 and 1994, respectively. The mortgage-backed securities are subject to risks associated with variable prepayments of the underlying mortgages. Prepayments of the underlying mortgages cause those securities to have different actual maturities than scheduled at the time of purchase. The Company limits its investment risk by purchasing fixed maturities either guaranteed by U.S. government-sponsored entities or securities supported in the securitization structure by junior securities enabling the assets to achieve investment grade status.

EQUITY SECURITIES

   In 1995, C.M. Life invested in common stock with the objective of securing long-term asset appreciation.

MORTGAGE LOANS ON REAL ESTATE

   C.M. Life is not currently originating any mortgages. At December 31, 1995 and 1994, C.M. Life's mortgage loans were $26,705 and $42,038, respectively. Mortgage loans, as a percentage of invested assets, have decreased to 2.7% as of December 31, 1995, from 4.8% as of December 31, 1994.

   Management closely monitors the ongoing performance of the mortgage loan portfolio. Loans are reviewed individually to determine if other than temporary impairments exist. For non-performing loans, reserves are established considering the value of the underlying collateral. Mortgage loans in the amount of $2,774, or 10.4% of the mortgage loan portfolio, were delinquent 90 days or more as of December 31, 1995. This compares with $2,774, or 6.6% of the mortgage loan portfolio at December 31, 1994.

   Restructured loans are loans whose terms such as interest rate, amortization, or maturity have been modified and are currently performing pursuant to such modified terms. C.M. Life restructures loans to protect its investment and only when it is anticipated that the borrower will be able to meet the modified terms. As of December 31, 1995 and 1994, $17,128 and $24,034 of mortgage loans have been restructured.

POLICY LOANS

   As of December 31, 1995 and 1994, C.M. Life's policy loans were $126,014 and $109,720, respectively. Policy loans, as a percentage of invested assets, have increased from 12.5% in 1994 to 12.9% in 1995. Variable interest rate policy loans were 98.6% and 98.5% of total policy loans at December 31, 1995 and 1994, respectively. For loans with variable interest rates, the rates are adjusted annually based upon changes in a corporate bond index.

COMPETITION

   C.M. Life is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of C.M. Life.

   MassMutual is the eighth largest life insurance company in the country with over $52 billion in life insurance assets and $103 billion in total assets. Best's Insurance Reports, Life-Health Edition, upgraded C.M. Life's rating on March 4, 1996 to the highest possible rating of A++ as a result of the merger. MassMutual's ratings were the highest possible from A.M. Best (A++), Duff & Phelps (AAA) and Standard & Poors (AAA), and the second-highest rating from Moody's Investors Service (Aa1). In management's view, independent ratings are significant factors in the competitiveness of insurance companies.

TRANSACTIONS WITH CONNECTICUT MUTUAL

   Connecticut  Mutual  allocates certain  expenses to  C.M. Life  for providing operating facilities, human resources, computer software development and managerial services. Total expenses allocated to C.M. Life were approximately $34,008, $16,412, and $18,831 in 1995, 1994 and 1993, respectively. The increase is attributable to increased sales for C.M. Life and decreased sales for the parent, Connecticut Mutual, resulting in a larger portion of certain expenses being allocated to C.M. Life. In the future, the parent company (MassMutual) will continue to allocate certain expenses to C.M. Life.

REGULATION

   Currently, the Federal government does not directly regulate the business of insurance. However, Federal legislative, regulatory and judicial decisions and initiatives often have significant effects on C.M. Life's business. Types of changes that are most likely to affect C.M. Life's business include changes to:
(a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from any of the provisions of the anti-trust laws; and (e) declining barriers which prevent most banks from selling or underwriting insurance. C.M. Life could also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors.

NEW ACCOUNTING PRONOUNCEMENTS

   The Financial Accounting Standards Board (FASB) has issued an interpretation declaring that financial statements of mutual life insurance companies, and their wholly owned subsidiaries, which are prepared on the basis of statutory accounting principles, will no longer be considered to be in conformity with Generally Accepted Accounting Principles (GAAP). This interpretation applies to financial statements issued for fiscal years beginning after December 15, 1995. Certain accounting principles for mutual life insurance companies, which will be required to be in compliance with GAAP, were also issued by the FASB and the American Institute of Certified Public Accountants in January 1995. The financial statement impact of adopting these accounting principles has not been determined by the Company. The effect of initially adopting the FASB interpretation will be reported retroactively through restatement of all previously issued financial statements presented for comparative purposes for fiscal years beginning after December 15, 1992.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   Financial statements, in the form required by Regulation S-X, are set forth in this Prospectus. The Registrant is not required to file supplementary financial data specified by Item 302 of Regulation S-K.

C.M. LIFE'S DIRECTORS AND EXECUTIVE OFFICERS

                                 POSITION WITH C.M.
                                        LIFE;
    NAME (AGE AT 5/01/96)          YEAR COMMENCED             OTHER POSITIONS DURING THE PAST FIVE (5) YEARS
- -----------------------------  -----------------------  ----------------------------------------------------------
David E. Sams, Jr. (53)        Director and President,  President and Chief Financial Officer of MassMutaul since
                               July 1993 (Principal     March 1, 1996; President and Chief Executive Officer of
                               Executive Officer)       Connecticut Mutual from July 1993 until February 29, 1996;
                                                        previously President and Chief Executive Officer of
                                                        Capital Holding Corp. (now Providian Corporation) --
                                                        Agency Group; and Chairman, Commonwealth Life Insurance
                                                        Company; Director, Compdent Dental Benefit Plans.
J. Brinke Marcuccilli (41)     Director, June 1995;     Chief Executive Officer of MML Investors Services, Inc.
                               Chief Financial Officer  since March 1, 1996; Chief Financial Officer, Connecticut
                               August 1994              Mutual from May 1994 until February 29, 1996; Vice
                                                        President/Chief Financial Officer of Providian
                                                        Corporation, Agency Group from January 1983 until May
                                                        1994.
John A. Hubbard (42)           Actuary, May 1987        Actuary, Connecticut Mutual from December 1991 until
                                                        February 29, 1996; Associate Actuary, Connecticut Mutual,
                                                        March 1990 until December 1991.
Ann F. Lomeli (40)             Secretary, December      Vice President, Associate Corporate Secretary and
                               1988                     Associate General Counsel of MassMutual since March 1,
                                                        1996; Corporate Secretary and Counsel of Connecticut
                                                        Mutual from December 1988 until February 29, 1996.
Emelia M. Bruno (47)           Controller, August 1994  Corporate Comptroller of MassMutual since March 1, 1996;
                                                        Controller of Connecticut Mutual from May 1994 until
                                                        February 29, 1996, and Assistant Vice President of
                                                        Connecticut Mutual from 1988 until February 29, 1996.
Scott C. Peters (38)           Treasurer, February      Vice President and Treasurer from February 1994 until
                               1994                     February 29, 1996; Associate Treasurer from August 1992
                                                        until February 1994; Assistant Vice President and Director of Treasury Operations from September 1990 until August
                                                        1992.

   Effective June 9, 1995, Donald H. Pond, Jr., Director of C.M. Life since February 1990, Vice President and Chief Operating Officer of C.M. Life since August 1988, and Executive Vice President of Connecticut Mutual since November 1988, resigned from his positions at Connecticut Mutual and C.M. Life.

   Effective May 1995, Rodney O. Martin, Director of C.M. Life since May 1994, and Vice President and Chief Agency Officer of Connecticut Mutual since March 1990, resigned from his positions at Connecticut Mutual and C.M. Life

   Effective September 1, 1995, David J. Beed, Vice President of C.M. Life since March 1991 and Senior Vice President of Connecticut Mutual for Strategic Planning and Total Quality since June 1992, resigned from his positions at Connecticut Mutual and C.M. Life.

   Effective September 1995, Donald A. Skokan, Actuary for C.M. Life since February 1991 and Actuary for Connecticut Mutual since December 1989, resigned from his positions at Connecticut Mutual and C.M. Life.

   Effective May 17, 1995, John D. Loewenberg was elected Executive Vice President of C.M. Life, and a Director on June 9, 1995. He resigned from both of those positions on March 5, 1996.

COMPENSATION OF C.M. LIFE'S DIRECTORS AND EXECUTIVE OFFICERS

   Until February 29, 1996, the officers and directors of C.M. Life were employees of Connecticut Mutual, and performed their duties for C.M. Life as part of their employment with Connecticut Mutual. As of March 1, 1996, C.M. Life became a wholly owned subsidiary of MassMutual. Many of the directors and officers of C.M. Life also serve as directors and officers of other companies that are also wholly-owned by MassMutual. Although applicable expense allocation agreements between and among MassMutual and its subsidiaries (such as C.M. Life) do not specifically allocate to the subsidiaries portions of the salaries paid by MassMutual, the amount of compensation received by any one director or officer of C.M. Life from MassMutual for services performed for C.M. Life would not exceed $100,000. The directors of C.M. Life do not receive fees (or expenses) for serving as directors of C.M. Life, or for attending directors' meetings. None of the officers or directors of C.M. Life owns shares of capital stock of C.M. Life, which is wholly-owned by MassMutual. The officers and directors of C.M. Life, individually and as a group, hold (by virtue of their ownership of insurance policies issued by MassMutual) interests in MassMutual of less than one (1) percent.

               ADDITIONAL INFORMATION ABOUT THE SEPARATE ACCOUNT

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS

   C.M. Life cannot and does not guarantee that any of the Sub-Accounts of the Separate Account, or Portfolios of the Funds, will always be available for Purchase Payments, allocations, or transfers. C.M. Life retains the right to make changes in the Separate Account and its investments.

   C.M. Life reserves the right to eliminate the shares of any Portfolio held by a Sub-Account, and to substitute shares of another Portfolio of the Funds, or of another registered open-end management investment company, for the shares of any Portfolio, if the shares of the Portfolio are no longer available for investment, or if, in C.M. Life's judgment, investment in any Portfolio would be inappropriate in view of the purposes of the Separate Account. To the extent required by the 1940 Act, substitutions of shares attributable to the Contract Owner's interest in a Sub-Account will not be made without prior notice to the Contract Owner and the prior approval of the SEC. Nothing contained herein shall prevent the Separate Account from purchasing other securities for other series or classes of variable annuity policies, or from effecting an exchange between series or classes of variable annuity policies on the basis of requests made by Contract Owners.

   New Sub-Accounts may be established when, at the sole discretion of C.M. Life, marketing, tax, investment or other conditions warrant. Any new Sub-Accounts may be made available to existing Contract Owners on a basis to be determined by C.M. Life. Each additional Sub-Account will purchase shares in a Portfolio of the Funds, or in another mutual fund or investment vehicle. C.M. Life may also eliminate one or more Sub-Accounts if, at its sole discretion, marketing, tax, investment or other conditions warrant such change. In the event any Sub-Account is eliminated, C.M. Life will notify Contract Owners and request a reallocation of the amounts invested in the eliminated Sub-Account.

   In the event of any such substitution or change, C.M. Life may, by appropriate endorsement, make such changes in the Contracts as may be necessary or appropriate to reflect such substitution or change. Furthermore, if deemed to be in the best interests of persons having voting rights under the Contracts, the Separate Account may be (i) operated as a management company under the 1940 Act or any other form permitted by law, (ii) deregistered under the 1940 Act in the event such registration is no longer required, or (iii) combined with one or more other separate accounts. To the extent permitted by applicable law, C.M. Life also may transfer the assets of the Separate Account associated with the Contracts to another account or accounts.

PERFORMANCE DATA

   From time to time the yield of the Money Market Sub-Account may be advertised. In addition, total returns for all of the Sub-Accounts may be advertised. These figures will be based on historical performance for the Portfolios and are not intended to and do not indicate future performance.

   The yield of the Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified seven-day period. The yield is "annualized" by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period, and is shown as a percentage of that investment. The effective yield is calculated similarly, but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

   Total returns for the Money Market Sub-Account, the Income Sub-Account, the Total Return Sub-Account, the Growth Sub-Account, and the International Equity Sub-Account, may be calculated pursuant to a standardized formula or in non-standardized manners. The standardized total return of the Sub-Accounts refers to return quotations assuming an investment has been held in the Sub-Account for various periods of time including, but not limited to, one (1) year, five (5) years, and ten (10) years (if the Sub-Account has been in operation for those periods), and a period measured from the date the Sub-Account commenced operations. The total return quotations will represent the average annual compounded rates of return that would equate an initial investment of $1,000 to the redemption value of that investment as of the last day of each of the periods for which total return quotations are provided. Accordingly, the total return quotations will reflect not only income but also changes in principal value (that is, changes in the accumulation unit values), whereas the yield figures will only reflect income. In addition, the standardized total return quotations will reflect the Surrender Charge imposed on Surrenders, but the standardized yield figures will not.

   In addition, the Separate Account may from time to time also disclose total return in non-standard formats and cumulative total return for the Sub-Accounts. The non-standard average annual total return and cumulative total return would not reflect the Surrender Charge, which if reflected would lower the performance figures for periods of less than five (5) years.

   The Funds may from time to time also disclose standard total returns and non-standard total returns for the Sub-Accounts based on or covering periods of time other than those indicated above. All non-standard performance data will only be disclosed if the standard total return is also disclosed. For additional information regarding the calculation of performance data, please refer to the Statement of Additional Information.

   Also from time to time, in advertisements, sales literature, or in reports to Contract Owners, the Separate Account may compare the performance of the Sub-Accounts to that of other variable accounts or investment vehicles with similar investment objectives, or to relevant indices published by recognized mutual fund or variable annuity statistical rating services, or publications of general variable annuity statistical rating services, or publications of general interest, such as Forbes or Money magazines. For example, a Sub-Account's performance might be compared to that of other accounts or investments with a similar investment objective as compiled by Lipper Analytical Services, Inc., VARDs, Morningstar, Inc., or by others. In addition, a Sub-Account's performance might be compared to that of recognized stock market indicators, including, but not limited to, the Standard & Poor's 500 Stock Index (which is a group of unmanaged securities widely regarded by investors as representative of the stock market in general), and the Dow Jones Industrial Average (which is a price-weighted average of 30 large, well-known industrial stocks that are generally the leaders in their industry). Performance comparisons should not be considered representative of the future performance of a Sub-Account.

   Performance data may also be calculated for shorter or longer base periods. The Separate Account may use various base periods as may be deemed necessary or appropriate to provide investors with the most informative performance data information, depending on the then-current market conditions.

   Performance will vary from time to time and historical results will not be representative of future performance. Performance information may not provide a basis for comparison with other investments or other investment companies using a different method of calculating performance. Current yield is not fixed and varies with changes in investment income and accumulation unit values. The Money Market Sub-Account's yield will be affected if it experiences a net inflow of new money which is invested at interest rates different from those being earned on its then-current investments. An investor's principal in a Sub-Account and a Sub-Account's return are not guaranteed and will fluctuate according to market conditions. And, as noted above, advertised performance data figures will be historical figures for a Contract during the Accumulation Period.

   The Separate Account may also from time to time, in advertisements, sales literature or in reports to shareholders, discuss the Separate Account's fees and compare those fees to industry averages and to other variable accounts. The Separate Account may also discuss the total amount of money invested in variable annuities.

VOTING RIGHTS

   There are no voting rights associated with the General Account Balance.

   With respect to the Separate Account Balance, C.M. Life will be the "shareholder" of the Funds, and as such, C.M. Life will have certain voting rights. However, to the extent required by law, C.M. Life will vote the Funds shares held by the Separate Account at regular and special shareholder meetings of the Funds in accordance with instructions received from persons having voting interests in the Portfolios. If, however, the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, and as a result C.M. Life determines that it is permitted to vote the Funds' shares in its own right, it may elect to do so.

   Before the Annuity Income Date, the Contract Owner holds the voting interest in the selected Portfolios. The number of votes that the Contract Owner has the right to instruct will be calculated separately for each Sub-Account. The number of votes that the Contract Owner has the right to instruct for a particular Sub-Account will be determined by dividing his or her Contract Balance in the Sub-Account by the net asset value per share of the corresponding Portfolio in which the Sub-Account invests. Fractional shares will be counted.

   After the Annuity Income Date, the person receiving Annuity Payments has the voting interest, and the number of votes decreases as Annuity Payments are made and as the reserves for the Contract decrease. The person's number of votes will be determined by dividing the reserve for the Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio of the Funds. Fractional shares will be counted.

   The number of votes that the Contract Owner, or person receiving income payments, has the right to instruct will be determined as of the date established by the Funds for determining shareholders eligible to vote at the meeting of the Funds. C.M. Life will solicit voting instructions by sending Contract Owners, or other persons entitled to vote, written requests for instructions prior to that meeting, in accordance with procedures established by the Funds. Portfolio shares for which no timely instructions are received may be voted in proportion to the voting instructions that are received with respect to all Contracts participating in the same Sub-Account. Shares held by C.M. Life or its affiliates, in which Contract Owners or other persons entitled to vote have no beneficial interest, may be voted by the shareholder thereof (C.M. Life or its affiliates) at its sole discretion.

   Each person having a voting interest in a Sub-Account will receive proxy material, reports, and other materials relating to the appropriate Portfolio.

   It should be noted that the Funds are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

                                   REGULATION

   C.M. Life is organized as a Connecticut stock life insurance company, and is subject to Connecticut law governing insurance companies. C.M. Life is regulated and supervised by the Connecticut Commissioner of Insurance. By March 1 of each year, C.M. Life must prepare and file an annual statement, in a form prescribed by the Connecticut Insurance Department, which covers C.M. Life's operations for the preceding calendar year, and must prepare and file a statement of financial condition as of December 31 of such year. The Commissioner and his or her agents have the right at all times to review or examine C.M. Life's books and assets. A full examination of C.M. Life's operations will be conducted periodically according to the rules end practices of the National Association of Insurance Commissioners ("NAIC"). C.M. Life is also subject to the insurance laws of the states in which it is authorized to do business, to various federal and state securities laws and regulations, and to regulatory agencies which administer those laws and regulations.

   C.M. Life can be assessed up to prescribed limits for policyholder losses incurred by insolvent insurers under the insurance guaranty fund laws of most states. C.M. Life cannot predict or estimate the amount any such future assessments it may have to pay. However, the insurance guaranty laws of most states provide for deferring payment, or exempting a company from paying such an assessment, if it would threaten such insurer's financial strength.

   Several states, including Connecticut, also regulate insurers and their affiliates, such as C.M. Life and its affiliates, under insurance holding company laws and regulations. Under such laws, inter-company transactions such as dividend payments to parent companies and transfers of assets, may be subject to prior notice and approval, depending on factors such as the size of the transaction in relation to the financial position of the companies.

   Currently, the Federal government does not directly regulate the business of insurance. However, federal legislative, regulatory and judicial decisions and initiatives often have significant effects on C.M. Life's business. Types of changes that are most likely to affect C.M. Life's business include changes to:
(a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from many of the provisions of the anti-trust laws; and (e) the barriers preventing most banks from selling or underwriting insurance. C.M. Life could also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors. C.M. Life alone, and not the federal Government, or any of its agencies or instrumentalities, backs the guarantees associated with the Contracts.

                               LEGAL PROCEEDINGS

   C.M. Life is not involved in any litigation that is of material importance in relation to its General Account assets. In addition, there are no legal proceedings to which the Separate Account is a party.

                             AVAILABLE INFORMATION

   C.M. Life is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities of the SEC, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   C.M. Life has filed registration statements (the "Registration Statements") with the SEC under the Securities Act of 1933 relating to the Contracts offered by this Prospectus. This Prospectus has been filed as part of the Registration Statements, and does not contain all of the information set forth in the Registration Statements. Reference is hereby made to such Registration Statements for further information relating to C.M. Life and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates in the manner set forth in the preceding paragraph.

              STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS

     A Statement of Additional Information is available (at no cost) which contains more details concerning the subjects discussed in this Prospectus. The following is the Table of Contents for that Statement.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

More Information About the Contract. . . . . . . . . . . . . . . . . . . . . B-3

     Determination of Sub-Account Accumulation Unit Values . . . . . . . . . B-3
     Annuity Period Transfer Formulas. . . . . . . . . . . . . . . . . . . . B-5

Records, Reports and Services. . . . . . . . . . . . . . . . . . . . . . . . B-6

Performance Data and Calculations. . . . . . . . . . . . . . . . . . . . . . B-7

     Money Market Sub-Account Yield. . . . . . . . . . . . . . . . . . . . . B-7
     Sub-Account Total Return Calculations: Standardized . . . . . . . . . . B-8
     Other Performance Data: Non-Standardized. . . . . . . . . . . . . . . . B-9

Federal Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-9

Other Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-14

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-15

Panorama Plus Separate Account . . . . . . . . . . . . . . . . . . . . . . .B-16

                              FINANCIAL STATEMENTS

     The financial statements for C.M. Life and the related report of independent public accountants are contained in this Prospectus. The Statement of Additional Information contains financial statements for the Separate Account. Arthur Andersen LLP, Hartford, Connecticut 06103, serves as independent auditors for the Separate Account.

     The financial statements included (incorporated by reference) in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, as indicated in their reports with respect thereto, and are included here in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To C.M. Life Insurance Company:

We have audited the accompanying balance sheets of C.M. Life Insurance Company (a Connecticut corporation and a wholly owned subsidiary of Connecticut Mutual Life Insurance Company) as of December 31, 1995 and 1994, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.M. Life Insurance Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I and VI are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                          Arthur Andersen LLP


Hartford, Connecticut
February 15, 1996
(Except with respect to the matter discussed in Note 13, as to which the date is March 4, 1996.)

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES



C.M. LIFE INSURANCE COMPANY
BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND 1994 . . . . . . . . . . . . . . . . . . . . . . . .

C.M. LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 . . . . . . . . . . . . . .

C.M. LIFE INSURANCE COMPANY
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 . . . . . . . . . . . . . .


C.M. LIFE INSURANCE COMPANY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 . . . . . . . . . . . . . .


C.M. LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994 AND 1993 . . . . . . . . . . . . . . . . . . . . . . . .

                             C.M. LIFE INSURANCE COMPANY
                                  BALANCE SHEETS
                          AS OF DECEMBER 31, 1995 AND 1994
                     ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           1995               1994
                                                                           ----               ----
ASSETS:
Investments:
  Fixed maturities at cost (fair value: $767,888 in 1995 and
  $684,213 in 1994)                                                     $  736,099         $  717,291
  Preferred stock at cost (fair value: $210 in 1995 and
  $2,065 in 1994)                                                              263              1,815
  Common stock at market value (cost: $64,225 in 1995)                      72,361                 --
Mortgage loans on real estate net realizable value                          26,705             42,038
Real estate at cost                                                             --              1,897
Policy loans at outstanding balance                                        126,014            109,720
Cash and cash equivalents                                                   15,069              3,025
                                                                        ----------         ----------
Total investments                                                          976,511            875,786

Accrued investment income                                                   14,781             14,023
Premiums due and deferred                                                    6,831              5,330
Amounts due from reinsurers                                                    902              1,162
Other assets                                                                 3,291              2,318
Assets of Separate Account                                                 531,432            309,672
                                                                        ----------         ----------
  TOTAL ASSETS                                                          $1,533,748         $1,208,291
                                                                        ----------         ----------
                                                                        ----------         ----------
LIABILITIES AND STOCKHOLDER'S EQUITY:
LIABILITIES:
  Future policy benefits                                                $  813,188         $  751,808
  Policy claims and benefits currently payable                               2,026              1,722
  Indebtedness to related parties                                           12,624              6,965
  Federal income tax payable                                                 2,820              2,446
  Asset valuation reserve                                                   15,868              6,640
  Other liabilities                                                         10,622              7,906
  Other deposits                                                            54,269             31,690
  Transfers due from Separate Account                                      (22,300)           (14,445)
  Liabilities of Separate Account                                          531,432            309,672
                                                                        ----------         ----------
TOTAL LIABILITIES                                                       $1,420,549         $1,104,454
                                                                        ----------         ----------
COMMITMENTS AND CONTINGENCIES -- SEE NOTE 12

STOCKHOLDER'S EQUITY:
  Common stock, $200 par value - 50,000 shares authorized,                   2,500              2,500
  12,500 shares issued and outstanding
  Additional paid-in capital                                                43,759             43,759
  Retained earnings                                                         66,940             57,578
                                                                        ----------         ----------
 TOTAL STOCKHOLDER'S EQUITY                                                113,199            103,837
                                                                        ----------         ----------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                             $1,533,748         $1,208,291
                                                                        ----------         ----------
                                                                        ----------         ----------

   The accompanying notes are an integral part of these financial statements.

                          C.M. LIFE INSURANCE COMPANY
                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                               ($ IN THOUSANDS)

                                                                1995              1994           1993
                                                                ----              ----           ----
REVENUES:
        Premiums and annuity considerations                    $134,278         $111,238        $108,097
        Less:  reinsurance ceded                                (50,732)         (54,032)        (56,905)
                                                               --------         --------        --------
        Net premiums and annuity considerations                  83,546           57,206          51,192

        Net investment income                                    68,815           59,887          57,460
        Net realized capital (losses) gains on investments       (1,140)          (2,533)            459
        Other income                                              1,671              984             363
                                                               --------         --------        --------
    TOTAL REVENUES                                              152,892          115,544         109,474
                                                               --------         --------        --------
BENEFITS, LOSSES AND EXPENSES:
        Benefits, claims and settlement expenses                132,067          101,243          98,700
        Acquisition and insurance expenses                       45,820           24,630          25,436
        Other expenses                                            5,017            4,199           3,004
        Less:  reinsurance benefits and expenses ceded          (52,538)         (45,804)        (50,001)
                                                               --------         --------        --------
    TOTAL BENEFITS, LOSSES AND EXPENSES                         130,366           84,268          77,139
                                                               --------         --------        --------
    INCOME BEFORE FEDERAL INCOME TAX EXPENSE                     22,526           31,276          32,335


FEDERAL INCOME TAX EXPENSE                                        8,776           13,488          11,241
                                                               --------         --------        --------
    NET INCOME                                                  $13,750          $17,788         $21,094
                                                               --------         --------        --------
                                                               --------         --------        --------

   The accompanying notes are an integral part of these financial statements.

                           C.M. LIFE INSURANCE COMPANY
                        STATEMENTS OF STOCKHOLDER'S EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                ($ IN THOUSANDS)

                                                     1995              1994             1993
                                                     ----              ----             ----
Common Stock                                       $  2,500          $  2,500          $ 2,500
Additional Paid-in Capital                           43,759            43,759           43,759
                                                   --------          --------          -------
                                                     46,259            46,259           46,259

Retained Earnings
      Balance, beginning of year                     57,578            41,639           21,163
      Net income                                     13,750            17,788           21,094
      Change in asset valuation reserve              (9,228)             (106)          (1,313)
      Change in nonadmitted assets                   (1,157)           (1,761)             675
      Net unrealized capital gain                     5,997                18               84
      Other                                              --                --              (64)
                                                   --------          --------          -------
      Balance, end of year                           66,940            57,578           41,639
                                                   --------          --------          -------

TOTAL STOCKHOLDER'S EQUITY                         $113,199          $103,837          $87,898
                                                   --------          --------          -------
                                                   --------          --------          -------

   The accompanying notes are an integral part of these financial statements.

                           C.M. LIFE INSURANCE COMPANY
                             STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                  ($ IN THOUSANDS)

                                                                      1995          1994        1993
                                                                      ----          ----        ----
CASH PROVIDED:
Premiums and annuity considerations, net of reinsurance              $  82,207   $  56,346    $  49,530
Other deposits                                                         177,301     193,970      129,030
Net investment income                                                   69,306      60,886       58,728
Commission and expense allowance and reserve adjustment                 13,904      22,484       29,576
on reinsurance ceded
Other                                                                    9,196          --        2,106
                                                                     ---------   ---------    ---------
                                                                       351,914     333,686      268,970
                                                                     ---------   ---------    ---------
Benefits and interest to policyholders and beneficiaries, net          (58,415)    (43,808)     (28,973)
  of reinsurance
Acquisition and insurance expenses, net of reinsurance                 (49,690)    (25,934)     (28,619)
Transfers to Separate Account                                         (135,757)   (168,913)    (114,917)
Federal income taxes paid                                               (8,445)    (10,076)     (11,579)
Other payments, net                                                    (17,838)    (15,132)     (17,903)
                                                                     ---------   ---------    ---------
                                                                      (270,145)   (263,863)    (201,991)
                                                                     ---------   ---------    ---------
Net cash provided by operations                                         81,769      69,823       66,979
Proceeds from the disposition of:
     Fixed maturities                                                  382,105     224,884      334,801
     Equity securities                                                  11,191          --        2,629
     Mortgage loans on real estate                                      12,725      24,154       10,833
Other cash provided                                                         --          --          855
                                                                     ---------   ---------    ---------
     Total cash provided                                               487,790     318,861      416,097
                                                                     ---------   ---------    ---------
CASH APPLIED:

Purchases of fixed maturities                                          401,658     320,272      408,017
Purchases of equity securities                                          72,911          --          296
Other applications                                                       1,177       1,153        3,974
                                                                     ---------   ---------    ---------
     Total cash applied                                                475,746     321,425      412,287
                                                                     ---------   ---------    ---------
Net increase (decrease) in cash and cash equivalents                    12,044     (2,564)        3,810

CASH AND CASH EQUIVALENTS:

Beginning of year                                                        3,025       5,589        1,779
                                                                     ---------   ---------    ---------
End of year                                                          $  15,069   $   3,025    $   5,589
                                                                     ---------   ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                           C.M. Life Insurance Company
                          Notes to Financial Statements
                        December 31, 1995, 1994 and 1993
                                ($ In Thousands)

1.  ORGANIZATION:

C.M. Life Insurance Company (C.M. Life) is a wholly owned stock life insurance subsidiary of Connecticut Mutual Life Insurance Company (Connecticut Mutual). C.M. Life is primarily engaged in the sale of individual life insurance and annuity products. C.M. Life is licensed to transact business in all states except New York.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

C.M. Life's financial statements have been prepared in conformity with accounting practices and procedures of the National Association of Insurance Commissioners (NAIC) as prescribed or permitted by the Insurance Department of the State of Connecticut, which are considered to be generally accepted accounting principles (GAAP) for wholly owned stock life insurance subsidiaries of mutual life insurance companies. (see Note 2.h.).

The principal accounting practices currently followed by C.M. Life are as follows:

a. Assets -- Assets are stated at amounts reported to state regulatory authorities. Certain assets, such as prepaid agent commissions and other prepaid expenses, are excluded from the balance sheet and amounted to $3,839 and $2,684 as of December 31, 1995 and 1994.

b. Investments -- Investments are valued in accordance with procedures prescribed by the NAIC. Fixed maturities eligible for amortization are reported at amortized cost. Eligible preferred stocks are reported at cost and common stocks are reported at market value. Mortgage loans on real estate are reported at the unpaid principal balance unless delinquent, at which time they are reported at the lower of the unpaid principal balance or fair value. Investments in real estate which have been identified for possible sale within the next twelve months are reported at the lower of cost, less accumulated depreciation or market value. The Company calculates depreciation for its real estate investments using principally the straight line method. Policy loans are reported at the aggregate amount of the unpaid balances.

     The Company maintains an Interest Maintenance Reserve (IMR), prescribed by the NAIC, for all fixed income investments and defers all interest rate related losses, net of taxes, as they occur. The deferral is subsequently amortized to net investment income over the period remaining to maturity of the assets sold. All other realized gains and losses are reported in the Statements of Operations upon sale. Unrealized capital gains and losses are reported as additions to or reductions from retained earnings.

     The Asset Valuation Reserve (AVR), prescribed by the NAIC, provides a general reserve for possible decline in the value of bonds, stocks, mortgage loans, real estate and other invested assets. The reserve is computed based on prescribed factors, each designed to address specific asset risks. Changes in the AVR are charged or credited directly to retained earnings. The AVR increased by $9,228 and $106 in 1995 and 1994, respectively.

There were no investments which exceeded 10% of total stockholder's equity as of December 31, 1995 and 1994.

Loans overdue more than 12 months were as follows:

                                                               1995     1994
                                                               ----     ----
     Defaults on mortgages: (non-income
       producing for 12 months)                               $2,774   $2,774

c. Disclosure of the Fair Value of Financial Instruments -- Fair value is defined as "the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale." See Note 8.

d. Reserves for Payment of Future Benefits: Reserves for payment of future benefits on life insurance, developed using accepted actuarial methods, are established and maintained primarily on the Commissioners' Reserve Valuation Method utilizing the 1980 Commissioners' Standard Ordinary Mortality Table with interest rates of 4%-4 1/2%. Reserves for single premium deferred annuities are calculated based on the Commissioners' Annuity Reserve Valuation Method utilizing the change in fund method and assuming interest on changes in funds of 8.0%, 7.0% and 7.5% in 1995, 1994 and 1993, respectively. Additional reserves are maintained for contracts where the cash surrender value exceeds the actuarially determined reserve.


e. Separate Accounts: Separate accounts include the assets and liabilities of certain annuity contracts that must be segregated from C.M. Life's general assets under the terms of the contracts. The assets consist primarily of marketable securities reported at market value. Reserves for these annuity contracts have been established using assumed interest rates and valuation methods that will provide reserves at least as great as those required by law and contract provisions. Transfers due from Separate Account, a contra-liability, represents Separate Account liabilities in excess of Separate Account reserves.

f. Premiums and Insurance Operating Expenses: Premiums are reported as income when due. Commissions and other costs relating to the solicitation, underwriting and issuance of new contracts are reported as acquisition and insurance expenses in the year incurred.

g. Cash Equivalents: For purposes of the Statements of Cash Flows, C.M. Life considers all highly liquid short-term investments with a maturity of twelve months or less from the date of purchase to be cash equivalents. The carrying amounts reported approximate those assets' fair value.

h.   New Accounting Pronouncements:  The Financial Accounting Standards Board
     (FASB) has issued an interpretation stating that financial statements of mutual life insurance companies, and their wholly owned subsidiaries, which are prepared on the basis of statutory accounting principles, will no longer be considered to be in conformity with GAAP. This interpretation applies to financial statements issued for fiscal years beginning after December 15, 1995. Certain accounting principles for mutual life insurance companies, which will be required to be in compliance with GAAP, were also issued by the FASB and the American Institute of Certified Public Accountants in January 1995. The financial statement impact of adopting these accounting principles has not been determined by the Company. The effect of initially adopting the FASB interpretation shall be reported retroactively through restatement of all previously issued financial statements presented for comparative purposes for fiscal years beginning after December 15, 1992.

i. Reclassifications: The 1994 and 1993 financial statements and Notes to Financial Statements reflect certain reclassifications to conform with the 1995 presentation.

j. Certain Risks and Uncertainties: The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities, both at the date of the financial statements. Management must also make estimates and assumptions that affect amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     Future events, which could impact the estimates used in these financial statements, include changes in the levels of mortality and interest rates.

3.   FEDERAL INCOME TAXES:

     C.M. Life is included in Connecticut Mutual's consolidated Federal income tax return and, in accordance with a written tax-sharing agreement, makes a provision for payment to Connecticut Mutual based on its income included in Connecticut Mutual's consolidated taxable income. This provision is based on income which is currently taxable.

4.   STOCKHOLDER'S EQUITY:

     The Board of Directors of Connecticut Mutual has authorized the contribution of funds to C.M. Life sufficient to meet the capital requirements of all states in which C.M. Life is licensed to do business. Substantially all of the statutory stockholder's equity is subject to dividend restrictions relating to various state regulations which limit the payment of dividends without prior approval.

5.   REINSURANCE:

     C.M. Life reinsures (cedes) a portion of its life insurance business to Connecticut Mutual and other insurers, in order to reduce insurance risk. C.M. Life's retention limit per individual insured is $4 million; the portion of the risk exceeding the retention limit is reinsured with other insurers.

     The reinsurance contract with Connecticut Mutual is a modified coinsurance quota-share treaty. Under the treaty C.M. Life cedes 50% of the premiums on universal life policies issued in 1985 and 75% of the premiums with issue dates on or after January 1, 1986. In return Connecticut Mutual pays C.M. Life a stipulated expense allowance, death and surrender benefits, and a modified coinsurance adjustment. Reserves for payment of future benefits for the ceded policies are retained by C.M. Life.

     C.M. Life also has a stop-loss agreement with Connecticut Mutual under which C.M. Life cedes claims which, in aggregate, exceed $24,245 in 1995, $18,348 in 1994, and $16,431 in 1993. In 1995, 1994, and 1993, the limit was not exceeded. The agreement was amended and renewed in 1994 for a duration of three years. The amended maximum coverage is $25,000. C.M. Life paid approximately $602, $435, and $446 in premiums under the agreement in 1995, 1994 and 1993, respectively.

     C.M. Life is contingently liable with respect to ceded reinsurance in the event any reinsurer is unable to fulfill its contractual obligations.

6.   INVESTMENTS:

     FIXED MATURITIES:

     The carrying value and estimated fair value of investments in fixed maturities as of December 31, 1995 and 1994 are as follows:


                                                             Gross           Gross           Estimated
                                           Carrying       Unrealized       Unrealized          Fair
1995                                         Value           Gains           Losses            Value
- ----                                       --------       ----------       ----------        ---------
 U.S. Government                           $ 24,102          $ 1,764        $      2         $ 25,864

 Special Revenue and
  Special Assessment
  Obligations and all
  Non-guaranteed Obli-
  gations of Government
  Agencies, Authorities,
  and Subdivisions                            3,715               --               6            3,709

 Foreign Government,
  Province & Municipal                       11,186              483             295           11,374

 Public Utility                              45,150            2,303              16           47,437

 Mortgage Backed
  Obligations                               150,694            7,144             347          157,491

 Industrial and
  Miscellaneous                             501,252           21,472             711          522,013
                                           --------          -------        ---------        --------
 Total Fixed Maturities                    $736,099          $33,166        $  1,377         $767,888
                                           --------          -------        ---------        --------
                                           --------          -------        ---------        --------

                                                             Gross           Gross           Estimated
                                           Carrying       Unrealized       Unrealized          Fair
1994                                         Value           Gains           Losses            Value
- ----                                       --------       ----------       ----------        ---------

 U.S. Government                           $ 62,501          $    --        $   1,874        $ 60,627

 Special Revenue and
  Special Assessment
  Obligations and all
  Non-guaranteed Obli-
  gations of Government
  Agencies, Authorities,
  and Subdivisions                            4,373               --              375           3,998

 Foreign Government,
  Province & Municipal                       16,175              117              904          15,388

 Public Utility                              38,773              227            1,605          37,395

 Mortgage Backed
  Obligations                               167,641              533           12,184         155,990

 Industrial and
  Miscellaneous                             427,828              967           17,980         410,815
                                           --------          -------        ---------        --------
 Total Fixed Maturities                    $717,291          $ 1,844        $  34,922        $684,213
                                           --------          -------        ---------        --------
                                           --------          -------        ---------        --------

The carrying value and estimated fair value of C.M. Life's fixed maturities at December 31, 1995, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.


                                                              Estimated
                                               Carrying        Fair
                                                Value          Value
                                               --------       ---------
     Due in one year or less                   $ 17,729       $ 17,781
     Due after one year through five years      306,539        313,886

     Due after five years through ten years     225,283        240,231
     Due after ten years                         35,854         38,499
     Mortgage-backed securities                 150,694        157,491
                                                -------        -------
       Total                                   $736,099       $767,888
                                               --------       --------
                                               --------       --------

Proceeds from sales of fixed maturities were $380,567, $224,884, and $334,801 for 1995, 1994 and 1993, respectively. Gross gains of $3,598, $1,358, and $5,931 and gross losses of $4,658, $4,439, and $1,016 were realized on those sales for 1995, 1994 and 1993, respectively.

MORTGAGE LOANS ON REAL ESTATE:

The following table provides a breakdown of the carrying value of mortgage loans on real estate by geographical location:

                                               1995          1994
                                              -------      --------
     United States

          Northeast                           $15,241      $22,111
          South Atlantic                        8,187       13,090
          South Central                            --        3,462
          West                                  3,277        3,375
                                              -------      --------
               Total                          $26,705      $42,038
                                              -------      --------
                                              -------      --------

Outstanding mortgages whose terms have been modified aggregated $17,128 and $24,034 which represents 64.1% and 57.2% of the total portfolio as of December 31, 1995 and 1994, respectively. Income recognized during 1995, 1994 and 1993 on these restructured loans was $1,317, $1,379 and $1,495, respectively. Income that would have been recognized during 1995, 1994 and 1993 on these loans, if such loans had been current in accordance with their original terms and had been outstanding throughout the year, was $1,799, $2,296 and $2,568, respectively. Commitments to loan additional funds to mortgage loan borrowers, on loans whose terms have been modified, are not significant.

Loans either overdue more than three months or in the process of foreclosure were $2,774 at December 31, 1995 and 1994. Additionally, C.M. Life had properties which it acquired in satisfaction of debt of $1,897 at December 31, 1994.

7.   DERIVATIVES:

C.M. Life makes only limited use of derivative instruments (as defined in Statement of Financial Accounting Standards No. 119 "DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS") which include swaps, options and futures, to hedge equity exposure and to hedge reinvestment of proceeds from major anticipated transactions. Derivatives are not used for trading purposes. C.M. Life held one swap investment totaling $12,000 notional amount as of December 31, 1995.

During 1995 options (protective puts) were utilized to hedge equity exposures and were accounted for on a mark to market basis. The net 1995 realized losses from this activity were $140. The notional amount of such options totaled $35,900 as of December 31, 1995.

During 1994 interest rate futures were acquired to hedge the reinvestment of anticipated proceeds from a bulk mortgage sale. The actual gain of $95 was amortized over the expected term of the assets acquired with the mortgage sale proceeds. No interest rate futures were held as of December 31, 1995 and 1994.

8.   FAIR VALUE DISCLOSURE OF OTHER FINANCIAL INSTRUMENTS:

The Company has identified certain assets and liabilities as financial instruments that require fair value disclosure. Fair value is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced liquidation sale. If quoted market prices are not available, the values are estimated using discounted cash flow analysis or other valuation techniques. These various techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following methods and assumptions were used to estimate the fair value of each class of these instruments for which it is practicable to estimate the value.

The estimated fair value for the public bonds is based on the quoted market price from various external bond pricing services. Private bonds are assigned an internal quality rating which parallels independent rating agency criteria and is consistent with NAIC ratings. The fair value of these bonds is estimated by discounting the expected future cash flows using a current discount rate based on the quality rating and maturity of the specific instruments.

The estimated fair value for the equity securities is based on quoted market prices from national securities exchanges and over-the-counter markets.

The fair value for performing mortgages is determined by discounting the expected future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. Non-performing mortgages are valued based on a discounted cash flow analysis on the underlying collateral using the current market rate for similar collateral.

Policy loans are issued with either fixed or variable interest rates, depending upon the terms of the policies. For those loans with fixed interest rates, the interest rates range from 5% to 8%. Since policy loans do not have defined maturities, management believes it is impractical to estimate the fair value of fixed rate policy loans. For loans with variable interest rates, the rates are adjusted annually based upon changes in a corporate bond index and are stated at fair value.

Separate Account assets and liabilities are valued at market.

A portion of annuity reserves, which represent contracts in their accumulation phase, are considered to be financial instruments. The Company determines fair value to be equal to the cash surrender value of these contracts (including market value adjustments, if any), which represents the amount payable to policyholders on demand.

Since supplementary contracts may be perceived as deposit liabilities with defined maturities, the Company has determined fair value based on the discounted value of amounts payable at maturity of the contract. Discount rates used to determine fair value range from 6.5% to 7.9%. All other deposit liabilities are not considered to have defined maturities. The Company has determined fair value for these contracts to be equal to the cash surrender value, which is that amount which is payable to policyholders on demand.

The estimated fair values for assets and liabilities, which the Company has identified as investment contracts and borrowed funds, are as follows:

                                                           1995                                    1994
                                                           ----                                    ----
                                               Carrying            Estimated           Carrying            Estimated
                                                 Value             Fair Value            Value             Fair Value
                                               --------            ----------          --------            ----------
ASSETS

Bonds                                          $736,099            $767,888            $717,291            $684,213
Common and Preferred Stock                       72,624              72,571               1,815               2,065
Mortgages                                        26,705              26,783              42,038              40,241
Policy Loans                                    126,014             126,014             109,720             109,720
Cash and Cash Equivalents                        15,069              15,069               3,025               3,025
Assets of Separate Account                      531,432             531,432             309,672             309,672

LIABILITIES

Future Policy Benefits
   Annuity Reserves -- Accumulation
     Phase                                       49,078              49,683              30,239              28,868
Other Deposits                                   54,269              54,918              31,690              29,484
Other Liabilities
   Funds Deposited Under Income
     Settlements--
     Supplementary Contracts Without
       Life Contingencies                           215                 208                 270                 260
Liabilities of Separate                         531,432             531,432             309,672             309,672

9.  RELATED PARTY TRANSACTIONS:

Connecticut Mutual allocates certain expenses to C.M. Life for providing operating facilities, human resources, computer software development and managerial services. Total expenses allocated to C.M. Life were approximately $34,008, $16,412 and $18,831 in 1995, 1994 and 1993, respectively.

10. NET INVESTMENT INCOME:

     Net Investment Income is comprised of the following:

                                                         1995            1994             1993
                                                         ----            ----             ----
         Fixed maturities                               $54,625         $47,658          $43,983
         Mortgage loans on real estate                    2,709           4,383            5,813
         Policy loans                                     9,905           7,925            7,448
         Amortization of IMR                               (60)             309              251
         Other                                            3,091           1,449            1,844
                                                        -------         -------          -------
             Total investment income                     70,270          61,724           59,339
         Less:  Applicable investment expenses            1,455           1,837            1,879
                                                        -------         -------          -------
         Net investment income                          $68,815         $59,887          $57,460
                                                        -------         -------          -------
                                                        -------         -------          -------

Net investment income and realized gains and losses applicable to the Separate Account are not included in C.M. Life's net investment income and realized gains and losses reported in the Statements of Operations.

11.  REALIZED AND UNREALIZED GAINS AND LOSSES:

The cost of investments sold is determined by the specific identification method. Realized gains and losses and the change in the difference between market value and cost for fixed maturities and equity securities are summarized as follows:

                                                        1995               1994              1993
                                                        ----               ----              ----
 Realized Gains and Losses:
      Fixed Maturities:
         Realized gains                               $   3,598          $   1,358          $ 5,931
         Realized losses                                 (4,658)            (4,439)          (1,016)
                                                      ---------          ---------          -------
                                                         (1,060)            (3,081)           4,915
                                                      ---------          ---------          -------
       Equity Securities and Options:
         Realized gains                                   1,518                 --                4
         Realized losses                                   (758)                --               --
                                                      ---------          ---------          -------
                                                            760                 --                4
                                                      ---------          ---------          -------
       Real Estate:
         Realized gains                                      --                 --               --
         Realized losses                                   (310)            (2,158)              --
                                                      ---------          ---------
                                                           (310)            (2,158)              --
                                                      ---------          ---------          -------

       Mortgage Loans:
         Realized gains                                      52                 --               --
         Realized losses                                 (1,404)            (2,093)             (13)
                                                      ---------          ---------          -------
                                                         (1,352)            (2,093)             (13)
                                                      ---------          ---------          -------

       (Gains)/Losses Transferred to IMR                    822              4,799           (4,447)
                                                      ---------          ---------          -------

        Net Realized Capital Gains/(Losses)           $  (1,140)         $  (2,533)         $   459
                                                      ---------          ---------          -------
                                                      ---------          ---------          -------
 Unrealized Gains and Losses:

        Fixed Maturities:
        Net unrealized gains(losses),end of year      $  31,789          $ (33,077)         $20,870
        Net unrealized gains, beginning of year         (33,077)            20,870           16,497
                                                      ---------          ---------          -------
        Change in unrealized gains or
           losses on fixed maturities                 $  64,866          $ (53,947)         $ 4,373
                                                      ---------          ---------          -------
                                                      ---------          ---------          -------

The change in unrealized gains and (losses) for equity securities were $7,422, $(30), and $50 as of December 31, 1995, 1994 and 1993, respectively.


12.  CONTINGENCIES:

C.M. Life is involved in regulatory proceedings and various litigation in the ordinary course of business. In the opinion of management, the ultimate resolution of such proceedings and litigation will not result in fines or judgements which, in the aggregate, would materially affect C.M. Life's financial position.

13.  MERGER OF CONNECTICUT MUTUAL:

On September 8, 1995, the Board of Directors of Connecticut Mutual approved the merger of Connecticut Mutual and Massachusetts Mutual Life Insurance Company. Thereafter, a definitive agreement was signed by both companies. On January 27, 1996, Connecticut Mutual and insurance subsidiary policyholders' and other insureds and annuitants approved the merger. The merger was reviewed by the insurance regulatory authorities in Massachusetts and Connecticut, and approved. The merger was effective March 1, 1996.

                                   SCHEDULE I

                           C.M. LIFE INSURANCE COMPANY
        SUMMARY OF INVESTMENTS OTHER THAN INVESTMENTS IN RELATED PARTIES
                             AS OF DECEMBER 31, 1995
                                ($ IN THOUSANDS)

                                                                 Fair         Balance
                                                Cost or          Value         Sheet
           Type of Investment                 Other Basis     (see note)      Amount
                                              -----------     ----------      -------
Fixed Maturities:
  U.S. Government                              $ 24,102        $ 25,864      $ 24,102
     Special Revenue and Special
       Assessment Obligations
     and all Non-guaranteed Obligations
     of Government Agencies
     Authorities, and Subdivisions                3,715           3,709         3,715
  Foreign Government, Province and
     Municipal                                   11,186          11,374        11,186
     Public Utility                              45,150          47,437        45,150
     Mortgage Backed Obligations                150,694         157,491       150,694
     Industrial and Miscellaneous               501,252         522,013       501,252
                                               --------        --------      --------
     Total Fixed Maturities                     736,099         767,888       736,099
                                               --------        --------      --------

Equity Securities:
     Nonredeemable Preferred Stocks                 263             210           263
     Common Stocks                               64,225          72,361        72,361
                                               --------        --------      --------
          Total Equity Securities                64,488          72,571        72,624
                                               --------        --------      --------
          Total Fixed Maturities and
          Equity Securities                     800,587         840,459       808,723
                                               --------        --------      --------
                                                               --------

Other Investments:
     Mortgage Loans on Real Estate               33,611          26,783        26,705
     Real Estate                                     --       (see note)           --
     Policy Loans                               126,014       (see note)      126,014
     Cash and Cash Equivalents                   15,069          15,069        15,069
                                               --------                      --------
                Total Other Investments         174,694                       167,788
                                               --------                      --------
                Total Investments              $975,281                      $976,511
                                               --------                      --------
                                               --------                      --------

Note: Fair values for equity securities and fixed maturities approximate those quotations published by applicable stock exchanges or are received from other reliable sources. Fair values for real estate are not readily available. Approximately 98% of policy loans are comprised of variable interest rate loans whose carrying value approximate fair value.

                                   SCHEDULE VI

                           C.M. LIFE INSURANCE COMPANY
                                   REINSURANCE
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                ($ IN THOUSANDS)

                                                        Ceded
                                          Gross        To Other          Net
                                          Amount       Companies       Amount
                                          ------       ---------       ------
DECEMBER 31, 1995

     Life insurance in force           $19,132,954     $7,323,441    $11,809,513
                                       -----------     ----------    -----------
                                       -----------     ----------    -----------

     Premiums:  Life Insurance            $134,278        $50,732        $83,546
                                          --------        -------        -------
                                          --------        -------        -------
DECEMBER 31, 1994

     Life insurance in force           $15,800,300     $7,310,290     $8,490,010
                                       -----------     ----------     ----------
                                       -----------     ----------     ----------

     Premiums:  Life Insurance            $111,238        $54,032        $57,206
                                          --------        -------        -------
                                          --------        -------        -------

DECEMBER 31, 1993

     Life insurance in force           $14,521,452     $7,382,223     $7,139,229
                                       -----------     ----------     ----------
                                       -----------     ----------     ----------

     Premiums:  Life insurance            $108,097        $56,905        $51,192
                                          --------        -------        -------
                                          --------        -------        -------

                                   APPENDIX I
                          SURRENDER CHARGE CALCULATION

     A Surrender Charge is deducted from the Contract Balance upon partial or full Surrender of the Contract, unless certain conditions apply. (See "Surrender Charge," page _.)

          The PARTIAL SURRENDER CHARGE formula is calculated as follows:

            (PS - FREE) x 5%(95%) = PSC, but not less than zero.

          The FULL SURRENDER CHARGE formula is calculated as follows:

            (FS - FREE) x 5% = FSC.

          Where:

            (PS) is the Partial Surrender Amount.

            (FS) is the Full Surrender Amount.

            (FREE) is the Free Surrender Amount.

            (PSC) is the Partial Surrender Charge Amount.

            (FSC) is the Full Surrender Charge Amount.

EXAMPLE

Assume a Separate Account Balance of $50,000 at the beginning of the second Contract Year.

          1) If there is a Full Surrender at the beginning of the second Contract Year:

               Surrender Charge = ($50,000 - $5,000) x .05 = $2,250.00.

               Thus, the Surrender proceeds would be = $50,000 - $30 - $2,250.00 = $47,720.00

               NOTE: THE CONTRACT MAINTENANCE FEE ($30) APPLIES TO FULL SURRENDERS.

          2) If there is a Partial Surrender of $10,000 at the beginning of the second Contract Year:

               Surrender Charge = ($10,000 - $5000) x .05/.95 = $263.16.

               Thus, the Separate Account Balance would be reduced by $10,000 + $263.16 = $10,263.16.

                                   APPENDIX II
                   INTEREST RATE FACTOR ADJUSTMENT CALCULATION

     The amount of General Account Balance partially or fully Surrendered during the Accumulation Period, and the total General Account Balance on the Annuity Income Date (if and to the extent that the General Account Balance is applied to a Variable Annuity Option), will be subject to an Interest Rate Factor Adjustment. The Interest Rate Factor Adjustment is based on interest rates payable on U.S. Treasury securities. In general, if rates on U.S. Treasury securities are higher when you Surrender than when you made the applicable Purchase Payments, a negative Interest Rate Factor Adjustment will generally be applied to the amount Surrendered, and you could receive an amount lower than the amount of Purchase Payments made. If rates on U.S. Treasury securities are lower when you Surrender than when you made the applicable Purchase Payments, a positive Interest Rate Factor Adjustment will generally be applied to the amount Surrendered, and you could receive an amount higher than the amount of Purchase Payments made. No Interest Rate Factor Adjustment will be applied during the Window Period. In addition, no Interest Rate Factor Adjustment will be applied to the General Account Free Surrender Amount or to Contracts issued to Pennsylvania residents.

     The Interest Rate Factor Adjustment will reflect the relationship between
(i) the weighted average of U.S. Treasury Index Rates corresponding to Purchase Payments and Transfers into the General Account during the current Five-Year Period (as adjusted for partial Surrenders or Transfers out of the General Account), (ii) the U.S. Treasury Index Rate which would be applicable during the time remaining in the current Five-Year Period on the date of the Surrender, and (iii) the time remaining in the current Five-Year Period. In general, if the weighted average of U.S. Treasury Index Rates corresponding to Purchase Payments and Transfers during the current Five-Year Period is lower than the U.S. Treasury Index Rate which would be applicable during the time remaining in the current Five-Year Period, then the application of the Interest Rate Factor Adjustment will result in a lower payment upon Surrender.

     The PARTIAL SURRENDER Interest Rate Factor Adjustment Formula is:

          (1 - 1/IRF) x (GAPS - GAF + GAPSC) = IRFA.

     In the event of a Partial Surrender, there is no Interest Rate Factor Adjustment if the General Account Free Surrender Amount exceeds the General Account portion of such Partial Surrender.

     The FULL SURRENDER Interest Rate Factor Adjustment Formula is:

     (IRF - 1) x (GAFS - GAF) = IRFA.

     Where:

          (GAPS) is the General Account Partial Surrender Amount.

          (GAFS) is the General Account Full Surrender Amount.

          (GAF) is the General Account Free Surrender Amount.

          (GAPSC) is the General Account portion of the Partial Surrender Charge Amount determined as follows:

          GAPSC = (GAPS - GAF) x 5%/95%, but not less than zero.

          (IRF) is the Interest Rate Factor.

          (IRFA) is the Interest Rate Factor Adjustment.

          The Interest Rate Factor is determined by the following formula:

          (N
           -
          12)
    (1+Ta)
- --------------- =IRF
            (N
             -
            12)
  (1.003+Tb)

Where:

     (Ta) is the weighted average of the U.S. Treasury Index Rates which correspond to the Purchase Payments and/or Transfers allocated to the General Account during the current Five-Year Period. The U.S. Treasury Index Rate corresponding to each such allocation is determined by the number of full years and fractions thereof (but not less than one (1) year) remaining from the date of the allocation until the end of the current Five-Year Period. For purposes of determining the average of these rates, each U.S. Treasury Index Rate is weighted by the amount of the corresponding allocation (as adjusted to reflect any partial Surrenders and/or transfers from the General Account subsequent to such allocation). The General Account Balance at the beginning of any Five-Year Period will be treated as a new allocation for purposes of this calculation.

               Each allocation made prior to a Partial Surrender and/or transfer from the General Account (other than the current Surrender) shall be adjusted by multiplying such allocation by the following fraction:

           1 - PS/GAB

     Where:

               (PS) is the amount of the Partial Surrender and/or transfer from the General Account made subsequent to the allocation,

               (GAB) is the beginning General Account Balance on the date of such Partial Surrender and/or transfer from the General Account,

                      A separate adjustment shall be calculated for each prior Partial Surrender and/or transfer from the General Account.

               (Tb) is the U.S. Treasury Index Rate with a maturity equal to the number of full years and fractions thereof (but not less than one (1) year) remaining in the current Five-Year Period on the date of the Partial or Full Surrender,

               (N) is the number of whole months remaining in the current
                   Five-Year Period as of the date of the Partial or Full Surrender (rounded down),

               1.003 builds into the formula a factor representing direct and indirect costs to C.M. Life associated with liquidating General Account assets in order to satisfy Surrender requests or to begin making Annuity Income payments (to the extent the General Account Balance is applied to purchase a Variable Annuity). This adjustment of .30% has been added to the denominator of the formula because it is anticipated that a substantial portion (more than half) of applicable General Account portfolio assets will be in relatively illiquid private placement securities. Thus, in addition to direct transaction costs, if such securities must be sold (e.g., because of Surrenders), the market price may be lower because they are not registered securities. Accordingly, even if interest rates decline, there will not be a positive adjustment until this factor is overcome, and then any adjustment will be lower than otherwise, to compensate for this factor. Similarly, if interest rates rise, any negative adjustment will be greater than otherwise, to compensate for this factor. If interest rates stay the same, this factor will result in a small but negative Interest Rate Factor Adjustment.

               (IRF)  is the Interest Rate Factor.


     EXAMPLES. The following examples illustrate the calculation of the Interest Rate Factor and the Interest Rate Factor Adjustment.

     In the following examples, the Interest Rate Factor Adjustment formula is applied so as to produce only positive numbers, which are then added to, or subtracted from, the Surrender proceeds (for Full General Account Balance Surrenders) or the remaining General Account Balance (for Partial General Account Balance Surrenders). For example, if the Interest Rate Factor is .7, then the Interest Rate Factor Adjustment calculation illustrated below will show 1-.7, rather than .7-1, to result in a positive number.

For examples 1 and 2, assume no change in interest rates.

     1) Assume a $50,000 General Account Balance at the beginning of the second Five-Year Period, and a Full Surrender at that time.

          Also, assume the U.S. Treasury Index Rate at that time is 7%.

                 (5)
            (1.07)
  THEN:IRF= ------- =.9861
            (1.073)


                              Interest Rate Factor Adjustment [deducted from proceeds] = (1 - .9861) x ($50,000 - $5,000)
                              = $625.50.

     2) Assume a $50,000 General Account Balance at the beginning of the tenth Contract Year with a Full Surrender at that time.
          Also, assume the U.S. Treasury Index Rate remains at 7% for all maturities:

            1.07
  THEN:IRF= ----- =.9972
            1.073


          Interest Rate Factor Adjustment [deducted from proceeds] = (1-.9972) x ($50,000 - $5,000) = $126.00.

For examples 3 and 4, assume a General Account Balance of $50,000 at the beginning of the seventh Contract Year.

     3)   Assume a Full Surrender at the beginning of the seventh Contract Year:

          a) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 5.40%. (This is a decrease in rates of 1.60%). Then the IRF = 1.05.
               Interest Rate Factor Adjustment = (1.05 - 1) x ($50,000 - $5,000) = $2,250.
               Thus, the actual amount of Surrender proceeds paid = $50,000 + $2,250 - $30 = $52,220.

          b) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 8.08%. (This is an INCREASE in rates of 1.08%). Then the IRF = .95.
               Interest Rate Factor Adjustment = (1 - .95) x ($50,000 - $5,000) = $2,250.
               Thus, the actual amount of Surrender proceeds paid = $50,000 - $2,250 - $30 = $47,720.
               NOTE: THE CONTRACT MAINTENANCE FEE ($30) APPLIES TO FULL SURRENDERS.

     4) Assume a partial Surrender of $10,000 at the beginning of the seventh Contract Year:

          a) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 5.40%. (This is a decrease in rates of 1.60%). Then the IRF = 1.05.

                                           (      1  )
                                           (1- ------)x($10,000-$5,000)=$238.10.
                                           (    .1.05)
               Interest Rate Factor Adjustment =

               Thus, the General Account Balance would be reduced by $10,000 - $238.10 = $9,761.90.

          b) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 8.08%. (This is an INCREASE in rates of 1.08%). Then the IRF = .95.

                                  ( 1    )
                                  (--- -1)x($10,000-$5,000)=$263.16.
                                  (.95   )
Interest Rate Factor Adjustment =

Thus, the General Account Balance would be reduced by $10,000-
$236.16=$10,263.16.

                                  APPENDIX III
                                    EXAMPLES

     The following examples illustrate the impact of the Interest Rate Factor Adjustment together with the Surrender Charge (See Appendix I.) on Surrender proceeds. For examples 1 and 2, assume a General Account Balance of $50,000 at the beginning of the second Contract Year.

     1)   Assume a Full Surrender at the beginning of the second Contract Year.

          a) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 4.18%. (This is a DECREASE in rates of 2.82%). Then the IRF = 1.10.
               Surrender Charge = ( $50,000 - $5,000 ) x .05 = $2,250.00.
               Interest Rate Factor Adjustment = ( 1.10 - 1 ) x ( $50,000 - $5,000 ) = $4,500.00.
               Thus, the actual amount of Surrender proceeds paid = $50,000 - $2,250 + $4,500 - $30 = $52,220.00.

          b) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 9.56%. (This is an INCREASE in rates of 2.56%). Then the IRF = .9.
               Surrender Charge = ( $50,000 - $5,000 ) x .05 = $2,250.00.
               Interest Rate Factor Adjustment = ( 1 - .9 ) x ( $50,000 - $5,000) = $4,500.00. Thus, the actual amount of Surrender proceeds paid = $50,000 - $2,250 - $4,500 - $30 = $43,220.00.
               NOTE: THE CONTRACT MAINTENANCE FEE ($30) APPLIES TO FULL SURRENDERS.

     2) Assume a partial Surrender of $10,000 at the beginning of the second Contract Year.
          a) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 4.18%. (This is a DECREASE in rates of 2.82%.) Then the IRF = 1.10.
               Surrender Charge = ( $10,000 - $5,000 ) x .05/.95 = $263.16.

               Interest Rate Factor Adjustment =

                                                   (      1  )
                                                   (1- ------)x($10,000-$5,000+$263.16)=$478.47
                                                   (     1.10)

               Thus, the General Account Balance will be reduced by $10,000 + $263.16 - $478.47 = $9,784.69.

          b) Assume that the beginning U.S. Treasury Index Rate was 7%, and the current U.S. Treasury Index Rate is 9.56%. (This is an increase in rates of 2.56%.) Then the IRF = .9.
               Surrender Charge = ( $10,000 - $5,000 ) x .05/.95 = $263.16.

               Interest Rate Factor Adjustment = ( 1 - 1.9 ) x ( $10,000 - $5,000 + $263.16 ) = $584.80.

          Thus, the General Account Balance will be reduced by $10,000 + $263.16 + $584.80 = $10,847.96.

                                   APPENDIX IV
                    INDIVIDUAL RETIREMENT ANNUITY DISCLOSURE

     This statement is designed to assist you in understanding the requirements of federal tax law which apply to your Individual Retirement Annuity ("IRA"), Spousal IRA or your Simplified Employee Pension IRA ("SEP-IRA") for employer contributions. If you should desire further information regarding your IRA, it may be obtained either from your G. R. Phelps & Co., Inc. ("G.R. Phelps") representative, from any district office of the Internal Revenue Service, or from a competent tax adviser. The growth in the value of the annuity is neither guaranteed nor projected.

SEVEN-DAY REVIEW PERIOD

     You have seven (7) days after you sign your application to review this statement and the Prospectus without obligation. If you notify G. R. Phelps or your representative, either orally or in writing, within this seven-day period that you do not wish to keep your Contract, your entire Purchase Payment will be refunded to you.

Registered Representative:

Address:       c/o G. R. Phelps & Co., Inc.
               140 Garden Street
               Hartford, Connecticut 06154

               Telephone: 1 (800) 234-5606

ELIGIBILITY REQUIREMENTS

     All persons with earned compensation are eligible for IRAs. Additionally, if you have a spouse who has earned no compensation (and you file a joint tax return), you may establish an IRA on behalf of your spouse. Of course, if you have a working spouse who has earned compensation, that spouse may establish his or her own IRA. Lastly, a divorced or legally separated spouse may treat taxable alimony or separate maintenance payments as compensation for purposes of establishing an IRA.

THE ANNUITY AS AN IRA

When this Annuity is issued as an IRA, the Contract is amended to provide that the Contract is both nontransferable and nonforfeitable.

CONTRIBUTIONS AND DEDUCTIONS

     As a result of significant changes made by the Tax Reform Act of 1986, contributions to your IRA are limited at two levels. First, there are limits on the amount of contributions which may be deducted for income tax purposes. Second, there is a limit with respect to the amount of nondeductible contributions which can be made.


     If neither you nor your spouse (if you file a joint return) is an active participant in an employer-maintained retirement plan, then you are eligible to make deductible contributions to an IRA equal to the lesser of 100% of compensation or $2,000 ($2,250 in the case of a Spousal IRA). (See page 75.)

     However, if you or your spouse (if you file a joint return) is an active participant in an employer-maintained retirement plan, your deduction limit for contributions to an IRA is reduced. Specifically, individuals with adjusted gross income over $35,000, married taxpayers filing jointly with adjusted gross income over $50,000, and a married taxpayer filing separately with adjusted gross income over $10,000, are no longer allowed any IRA deductions if they participate in an employer-maintained retirement plan. In the case of a married couple filing jointly, the restrictions apply where either spouse so participates. For single individuals with adjusted gross income between $25,000 and $35,000, married taxpayers filing jointly with adjusted gross income between $40,000 and $50,000, and a married taxpayer filing separately with adjusted gross income between $0 and $10,000, the IRA deduction will be phased out ratably as income rises above the threshold limits.

     Nevertheless, you may still make designated nondeductible IRA contributions to the extent of the excess of (1) the lesser of $2,000 ($2,250 in the case of a Spousal IRA), or 100% of compensation annually, over (2) the applicable IRA deduction limit. You may also choose to make a contribution nondeductible even if you could have deducted part or all of the contribution. Interest or other earnings on your IRA contribution, whether from deductible or nondeductible contributions, will not be taxed until distributed to you.

     For purposes of the above discussion, you are an "active participant" in an employer-maintained retirement plan, if you are covered by such plan, even if you are not yet vested in your retirement benefit. However, an individual who is a participant in only an eligible state deferred compensation plan, as defined in Internal Revenue Code section 457(b), is not considered to be an "active participant."

     In order to qualify for a particular tax year, IRA contributions must be made during such tax year, or by the deadline for filing your income tax return for that year (not including extensions). For calendar year taxpayers the deadline is generally April 15.

     If you make contributions in excess of the combined deductible and nondeductible limits, you may be liable for a nondeductible excise tax of 6% of the amount of the excess. You may withdraw an excess contribution together with the net income attributable to the excess, on or before the due date (including extensions of time) for filing your federal income tax return, and the excess amount will be treated as if you never contributed it, regardless of the size of the contribution. The accompanying distribution of the net income, however, is includable in income for the year in which the excess contribution is made. Excess amounts which are not withdrawn by this method are subject to the 6% excise tax in the year of contribution, and are carried over and taxed each year until the year the excess is reduced.

     No contribution may be made by you to your IRA during or after the tax year in which you attain age 70 1/2.

SPOUSAL IRAS

     If your spouse has no compensation for the year and you file a joint return, you may set up and make contributions to an IRA for your spouse, as well as for yourself. Subject to the active participant rules discussed above, the maximum amount that you can deduct for contributions to both IRAs is the lesser of $2,250, or 100% of compensation. You may not contribute, however, more than $2,000 to either IRA for any year.

SEP-IRAS

     Under a SEP-IRA agreement, your employer may contribute 15% of your compensation, up to $30,000 each year to your IRA. The contribution and interest earned is excludable from your income until such time as it is distributed to you.

     You must withdraw any excess contribution made to your SEP-IRA by your employer before the date for filing your return. If you do not, you are liable for the 6% excise tax discussed.above. SEP-IRAs are also generally subject to the other requirements applicable to IRAs.

ROLLOVER CONTRIBUTIONS AND TRANSFERS

     You are permitted to withdraw any portion of the value of your IRA and reinvest it in another IRA account, but not more frequently than once in any twelve-month period. Such withdrawals may also be made from other IRAs and contributed to this contract. The amount of the withdrawal reinvested in another IRA within sixty (60) days after the date it is received is called a "rollover contribution" and is not subject to tax. Of course, you will not be allowed a tax deduction for the amount of any rollover contribution. You may not roll over IRA distributions required because you have reached age 70 1/2, or an IRA you inherited as a beneficiary (unless you are the surviving spouse).

     A similar type of rollover contribution can be made with the proceeds of an eligible rollover distribution or a lump-sum distribution from a qualified retirement plan. Such a distribution must also be invested in the IRA within sixty (60) days of receipt. A lump sum distribution is one made from a Qualified Plan (1) because of your death; (2) because you reached age

59 1/2; (3) because you left your job (unless you are self-employed); or
(4) because you become permanently disabled (but only if you are self-employed). To be considered a lump sum, the distribution must also be made entirely in a single tax year, and must represent the entire value of your account in the retirement plan (and in all plans of a similar type sponsored by the same employer). Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it.

     Eligible rollover distributions are generally all taxable distributions from Qualified Plans and Section 403(b) annuities except for: (1) amounts paid over your life or life expectancy; or (2) installments for periods spanning ten
(10) years or more; and (3) required minimum distributions.

     Also, if you receive a distribution upon a plan termination, you may make a rollover contribution to an IRA.

     In addition to rollover contributions, you may have the assets of one IRA directly transferred (without any distribution to you) to another IRA. Direct IRA to IRA transfers are not subject to the one-year waiting period applicable to IRA rollover contributions.

WITHDRAWALS

     In general, IRA withdrawals are taxable in full. If you have made both deductible and nondeductible IRA contributions, the part of the withdrawal that is from nondeductible contributions (not including interest) is excludable from income. The amount excludable from income for the tax year is the portion of the amount withdrawn that has the same ratio to the amount withdrawn as your total nondeductible IRA contributions (of all your IRAs) have to the total balance of all your IRAs, including rollover IRAs. The remaining portion of the amount withdrawn for the tax year is includible in income. For purposes of this calculation, all your IRAs are treated as one (1) contract, and all withdrawals you make during a tax year are treated as one (1) distribution, and the value of the contract (after adding back distributions made during the year), income on the contract and investment in the contract are computed at the end of the year.

     The special tax rules for lump sum distributions from pension plans do not apply to IRAs.


PREMATURE DISTRIBUTIONS

     Premature distributions are amounts you withdraw from your IRA before you are age 59 1/2. Premature distributions which are not rolled over are subject to a penalty tax equal to 10% of the amount of the distribution includible in gross income in the tax year, unless you are totally disabled, or receive the distributions in substantially equal payments (at least annually) for your life or life expectancy, or the joint lives or life expectancies of you and your beneficiary, or unless the distributions are made to your beneficiary upon your death.

     The penalty tax is also applicable to income taxable distributions deemed to have been made upon disqualification of your IRA as a result of a prohibited transaction (including, in general, the sale or assignment of your interest in your IRA to anyone), or as a result of borrowing on your IRA, or using your IRA as security for a loan.

INADEQUATE DISTRIBUTION OR UNDERDISTRIBUTION---50% TAX

     Your IRA is intended to provide retirement benefits over your lifetime. Thus, federal law requires that you either (1) receive a lump sum distribution from your IRA not later than April 1st of the year after the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life or life expectancy or over the life or life expectancies of you and your beneficiary. If the payments are not sufficient to meet these annual requirements, an excise tax of 50% will be imposed on the amount of any underpayment.

EXCESS DISTRIBUTIONS---15% TAX

     Certain persons, particularly those who participate in more than one (1) tax-qualified retirement plan, may be subject to an excise tax of 15% on certain excess aggregate distributions from those plans. In general, excess distributions are taxable distributions from all tax-qualified plans in excess of a specified annual limit for payments made in the form of an annuity (generally, $150,000 for 1993, indexed for inflation), or five (5) times the annual limit for lump sum distributions.

DEATH BENEFITS

     If you should die before receiving any benefits from your IRA, your beneficiary must elect to either (1) receive the balance of your account in a lump sum within five (5) years of your death, or (2) have the balance applied to purchase an immediate annuity payable over the life or life expectancy of the beneficiary. Such annuity must commence within one (1) year of your death. If your spouse is your beneficiary, however, distributions are not required to be distributed until the date you would have attained age 70 1/2, and if your spouse dies before any distribution to him or her commences, your spouse is treated as the owner of your IRA for purposes of any required distributions.

     If you should die after benefits have commenced to you, the remaining portion of your account must be distributed to your beneficiary as rapidly as under the method of distribution in effect on the date of your death.

     If you engage in certain prohibited transactions with your IRA, the IRA will lose its exemption from taxation. Depending on the type of prohibited transaction, you must include in income all or a portion of the fair market value of the IRA account. Examples of prohibited transactions are: (1) any borrowing from the account; (2) use of the account as security for a loan; (3) receipt by you or certain family members of unreasonable compensation for managing the IRA.

PROTOTYPE STATUS

     C.M. Life anticipates requesting an opinion letter from the Internal Revenue Service stating that your prototype IRA qualifies as a prototype IRA. An opinion letter would only be a determination as to the form of the IRA, and would not represent a determination as to its merits.

REPORTING TO THE IRS

     If you make a designated nondeductible contribution to an IRA for a taxable year, or receive a distribution from an IRA during a taxable year, you are required to provide such information as the IRS may prescribe on your tax return for the taxable year and, to the extent required, for succeeding taxable years. The information that may be required includes, but is not limited to: (1) the amount of designated nondeductible contributions for the taxable year; (2) the total amount of designated nondeductible contributions for all preceding taxable years that have not previously been withdrawn; (3) the total balance of all your IRAs as of the close of the calendar year with or within which the taxable year ends; and (4) the amount of distributions from your IRAs during the taxable year. If the required information is not shown on your return, all IRA contributions are presumed to have been deductible. Therefore, they will be taxable upon withdrawal from the IRA, unless it can be shown, with satisfactory evidence, that the contributions were nondeductible when they were made.

     Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions, 50% for underpayments, or 15% for excess distributions), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your income tax return (Form 1040) for the tax year in which the penalty applies.

FINANCIAL DISCLOSURE

     The charges which may be made against a contribution to your IRA include the Mortality and Expense Risk Charge, and other fees for the Investment Accounts set forth in the Prospectus. The charges which may be made against a withdrawal are also described in the Prospectus, and you should read the Prospectus carefully and retain it for your future reference. Growth in the value of your IRA is neither projected nor guaranteed. Capital gains in excess of net realized short-term capital losses of a Portfolio are declared and paid annually in additional full and fractional shares.

               PART II.  INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Not applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

CONNECTICUT LAW. Except where an applicable insurance policy is procured, Connecticut General Statutes ("C.G.S.") Section 33-320a is the sole source of indemnification rights for directors and officers of Connecticut corporations and for persons who may be deemed to be controlling persons by reason of their status as a shareholder, director, officer, employee or agent of a Connecticut corporation. Under C.G.S. Section 33-320a, a corporation shall indemnify any director or officer who was or is a party, or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as "proceeding") by virtue of the fact that he or the person whose legal representative he is: (i) is or was a director or officer of the corporation;
(ii) while a director or an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (hereinafter referred to as "enterprise"), other than an employee benefit plan or trust; or (iii) while a director or an officer of the corporation, is or was a director or officer serving at the request of the corporation as a fiduciary or an employee benefit plan or trust maintained for the benefit of employees of the corporation or any other enterprise, against "covered expenditures" if (and only if) his conduct met the applicable statutory eligibility standard. The types of expenditures which are covered and the statutory eligibility standard vary according to the type of proceeding to which the director or officer is or was a party or was threatened to be made a party.

According to C.G.S. Section 33-320a, in non-derivative proceedings other than ones brought in connection with an alleged claim based upon the purchase or sale by a director or officer of securities of the corporation or of another enterprise, which the director or officer serves or served at the request of the corporation, the corporation shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually incurred by him in connection with the proceeding, or any appeal therein, IF AND ONLY IF he acted (i) in good faith and
(ii) in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of any employee benefit plan or trust, in a manner he reasonably believed to be in the best interests of the corporation or in the best interest of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust. However, where the proceeding brought is criminal in nature, C.G.S. Section 33-320a requires that the director or officer must satisfy the additional condition that he had no reasonable cause to believe that his conduct was unlawful in order to be indemnified. A director or officer also will be entitled to indemnification as described above if (i) he is successful on the merits in the defense of any non-derivative proceeding brought against him or (ii) a court shall have determined that in view of all the circumstances he is fairly and reasonably entitled to be indemnified. The decision about whether the director or officer qualifies for indemnification under C.G.S. Section 33-320a may be made (i) in writing by a majority of those members of the board of directors who were not parties to the proceeding in question, (ii) in writing by independent legal counsel selected by a consent in writing signed by a majority of those directors who were not parties to the proceeding, or (iii) by the shareholders of the corporation at a special or annual meeting by an affirmative vote of at least a majority of the voting power of shares not owned by parties to the proceeding.
A director or officer also may apply to a court of competent jurisdiction for indemnification even though he previously applied to the board, independent legal counsel or the shareholders and his application for indemnification was rejected.

For purposes of C.G.S. Section 33-320a, the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the director or officer did not act in good faith or in a manner which that director or officer did not believe reasonably to be in the best interests of the corporation or of the participants and beneficiaries of an employee benefit plan or trust and consistent with the provisions of such plan or trust. Likewise, the termination of a criminal act or proceeding shall not create, of itself, a presumption that the director or officer had reasonable cause to believe that his conduct was unlawful.

In non-derivative proceedings based on the purchase or sale of securities of the corporation or of another enterprise, which the director or officer serves or served at the request of the corporation, C.G.S Section 33-320a provides that the corporation shall indemnify the director or officer only after a court shall have determined upon application that, in view of all the circumstances, the director or officer is fairly and reasonably entitled to be indemnified. Furthermore, the expenditures for which the director or officer shall be indemnified shall be only such amount as the court determines to be appropriate.

Pursuant to C.G.S. Section 33-320a, where a director or officer was or is a party or was threatened to be made a party to a derivative proceeding, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the proceeding or any appeal therein, in relation to matters as to which he is finally adjudged not to have breached his duty to the corporation. The corporation also shall indemnify a director or officer where the court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified; however, in such a situation, the individual shall be indemnified only for such amount as the court determines to be appropriate. Furthermore, the statute provides that the corporation shall not indemnify a director or officer for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a threatened or pending action, with or without court approval, or for expenses incurred in defending a threatened action or a pending action which is settled or otherwise disposed of without court approval.

C.G.S. Section 33-320a also provides that expenses incurred in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon authorization of the board of directors, provided said expenses are indemnifiable under the statute and the director or officer agrees to repay such amount if he is later found not entitled to indemnification by the corporation.

Lastly, C.G.S. Section 33-320a is intended to be an exclusive statute. A corporation established under Connecticut statute cannot indemnify a director or officer (other than a director or officer who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise), to an extent either greater or less than that authorized by the statute, and any provision in the certificate of incorporation, the by-laws, a shareholder or director resolution, or agreement or otherwise that is inconsistent with the statute is invalid. C.M. Life Insurance Company was not established under Connecticut statute but was instead created by special act of the Connecticut General Assembly. Currently, its charter does not have provisions dealing with indemnification of its directors or officers, therefore the provisions of C.G.S. Section 33-320a currently apply to such indemnification. However, in the event C.M. Life Insurance Company's charter is amended by the Connecticut General Assembly in such a manner which is inconsistent with the statute, the charter would take precedence over C.G.S.
Section 33-320a. Notwithstanding the above, C.G.S. Section 33-320a specifically authorizes a corporation to procure insurance providing greater indemnification rights than those set out in the statute the premium cost of which may be shared with the director or officer on such basis as may be agreed upon. The directors and officers may be covered by an errors and omissions insurance policy or other insurance policy.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  RECENT SALES OF UNREGISTERED SECURITIES

          Not applicable.

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

          (a)  Exhibits

          (1) (a) Principal Underwriting Agreement by and between C.M. Life Insurance Company and G.R. Phelps & Company, Inc.**

               (b) Underwriting and Servicing Agreement between MML Investors Services, Inc. and C.M. Life Insurance Company.***

          (3)  (a)  Charter of C.M. Life Insurance Company*

               (b)  By Laws of C.M. Life Insurance Company*

          (4)  (a)  Form of Individual Contract for the Panorama Plus Annuity.**

                    (i) Form of IRA Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (ii) Form of Terminal Illness Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (iii) Form of Tax-Sheltered Annuity Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (iv) Form of Qualified Plan Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (v) Form of Unisex Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (vi) Form of Systematic Withdrawal Endorsement for the Panorama Plus Annuity Individual Contract.**
                    (vii) Form of Dollar Cost Averaging Endorsement for the Panorama Plus Annuity Individual Contract.**

               (b)  Form of Group Contract for the Panorama Plus Annuity.**

                    (i) Form of IRA Endorsement for the Panorama Plus Annuity Group Contract.**
                    (ii)      Form of Terminal Illness Endorsement for the
                              Panorama Plus Annuity Group Contract.**
                    (iii)     Form of Tax-Sheltered Annuity Endorsement for the
                              Panorama Plus Annuity Group Contract.**
                    (iv) Form of Qualified Plan Endorsement for the Panorama Plus Annuity Group Contract.**
                    (v) Form of Unisex Endorsement for the Panorama Plus Annuity Group Contract.**
                    (vi)      Form of Systematic Withdrawal Endorsement for the
                              Panorama Plus Annuity Group Contract.**
                    (vii)     Form of Dollar Cost Averaging Endorsement for the
                              Panorama Plus Annuity Group Contract.**

               (c)  Form of Individual Certificate for the Panorama Plus
                    Annuity.**

                    (i)       Form of IRA Endorsement for the Panorama Plus
                              Annuity Individual Certificate.**
                    (ii)      Form of Terminal Illness Endorsement for the
                              Panorama Plus Annuity Individual Certificate.**
                    (iii) Form of Tax-Sheltered Annuity Endorsement for the Panorama Plus Annuity Individual Certificate.**
                    (iv) Form of Qualified Plan Endorsement for the Panorama Plus Annuity Individual Certificate.**
                    (v) Form of Unisex Endorsement for the Panorama Plus Annuity Individual Certificate.**
                    (vi) Form of Systematic Withdrawal Endorsement for the Panorama Plus Annuity Individual Certificate.**
                    (vii) Form of Dollar Cost Averaging Endorsement for the Panorama Plus Annuity Individual Certificate.**

               (d) Form of Application for the Panorama Plus Annuity Individual Contract.**

               (e) Form of Application Supplement for Panorama Plus Tax Sheltered Annuity.**

               (f) Form of Application for the Panorama Plus Annuity Group Contract.**

               (g)  Form of Application for Panorama Plus Annuity Group Contract
                    (NC).**

               (h) Form of Application for the Panorama Plus Annuity Individual Certificate.**

               (i) Form of Certificate Application Supplement for Panorama Plus Tax Sheltered Annuity.**

          (5)       Opinion Regarding Legality***

          (10) (a) Agreement to Purchase Shares by and between C.M. Life Insurance Company and Connecticut Mutual Financial Services Series Fund I, Inc.**

               (b) Participation Agreement among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and C.M. Life Insurance Company***

          (21) Subsidiaries of Registrant**

          (23) (a)  Consent of Independent Auditors***

               (b)  Consent of Counsel***

          (24) (a)  Powers of Attorney***

               (b)  Certified Board of Directors Resolution***

          (b)  Financial Data Schedule***

* Incorporated by reference to the initial registration statement on Form N-4 for the Panorama Plus Separate Account (File No. 33-45122) as filed with the Securities and Exchange Commission on January 16, 1992.

** Incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for the Panorama Plus Separate Account (File No. 33-45122) as filed with the Securities and Exchange Commission on April 13, 1992.

***  Filed herewith.

Item 17.  UNDERTAKINGS



The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this initial registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 8th day of April, 1996.

                         C. M. LIFE INSURANCE COMPANY

                         *BY */s/ Ann F. Lomeli
                             ---------------------

                         David E. Sams, Jr.
                         Director and President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                              Date
- ----------                    -----                              ----


*/s/ Ann F. Lomeli            Director and President             April 8,1996
- ---------------------         (Principal Executive Officer)
David E. Sams, Jr.


*/s/ Ann F. Lomeli
- ---------------------
J. Brinke Marcuccilli         Chief Financial Officer            April 8, 1996


*/s/ Ann F. Lomeli            Controller                         April 8, 1996
- ---------------------         (Principal Accounting
Emelia M. Bruno               Officer)

*/s/ Ann F. Lomeli            *Attorney in fact pursuant         April 8, 1996
- ---------------------         to the Powers of Attorney
Ann F. Lomeli                 filed herewith.

FORM S-1 INDEX TO EXHIBITS

EXHIBIT

(1)(b) Underwriting and Servicing Agreement between MML Investors Services, Inc. and C.M. Life Insurance Company

(5)      Opinion Regarding Legality

(10)(b) Participation Agreement among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and C.M. Life Insurance Company

(23(a)   Consent of Independent Auditors

(23)(b)  Consent of Counsel

(24)(a)  Powers of Attorney

(24)(b)  Certified Board of Directors Resolution

(27)     Financial Data Schedule